THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO. RESTRUCTURING SUPPORT AGREEMENT This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 16.02, this “Agreement”) is made and entered into as of May 3, 2024 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (v) of this preamble, collectively, the “Parties”):1 i. Appgate, Inc., a company incorporated under the Laws of Delaware (“Appgate”), and each of its Affiliates listed on Exhibit A to this Agreement that have executed and delivered counterpart signature pages to this Agreement to counsel to the Consenting Stakeholders (the Entities in this clause (i), collectively, the “Company Parties”); ii. the undersigned Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 1L Convertible Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (ii), collectively, the “Consenting 1L Convertible Noteholders”); iii. the undersigned Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 2L Convertible Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (iii), collectively, the “Consenting 2L Convertible Noteholders”); iv. the undersigned Holder of 3L RCF Claims that has executed and delivered a counterpart signature page to this Agreement to counsel to the Company Parties (the Entity in this clause (iv), the “Consenting 3L RCF Lender,” and together with the other Entities in clause (ii) through clause (iv), the “Consenting Lenders”); and 1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

2 v. certain undersigned Holders of outstanding Equity Interests (collectively, the “Consenting Equityholders,” and together with the Consenting Lenders, the “Consenting Stakeholders”). RECITALS WHEREAS, the Company Parties and the Consenting Stakeholders have in good faith and at arms’ length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and as specified in the term sheet attached as Exhibit B hereto (the “Restructuring Term Sheet” and, such transactions as described in this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”); WHEREAS, the Company Parties intend to implement the Restructuring Transactions, including through the commencement by the Debtors of voluntary prepackaged cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the cases commenced, the “Chapter 11 Cases”); and WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement, the attached Definitive Documents, and the Restructuring Term Sheet; NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows: AGREEMENT Section 1. Definitions and Interpretation. 1.01. Definitions. The following terms shall have the following definitions: “1L Convertible Noteholders” means the Holders from time to time party to the 1L Convertible NIA. “1L Convertible Notes” means the convertible notes issued and outstanding pursuant to the 1L Convertible NIA. “1L Convertible Notes Agent” means U.S. Bank Trust Company, National Association, or any assign or successor thereto in its capacity as collateral agent under the 1L Convertible NIA. “1L Convertible Notes Claims” means any Claim arising on account of the 1L Convertible Notes. “1L Convertible NIA” means that certain amended and restated convertible notes issuance agreement, dated as of June 9, 2023, by and among Appgate Cybersecurity, Inc., as issuer, Appgate, Inc., as parent, the guarantors party thereto, Magnetar Financial LLC, as representative

3 of the Holders, and U.S. Bank Trust Company, National Association, as collateral agent, as amended, restated, modified, or supplemented from time to time. “1L Convertible Notes PIK Interest” means the 8.5% interest earned on each 1L Convertible Note which is paid in kind by adding such amounts to the aggregate outstanding balance of such 1L Convertible Notes. “2L Convertible Noteholders” means the Holders from time to time party to the 2L Convertible NIA. “2L Convertible Notes” means the loans outstanding under the 2L Convertible NIA. “2L Convertible Notes Agent” means Appgate Funding, LLC or any assign or successor thereto in its capacity as collateral agent under the 2L Convertible NIA. “2L Convertible Notes Claims” means any Claim arising on account of the 2L Convertible Notes. “2L Convertible NIA” means that certain convertible notes issuance agreement dated as of July 20, 2023, by and among Appgate Cybersecurity, Inc., as borrower, Appgate, Inc., as parent, the guarantors party thereto, and Appgate Funding, LLC as representative of the Holders and as collateral agent, as amended, modified, or supplemented from time to time. “3L RCF Claims” means Claims arising on account of the 3L RCF Loans. “3L RCF Credit Agreement” means that certain amended and restated credit agreement dated as of June 9, 2023, by and among Appgate Cybersecurity, Inc., as borrower, Appgate, Inc., as parent, the guarantors party thereto, and SIS Holdings, L.P., as lender, as amended, modified, or supplemented from time to time. “3L RCF Lender” means the lender from time to time party to the 3L RCF Credit Agreement. “3L RCF Loans” means the loans outstanding under the 3L RCF Credit Agreement. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code. “Agent” means any administrative agent, escrow agent, collateral agent, or similar Entity under the 1L Convertible Notes, the 2L Convertible Notes, the 3L RCF Loans, and/or the DIP Facility, including any successors thereto. “Agents/Trustees” means, collectively, each of the Agents and Trustees. “Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 16.02 (including the Restructuring Term Sheet).

4 “Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement. “Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party. “Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions. “Appgate” has the meaning set forth in the preamble of this Agreement. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time. “Bankruptcy Court” means the United States Bankruptcy Court in which the Chapter 11 Cases are commenced or another United States Bankruptcy Court with jurisdiction over the Chapter 11 Cases. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time. “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code. “Causes of Action” means, collectively, any and all Claims, Equity Interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, avoidance actions, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Equity Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

5 “Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement. “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code. “Company Claims/Equity Interests” means any Claim against, or Equity Interest in, a Company Party, including, without limitation, the 1L Convertible Notes Claims, the 2L Convertible Notes Claims, and the 3L RCF Claims. “Company Parties” has the meaning set forth in the preamble to this Agreement. “Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions. “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. “Consenting 1L Convertible Noteholders” has the meaning set forth in the preamble to this Agreement. “Consenting 2L Convertible Noteholders” has the meaning set forth in the preamble to this Agreement. “Consenting 3L RCF Lender” has the meaning set forth in the preamble to this Agreement. “Consenting Equityholders” has the meaning set forth in the preamble to this Agreement. “Consenting Lenders” has the meaning set forth in the preamble to this Agreement. “Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement. “Corporate Governance Documents” means, collectively and as applicable, the organizational and governance documents for New Appgate Holdings, the Company Parties, and their respective direct and indirect subsidiaries, giving effect to the Restructuring Transactions, including, but not limited to, the New Limited Liability Company Agreement and any other charters, bylaws, certificates of incorporation, certificates of formation, limited liability company agreements, operating agreements, or other organizational documents or shareholders’ agreements, each consistent with the terms and conditions as set forth in the Restructuring Term Sheet. “Debtors” means the Company Parties that commence Chapter 11 Cases. “Definitive Documents” means, collectively, each of the documents listed in Section Section 3 of this Agreement.

6 “DIP Agent” means the administrative agent and collateral agent under the DIP Credit Agreement and its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Facility. “DIP Claims” means any Claim arising on account of the DIP Facility. “DIP Credit Agreement” means the debtor-in-possession financing credit agreement by and among certain Company Parties, the DIP Agent, and the DIP Lenders setting forth the terms and conditions of the DIP Facility, attached hereto as Exhibit C. “DIP Facility” means the $18 million senior secured superpriority debtor-in-possession financing facility to be provided to the Debtors on the terms and conditions set forth in the DIP Credit Agreement attached hereto as Exhibit C, the DIP Orders, and on other terms and conditions to be agreed upon by the Debtors and the DIP Lenders consistent with the DIP Credit Agreement. “DIP Lenders” means the lenders party to the DIP Credit Agreement. “DIP Loans” means all loans to be provided by the DIP Lenders under the DIP Facility. “DIP Orders” means any order entered in the Chapter 11 Cases approving the DIP Facility (whether interim or final) consistent with the DIP Credit Agreement. “Disclosure Statement” means that certain disclosure statement disclosing the terms and conditions of the Plan, as may be amended, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement and in accordance with, among other things, applicable securities Law, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable Law. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code. “Equity Interest” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party (regardless of whether such interests are held directly or indirectly), and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement and regardless of whether such interests are held directly or indirectly). “Execution Date” has the meaning set forth in the preamble to this Agreement. “First Day Pleadings” means the first-day pleadings that the Debtors determine are necessary or desirable to file, which shall be in form and substance reasonably acceptable to the Required Consenting 1L Convertible Noteholders, the Required Consenting 2L Convertible Noteholders, and the Debtors. “General Unsecured Claim” means any unsecured Claim against any of the Debtors.

7 “Holder” means an Entity that is the record owner of a Claim or Equity Interest. For the avoidance of doubt, affiliated record owners of Claims or Equity Interests managed or advised by the same institution shall constitute separate Holders. “Intercompany Claim” means any Claim against a Company Party held by another Company Party. “Intercompany Equity Interest” means any Equity Interest in a Company Party held by another Company Party. “Joinder” means a joinder to this Agreement substantially in the form attached to this Agreement as Exhibit G. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). “New Appgate Holdings” means a new corporation, limited liability company, partnership, or other Entity that may be formed, or any Entity designated by the Debtors, in connection with the implementation of the Restructuring Transaction and in accordance with the Restructuring Transactions Memorandum, which in any case shall be the ultimate parent of the Company Parties on and after the Plan Effective Date. “New Board” means the new board of directors or similar governing body of New Appgate Holdings. “New Limited Liability Company Agreement” means that certain Amended and Restated Limited Liability Company Agreement of New Appgate Holdings substantially in the form attached hereto as Exhibit D. “Other Priority Claim” means any Claim, other than an administrative claim or a priority tax claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. “Other Secured Claim” means: (a) a Claim secured by a lien on any assets of the Debtors, which lien is valid, perfected, and enforceable under applicable Law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Cases, but only to the extent of the value of the Holder’s interest in the collateral that secures payment of the Claim; (b) a Claim against the Debtors that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and/or (c) a Claim deemed or treated under the Plan or separate order of the Bankruptcy Court as a secured Claim. “Parties” has the meaning set forth in the preamble to this Agreement. “Permitted Transferee” means each transferee of any Company Claims/Equity Interests who meets the requirements of Section 9.01.

8 “Petition Date” means the first date any of the Debtors commences a Chapter 11 Case. “Plan” means the plan of reorganization that will be filed by the Debtors under chapter 11 of the Bankruptcy Code to implement the Restructuring Transactions in accordance with, and subject to the terms and conditions of, this Agreement, the Restructuring Term Sheet, the Definitive Documents, and related exhibits, substantially in the form attached to this Agreement as Exhibit E. “Plan Effective Date” means occurrence of the effective date of the Plan according to its terms. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court. “Qualified Marketmaker” means an Entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Equity Interests (or enter with customers into long and short positions in Company Claims/Equity Interests), in its capacity as a dealer or market maker in Company Claims/Equity Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt). “Reorganized Debtors” means the Debtors as reorganized under the Plan, or any successor or assign thereto, by transfer, merger, consolidation, or otherwise. “Required Consenting 1L Convertible Noteholders” means, as of the relevant date, the Consenting 1L Convertible Noteholders holding at least 50.01% of the aggregate outstanding principal amount of 1L Convertible Notes Claims that are held by Consenting 1L Convertible Noteholders. “Required Consenting 2L Convertible Noteholders” means, as of the relevant date, the Consenting 2L Convertible Noteholders holding at least 50.01% of the aggregate outstanding principal amount of 2L Convertible Notes Claims that are held by Consenting 2L Convertible Noteholders. “Required Consenting Stakeholders” means the Required Consenting 1L Convertible Noteholders, the Required Consenting 2L Convertible Noteholders, the Consenting 3L RCF Lender, and the Consenting Equityholders. “Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement. “Restructuring Transactions” has the meaning set forth in the recitals to this Agreement. “Restructuring Transactions Memorandum” means the description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with the Plan and as set forth in the Plan Supplement. The Restructuring Transactions Memorandum shall, among other things, specify the Entity that will issue new equity interests. “Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

9 “Secured Claim” means a Claim: (a) secured by a valid, perfected, and enforceable lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. “Securities Act” means the Securities Act of 1933, as amended. “Solicitation” means the solicitation of votes in favor of the Plan. “Solicitation Materials” means, collectively, all documents, forms, and other materials provided in connection with the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code, including but not limited to the Disclosure Statement; which Solicitation Materials shall be consistent with this Agreement and in form and substance reasonably acceptable to the Required Consenting 1L Convertible Noteholders, the Required Consenting 2L Convertible Noteholders, the Debtors, and, to the extent required by Section 3.02, the Consenting 3L RCF Lender and Consenting Equityholders. “Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 12.01, 12.02, 12.03, 12.04, or 12.05. “Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions). “Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement, substantially in the form attached hereto as Exhibit F. “Trustee” means any indenture trustee, collateral trustee, or other trustee or similar Entity under the 1L Convertible Notes, the 2L Convertible Notes, the 3L RCF Loans, and/or the DIP Facility, including any successors thereto. “Unimpaired” means, with respect to a class of Claims or Equity Interests, a class of Claims or Equity Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. “Voting Deadline” means the deadline for ballots to be completed, executed, and returned so that they are actually received by Donlin, Recano & Company, Inc. prior to 12:00 p.m. prevailing Eastern Time, on May 5, 2024. 1.02. Interpretation. For purposes of this Agreement: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

10 (c) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof; (e) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement; (f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement; (g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement; (h) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws; (i) the use of “include” or “including” is without limitation, whether stated or not; and (j) the phrase “counsel to the Consenting Stakeholders” refers in this Agreement to each counsel specified in Section 16.10 other than counsel to the Company Parties. Section 2. Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement: (a) each of the Company Parties and the Consenting Equityholders shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties; (b) the following shall have executed and delivered counterpart signature pages of this Agreement to its respective counsel: (i) Holders of one hundred percent of the aggregate outstanding principal amount of 1L Convertible Notes; (ii) Holders of one hundred percent of the aggregate outstanding principal amount of 2L Convertible Notes; and

11 (iii) Holders of one hundred percent of the aggregate outstanding principal amount of the 3L RCF Loans; and (c) counsel to the Company Parties shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 16.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2(a) have occurred. Section 3. Definitive Documents. 3.01. The Definitive Documents governing the Restructuring Transactions shall include the following (and any modifications, amendments, or supplements thereto, each in form and substance reasonably acceptable to the Company Parties and the other applicable parties under Section 3.02): (a) the Plan; (b) the Confirmation Order; (c) the Disclosure Statement; (d) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (e) the First Day Pleadings and all orders sought pursuant thereto; (f) the Plan Supplement; (g) the New Limited Liability Company Agreement; (h) the Restructuring Term Sheet; and (i) all other agreements, instruments, pleadings, orders, forms, questionnaires, and other documents (including all exhibits, schedules, supplements, appendices, annexes, instructions, and attachments thereto) that are utilized to implement or effectuate, or that otherwise relate to, the Restructuring Transactions, including each of the Definitive Documents enumerated in the Plan. 3.02. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and the Restructuring Term Sheet, as they may be modified, amended, or supplemented in accordance with Section 14. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date and any modifications, amendments, or supplements thereto shall otherwise be in form and substance reasonably acceptable to the Company Parties, the Required Consenting 1L Convertible Noteholders, the Required Consenting 2L Convertible Noteholders, and to the extent relating to (a) the reasonable and documented out-of-pocket fees, costs, expenses, and disbursements of the Consenting Stakeholders or (b) the release, exculpation, and/or injunctive provisions of the Plan and/or the Confirmation Order and/or directors and officers insurance or indemnification of the Debtors’ directors and officers, the Consenting 3L RCF Lender and the Consenting Equityholders; provided that the form of the New Limited Liability Company Agreement attached hereto as Exhibit D may be modified without the consent of the Consenting 2L Convertible Noteholders unless such modification relates to the rights of the Consenting 2L Convertible Noteholders thereunder.

12 Section 4. Milestones. 4.01. The following milestones (each, a “Milestone,” and collectively, the “Milestones”) shall apply to this Agreement unless extended or waived in writing (e-mail being sufficient) by the Required Consenting 1L Convertible Noteholders: (a) no later than one Business Day prior to the Petition Date, the Debtors shall commence the Solicitation; (b) no later than four Business Days following the Agreement Effective Date, the Petition Date shall have occurred; (c) no later than forty-three calendar days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order and an order approving the Disclosure Statement; and (d) no later than forty-five calendar days after the Petition Date (the “Outside Date”), the Plan Effective Date shall have occurred. Section 5. Commitments of the Consenting Stakeholders. 5.01. General Commitments, Forbearances, and Waivers. (a) During the Agreement Effective Period, each Consenting Stakeholder agrees, in respect of all of its Company Claims/Equity Interests, to: (i) support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions; (ii) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders; (iii) use commercially reasonable efforts to oppose any party or person from taking any actions contemplated in Section 5.02(b); (iv) give any notice, order, instruction, or direction to the applicable Agents/Trustees necessary to give effect to the Restructuring Transactions; (v) negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party; (vi) agree that on the Plan Effective Date, except to the extent otherwise provided in this RSA, the Plan, or other Definitive Documents, as applicable, all notes, instruments, certificates, and other documents evidencing Claims (other than those that are

13 reinstated) or Equity Interests in Appgate, including credit agreements and note purchase agreements, shall be cancelled, and all present and future obligations and liabilities, actions, suits, accounts or demands, covenants and indemnities (both actual and contingent) under or in connection with the 1L Convertible NIA, 2L Convertible NIA, and the 3L RCF Credit Agreement of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto, shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the Agents/Trustees shall be released from all duties and obligations thereunder (such release to be without prejudice to any actions as may be reasonably requested of the Agents/Trustees pursuant to sub-paragraph (ix) below); (vii) agree that on the Plan Effective Date or as soon as reasonably practicable thereafter, each Holder (and the applicable Agents for such Holder including the Agents/Trustees) of a certificate or instrument evidencing a Claim or an Equity Interest that has been cancelled shall be deemed to have surrendered such certificate or instrument. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and any non-Debtor Affiliates, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties (other than the non-Debtor Affiliates) in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which all continue in effect for the purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in the Plan, the foregoing shall not apply to certificates or instruments evidencing Claims that are Unimpaired under the Plan; (viii) agree that on the Plan Effective Date, any power of attorney and every power and authority conferred on each Holder (and the applicable Agents for such Holder, including the Agents/Trustees) pursuant to the any collateral or other property of any Debtor or non-Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable Agents for such Holder, including the Agents/Trustees) are hereby revoked and terminated; and (ix) agree that except as otherwise provided in the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Plan Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim or any related claim that may be asserted against a non- Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is allowed as of the Plan Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with the Plan, all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the estates or any non-Debtor Affiliate shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder (and the applicable Agents for such Holder, including the Agents/Trustees) of such mortgages, deeds of trust, liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim or claim against a non-Debtor Affiliate (and the applicable agents for such Holder, including the Agents/Trustees) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor or non-Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take such actions as may

14 be reasonably requested by the Reorganized Debtors to evidence the release of such lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such liens. (b) During the Agreement Effective Period, each Consenting Stakeholder agrees, in respect of all of its Company Claims/Equity Interests, that it shall not directly or indirectly: (i) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (ii) propose, file, support, or vote for any Alternative Restructuring Proposal; (iii) file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan; (iv) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; (v) exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any of Claims against or Equity Interests in the Company Parties; including, for the avoidance of doubt, as a result of a breach by any Company Party, and/or any Default or Event of Default (as defined in the applicable governing document) under, the 1L Convertible NIA, the 2L Convertible NIA, and/or the 3L RCF Credit Agreement, and/or any other document entered into in connection therewith; (vi) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; or (vii) encourage or facilitate any person or Entity to do any of the actions described in the foregoing Section 5.01(b)(i) through Section 5.01(b)(vi). 5.02. Commitments with Respect to Chapter 11 Cases. (a) During the Agreement Effective Period, each Consenting Stakeholder that is entitled to vote to accept or reject the Plan pursuant to its terms agrees that it shall, subject to receipt by such Consenting Stakeholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials: (i) vote each of its Company Claims/Equity Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

15 (ii) consent to (and opt-in, if applicable) all of the releases contained in the Plan and not make an election to opt-out of any such releases; (iii) not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above. (b) During the Agreement Effective Period, each Consenting Stakeholder, in respect of each of its Company Claims/Equity Interests, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Debtor in the Bankruptcy Court that is consistent with this Agreement. Section 6. Additional Provisions Regarding the Consenting Stakeholders’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Stakeholder to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; and (c) prevent any Consenting Stakeholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement. Section 7. Commitments of the Company Parties. 7.01. Affirmative Commitments. Except as set forth in Section 8, during the Agreement Effective Period, the Company Parties agree to: (a) commence Solicitation no later than one Business Day prior to the Petition Date; (b) upon the commencement of Solicitation, not withdraw or modify the terms the Solicitation Materials, prior to the Voting Deadline, without the prior written consent (e-mail being sufficient) of the applicable parties whose consent is required under Section 3 hereof (not to be unreasonably withheld); (c) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement and the Definitive Documents no later than the Outside Date; (d) use commercially reasonable efforts to comply with the Milestones set forth in Section 4.01 of this Agreement (as may be extended by written agreement of the Company Parties and Required Consenting 1L Convertible Noteholders) (e-mail being sufficient); (e) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps reasonably necessary and desirable to address any such impediment; (f) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals necessary to implement and/or consummate the Restructuring Transactions;

16 (g) negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents (consistent with this Agreement) and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement; (h) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent; (i) consult in good faith with the Consenting 1L Convertible Noteholders prior to the Company Parties’ entry into, termination of, or modification of, any material operational contracts, leases, or other arrangements (including, for the avoidance of doubt, executive compensation arrangements or executive employment agreements); (j) act in good faith to respond to the reasonable diligence requests of the Consenting 1L Convertible Noteholders during the Agreement Effective Period and shall cause their relevant management and advisors to meet with the Consenting 1L Convertible Noteholders and their representatives and advisors upon reasonable request and reasonable advance notice and without disruption to the operation of the Company Parties’ business; (k) from the date hereof until the Plan Effective Date, (i) operate their business in the ordinary course in a manner that is consistent with past practice, as applicable and appropriate, and this Agreement, and use commercially reasonable efforts to preserve intact the Company Parties’ business organization and relationships with third parties and employees (which shall not prohibit the Company Parties from taking actions outside of the ordinary course of business with the consent of the Required Consenting 1L Convertible Noteholders (not to be unreasonably withheld)), taking into account the Restructuring Transactions; and (ii) operate the business in the ordinary course, in a manner consistent with applicable law and actions taken by similarly situated companies in the industry in which the Company Parties operate, and maintain good standing (or equivalent status under the laws of its incorporation or organization) under the laws of the jurisdiction in which the Company Parties are incorporated or organized, taking into account the Restructuring Transactions, including those changes resulting from the events leading up to, or in connection with, the commencement of the Chapter 11 Cases and the continuation and prosecution thereto, including circumstances or conditions customarily resulting from such events, commencements, continuation, and prosecution; (l) notify counsel to the Consenting 1L Convertible Noteholders and the Consenting 2L Convertible Noteholders within one calendar day after obtaining actual knowledge thereof of the happening or existence of any event that shall have made any part of the Restructuring Transactions (including the Plan and the Restructuring Term Sheet) incapable of being consummated on or prior to the Outside Date; and (m) (i) provide counsel for the Consenting 1L Convertible Noteholders and the Consenting 2L Convertible Noteholders a period of at least two Business Days, to review draft copies of all First Day Pleadings and all other Definitive Documents that the Debtors intend to file with the Bankruptcy Court on the Petition Date and, (ii) to the extent reasonably practicable, provide a period of at least two Business Days to counsel to the Consenting 1L Convertible

17 Noteholders and the Consenting 2L Convertible Noteholders to review draft copies of other material documents that the Debtors intend to file with Bankruptcy Court, as applicable. 7.02. Negative Commitments. Except as set forth in Section 8, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly: (a) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (b) enter into any other transaction support agreement related to a partial or total restructuring of the Company Parties’ obligations unless such support agreement is not inconsistent with this Agreement and is in form and substance reasonably acceptable to the Required Consenting Stakeholders; (c) take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in, this Agreement or the Plan; (d) modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects; (e) file any motion, pleading, or Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan; (f) enter into, terminate, or modify any material operational contracts, leases, or other arrangements that would, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the Company Parties, taken as a whole, without the prior consent of the Required Consenting 1L Convertible Noteholders (not to be unreasonably withheld); or (g) encourage or facilitate any person or Entity to do any of the actions described in the foregoing Section 7.02(a) through Section 7.02(f). Section 8. Additional Provisions Regarding Company Parties’ Commitments. 8.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, upon the advice of external counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 8.01 shall not be deemed to constitute a breach of this Agreement; provided that no such action or inaction shall be deemed to prevent any of the Consenting Stakeholders from taking actions that they are permitted to take as a result of such action or inaction by a Company Party, including termination of their obligations hereunder to the extent permitted by this Agreement. 8.02. Notwithstanding anything to the contrary in this Agreement (but subject to Section 8.01), each Company Party and their respective directors, officers, employees, investment

18 bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with Holders of Claims against or Equity Interests in a Company Party (including any Consenting Stakeholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals; provided that if a Company Party receives any Alternative Restructuring Proposal, then the Company Party shall (a) within one Business Day of receiving such proposal, provide counsel to each of the Consenting 1L Convertible Noteholders and the Consenting 2L Convertible Noteholders with a copy of such proposal (and, in the case of a verbal proposal, a written summary thereof) and (b) respond promptly to the reasonable information requestions and questions from counsel to each of the Consenting 1L Convertible Noteholders and the Consenting 2L Convertible Noteholders relating to such Alternative Restructuring Proposal. 8.03. Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement. Section 9. Transfer of Interests and Securities. 9.01. During the Agreement Effective Period, no Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Equity Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless: (a) in the case of any Company Claims/Equity Interests, the authorized transferee is either (i) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (ii) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (iii) an institutional accredited investor (as defined in the Rules), or (iv) a Consenting Stakeholder; and (b) either (i) the transferee executes and delivers to counsel to the Company Parties and counsel to the Consenting 1L Convertible Noteholders, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Stakeholder, and the transferee provides notice of such Transfer (including the amount and type of Company Claim/Equity Interest Transferred) to counsel to the Company Parties at or before the time of the proposed Transfer. 9.02. Upon compliance with the requirements of Section 9.01, the Transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the

19 extent of the rights and obligations in respect of such transferred Company Claims/Equity Interests. Any Transfer in violation of Section 9.01 shall be void ab initio. 9.03. This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Company Claims/Equity Interests; provided, however, that (a) such additional Company Claims/Equity Interests shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Company Claim/Equity Interest acquired) to counsel to the Company Parties within five Business Days of such acquisition. 9.04. This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Equity Interests. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements. 9.05. Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Company Claims/Equity Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Equity Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Equity Interests if: (a) such Qualified Marketmaker subsequently transfers such Company Claims/Equity Interests (by purchase, sale assignment, participation, or otherwise) within five Business Days of its acquisition to a transferee that is an Entity that is not an Affiliate, affiliated fund, or affiliated Entity with a common investment advisor; (b) the transferee otherwise is a Permitted Transferee under Section 9.01; and (c) the Transfer otherwise is a permitted Transfer under Section 9.01. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title, or interests in Company Claims/Equity Interests that the Qualified Marketmaker acquires from a Holder of the Company Claims/Equity Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee. For the avoidance of doubt, if a Qualified Marketmaker acquires any Company Claims/Equity Interests from a Consenting Stakeholder and is unable to transfer such Company Claims/Equity Interests within the five Business Day-period referred to above, the Qualified Marketmaker shall execute and deliver a Transfer Agreement in respect of such Company Claims/Equity Interests. 9.06. Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests. 9.07. Notwithstanding Section 9.01, any Consenting Stakeholder may Transfer any of its Company Claims/Equity Interests to an affiliate of such Consenting Stakeholder or one or more

20 of its affiliated funds or an affiliated entity or entities with a common investment advisor or investment manager (in each case, other than portfolio companies); provided that (a) for the avoidance of doubt, any transferee under this Section 9.07 shall be deemed a Consenting Stakeholder for purposes of this Agreement, effective as of the date of the Transfer, (b) any transferor under this Section 9.07 shall remain liable in all respects for any breach of this Agreement by such transferee, and (c) such transferor must provide notice of such Transfer to counsel to the Company Parties within five Business Days of such Transfer; provided, further, that any transferee shall execute the Transfer Agreement attached hereto as Exhibit F. Section 10. Representations and Warranties of Consenting Stakeholders. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Stakeholder executes and delivers this Agreement and as of the Plan Effective Date: (a) it is the beneficial or record owner of the face amount of the Company Claims/Equity Interests or is the nominee, investment manager, or advisor for beneficial Holders of the Company Claims/Equity Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Equity Interests other than those reflected in, such Consenting Stakeholder’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 9); (b) it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Equity Interests; (c) such Company Claims/Equity Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stakeholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; (d) it has the full power to vote, approve changes to, and transfer all of its Company Claims/Equity Interests referable to it as contemplated by this Agreement subject to applicable Law; and (e) solely with respect to Holders of Company Claims/Equity Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules) and (ii) any securities acquired by the Consenting Stakeholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act. Section 11. Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, on the Plan Effective Date: (a) it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by

21 applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; (b) except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, if applicable, no consent or approval is required by any other person or Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; (c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents; (d) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and (e) except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement. Section 12. Termination Events. 12.01. Required Consenting 1L Convertible Noteholders Termination Events. This Agreement may be terminated with respect to all Parties, by the Required Consenting 1L Convertible Noteholders by the delivery to the Company Parties of a written notice in accordance with Section 16.10 hereof upon the occurrence of the following events: (a) the breach in any material respect by a Company Party or any Consenting Stakeholder (other than a terminating Consenting Stakeholder) of any of the representations, warranties, or covenants of the Company Parties or any Consenting Stakeholder set forth in this Agreement that (i) is adverse to the Consenting 1L Convertible Noteholders seeking termination pursuant to this provision and (ii) remains uncured (to the extent curable) for five Business Days after such terminating Consenting 1L Convertible Noteholders transmit a written notice in accordance with Section 16.10 hereof detailing any such breach; (b) unless extended or waived in writing (e-mail being sufficient) by the Required Consenting 1L Convertible Noteholders, the failure to satisfy the Milestones, which failure remains unsatisfied for two Business Days unless such failure is the result of any act, omission, or delay on the part of the terminating Consenting 1L Convertible Noteholders in violation of its obligations under this Agreement; (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 16.10 hereof detailing any such issuance; provided that this termination

22 right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement; (d) the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for fifteen Business Days following entry of such order; (e) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Debtor seeking an order, (i) converting one or more of the Chapter 11 Cases of a Debtor to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Debtor, or (iii) rejecting this Agreement; (f) entry by any of the Company Parties, or announcement of their intention to enter into, definitive documentation relating to any Alternative Restructuring Proposal (for the avoidance of doubt, not including any confidentiality agreements); (g) the Debtors’ execution, delivery, amendment, withdrawal, modification, or filing of a pleading seeking approval of, or authority to withdraw, amend or modify, any Definitive Document that, in any such case, is not consistent in all material respects with this Agreement or otherwise reasonably acceptable to the Required Consenting 1L Convertible Noteholders; or (h) termination of the DIP Facility or acceleration of the obligations under the DIP Facility. 12.02. Consenting 2L Convertible Noteholders, Consenting 3L RCF Lender, and Consenting Equityholder Termination Events. This Agreement may be terminated (a) with respect to the Consenting 2L Convertible Noteholders, by the Required Consenting 2L Convertible Noteholders, (b) with respect to the Consenting 3L RCF Lender, by the Consenting 3L RCF Lender, and (c) with respect to a Consenting Equityholder, by such Consenting Equityholder, in each case, by the delivery to the Company Parties of a written notice in accordance with Section 16.10 hereof upon the occurrence of the following events: (a) the breach in any material respect by a Company Party or any Consenting Stakeholder (other than a terminating Consenting Stakeholder) of any of the representations, warranties, or covenants of the Company Parties or any Consenting Stakeholder set forth in this Agreement that (i) is adverse to the Consenting Stakeholders seeking termination pursuant to this provision and (ii) remains uncured for fifteen Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 16.10 hereof detailing any such breach; (b) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty Business Days after such terminating Consenting Stakeholders transmit a written notice in accordance with Section 16.10 hereof detailing any such issuance; provided that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

23 (c) the Bankruptcy Court enters an order denying confirmation of the Plan; (d) entry by any of the Company Parties, or announcement of their intention to enter into, definitive documentation relating to any Alternative Restructuring Proposal (for the avoidance of doubt, not including any confidentiality agreements); (e) the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Debtor seeking an order (without the prior written consent of the Required Consenting Stakeholders, not to be unreasonably withheld), (i) converting one or more of the Chapter 11 Cases of a Debtor to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Debtor, or (iii) rejecting this Agreement; (f) the Debtors’ execution, delivery, amendment, withdrawal, modification, or filing of a pleading seeking approval of, or authority to withdraw, amend or modify, any Definitive Document that, in any such case, is not consistent in all material respects with this Agreement or otherwise reasonably acceptable to (i) the Required Consenting 2L Convertible Noteholders and, (ii) to the extent such deviation from this Agreement implicates the consent rights of the Consenting 3L RCF Lender and Consenting Equityholders under Section 3.02 hereof, the Consenting 3L RCF Lender and Consenting Equityholders; or (g) termination of the DIP Facility or acceleration of the obligations under the DIP Facility. 12.03. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 16.10 hereof upon the occurrence of any of the following events: (a) the breach in any material respect by one or more of the Consenting Stakeholders of any provision set forth in this Agreement that remains uncured for a period of fifteen Business Days after the receipt by the Consenting Stakeholders of notice of such breach; (b) the board of directors, board of managers, or such similar governing body of any Company Party determines in good faith, upon the advice of outside counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal; (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty Business Days after such terminating Company Party transmits a written notice in accordance with Section 16.10 hereof detailing any such issuance; provided that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or (d) the Bankruptcy Court enters an order denying confirmation of the Plan.

24 12.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Stakeholders; and (b) each Company Party. 12.05. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately upon the Plan Effective Date. 12.06. Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, that any Consenting Stakeholder withdrawing or changing its vote pursuant to this Section 12.06 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court. Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its Claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder, or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its Claims against any Company Party or Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 12.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 12.01(c), Section 12.01(d), Section 12.01(e), Section 12.02(b), and Section 12.02(e). Nothing in this Section 12.06 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 12.03(b). Section 13. Fees and Expenses. The payment of the reasonable and documented out-of-pocket fees, costs, expenses, and disbursements of the Consenting Stakeholders, limited to all prepetition and postpetition fees, costs, expenses, and disbursements of (a) Willkie Farr & Gallagher LLP and Young Conaway Stargatt & Taylor, LLP, as counsel to the 1L Convertible Noteholders, (b) M3 Partners, LP as financial advisors to the 1L Convertible Noteholders, (c) Shipman & Goodwin LLP, as counsel to the 1L Convertible Notes Agent, (d) Greenberg Traurig, LLP, as counsel to the 2L Convertible Noteholders, (e) Latham & Watkins LLP and [Local Counsel], as counsel to the 3L RCF Lender and the Consenting Equityholders, and (f) any other attorneys, financial advisors,

25 or professionals with the consent of the Consenting 1L Convertible Noteholders and the Company Parties; in each case in accordance with the terms of any DIP Order or confirmed Plan. Section 14. Amendments and Waivers. (a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 14. (b) This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by: (a) each Company Party; (b) the Required Consenting 1L Convertible Noteholders; (c) the Required Consenting 2L Convertible Noteholders, solely with respect to any modification, amendment, waiver, or supplement that materially and adversely affects the rights of the Required Consenting 2L Convertible Noteholders; and (d) the Consenting 3L RCF Lender, solely with respect to any modification, amendment, waiver, or supplement that materially and adversely affects the rights of the Consenting 3L RCF Lender and/or the Consenting Equityholders; provided, however, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Equity Interests held by a Consenting Stakeholder, then the consent of each such affected Consenting Stakeholder shall also be required to effectuate such modification, amendment, waiver, or supplement. (c) Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 14 shall be ineffective and void ab initio. (d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law. Section 15. Reserved. Section 16. Miscellaneous. 16.01. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law. 16.02. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and

26 schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern. 16.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable. 16.04. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement. 16.05. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE BANKRUPTCY CODE AND THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto. 16.06. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 16.07. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. 16.08. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

27 16.09. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third-party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or Entity. 16.10. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice): (a) if to a Company Party, to: Jeremy M. Dale, General Counsel E-mail address: [omitted] with copies to: Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Christopher J. Marcus P.C., Derek I. Hunter, Maddison Levine, and Brian Nakhaimousa E-mail addresses: [omitted] (b) if to a Consenting 1L Convertible Noteholder, to: Willkie Farr & Gallagher LLP 300 North LaSalle Drive Chicago, Illinois 60654-3406 Attention: Melainie Mansfield E-mail address: [omitted] - and – Willkie Farr & Gallagher LLP 600 Travis Street, Suite 2100 Houston, Texas 77002 Attention: Jennifer Hardy E-mail address: [omitted] - and – Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 Attention: Eric Halperin E-mail address: [omitted]

28 (c) if to a Consenting 2L Convertible Noteholder, to: Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, Florida 33131 Attention: Jaret L. Davis E-mail Address: [omitted] (d) if to a Consenting 3L RCF Lender or to a Consenting Equityholder, to: Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Eyal Orgad, Andrew Sorkin E-mail address: [omitted] Any notice given by delivery, mail, or courier shall be effective when received. 16.11. Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties. 16.12. Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required. 16.13. No Waiver of Participation and Preservation of Rights. Except as expressly provided in this Agreement, nothing herein is intended to, does, or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its full participation in the Chapter 11 Cases, so long as, in each case, such actions are not inconsistent with the Party’s obligations under this Agreement, the Plan, or the other Definitive Documents, respectively. Furthermore, nothing in this Agreement shall be construed to prohibit any Party from appearing as a party in interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are consistent with this Agreement and are not for the purpose of, and could not reasonably be expected to have the effect of, hindering, delaying, or preventing the timely consummation of the Plan. 16.14. Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights, remedies, claims, and defenses. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into

29 evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement. 16.15. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. 16.16. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint. 16.17. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable. 16.18. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party. 16.19. Capacities of Consenting Stakeholders. Each Consenting Stakeholder has entered into this agreement on account of all Company Claims/Equity Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Equity Interests. 16.20. Survival. Notwithstanding (a) any Transfer of any Company Claims/Equity Interests in accordance with this Agreement or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 14 and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof. 16.21. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 14, or otherwise, including a written approval by the Company Parties or the Required Consenting Stakeholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written. [Signature pages follow.]

[Signature Page to Restructuring Support Agreement] Company Parties’ Signature Page to the Restructuring Support Agreement APPGATE CYBERSECURITY, INC. APPGATE, INC. CATBIRD NETWORKS, INC. CRYPTZONE GROUP AB CRYPTZONE INTERNATIONAL HOLDINGS INC. CRYPTZONE NORTH AMERICA INC. CRYPTZONE UK LTD. CRYPTZONE WORLDWIDE, INC. EASY SOLUTIONS DO BRASIL LTDA. EASY SOLUTIONS ENTERPRISES CORP. EASY SOLUTIONS, INC. EASY SOLUTIONS JAPAN G.K. EASY SOLUTIONS S.A.S. IMMUNITY FEDERAL SERVICES, LLC IMMUNITY, INC. IMMUNITY, INC. SUCURSAL EMPRESA EXTRANJERA IMMUNITY PRODUCTS, LLC IMMUNITY SERVICES, LLC By: /s/ Rene A. Rodriguez Name: Rene A. Rodriguez Authorized Signatory

[Signature Page to Restructuring Support Agreement] Consenting Stakeholder Signature Page to the Restructuring Support Agreement MAGNETAR CONSTELLATION MASTER FUND, LTD. MAGNETAR CONSTELLATION FUND II, LTD MAGNETAR XING HE MASTER FUND LTD MAGNETAR SC FUND LTD PURPOSE ALTERNATIVE CREDIT FUND T LLC PURPOSE ALTERNATIVE CREDIT FUND F LLC MAGNETAR STRUCTURED CREDIT FUND, LP MAGNETAR LONGHORN FUND LP MAGNETAR LAKE CREDIT FUND LLC APPGATE FUNDING, LLC By: Magnetar Financial LLC, as investor manager/ manager/general partner By: /s/ Karl Wachter Name: Karl Wachter Title: General Counsel Address: c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, IL. 60201 E-mail address(es): [omitted] Aggregate Amounts Beneficially Owned or Managed on Account of: 1L Convertible Notes $102,386,419 2L Convertible Notes 3L RCF Loans Equity Interests

[Signature Page to Restructuring Support Agreement] Consenting Stakeholder Signature Page to the Restructuring Support Agreement APPGATE FUNDING, LLC /s/ Manuel D. Medina Name: Manuel D. Medina Title: Manager Address: c/o Jaret Davis Greenberg Traurig 333 S.E. 2nd Avenue, Suite 4400 Miami, FL 33131 E-mail address(es): [omitted] Aggregate Amounts Beneficially Owned or Managed on Account of: 1L Convertible Notes 2L Convertible Notes $8,825,005 3L RCF Loans Equity Interests

[Signature Page to Restructuring Support Agreement] Consenting Stakeholder Signature Page to the Restructuring Support Agreement SIS HOLDINGS, L.P. /s/ Ben Phillips Name: Ben Phillips Title: Authorized Signatory Address: 2333 Ponce De Leon Boulevard, Suite 900 Coral Gables, Florida 33134 E-mail address(es): [omitted] Aggregate Amounts Beneficially Owned or Managed on Account of: 1L Convertible Notes 2L Convertible Notes 3L RCF Loans $58,108,888 Equity Interests 117,149,920 Common Stock

EXHIBIT A Company Parties APPGATE CYBERSECURITY, INC. APPGATE, INC. CATBIRD NETWORKS, INC. CRYPTZONE GROUP AB CRYPTZONE INTERNATIONAL HOLDINGS INC. CRYPTZONE NORTH AMERICA INC. CRYPTZONE UK LTD. CRYPTZONE WORLDWIDE, INC. EASY SOLUTIONS DO BRASIL LTDA. EASY SOLUTIONS ENTERPRISES CORP. EASY SOLUTIONS, INC. EASY SOLUTIONS JAPAN G.K. EASY SOLUTIONS S.A.S. IMMUNITY FEDERAL SERVICES, LLC IMMUNITY, INC. IMMUNITY, INC. SUCURSAL EMPRESA EXTRANJERA IMMUNITY PRODUCTS, LLC IMMUNITY SERVICES, LLC

EXHIBIT B Restructuring Term Sheet

APPGATE, INC. RESTRUCTURING TERM SHEET MAY 3, 2024 THIS TERM SHEET (TOGETHER WITH ALL ANNEXES, SCHEDULES AND EXHIBITS HERETO, THIS “TERM SHEET”) DESCRIBES THE PRINCIPAL TERMS AND CONDITIONS OF A RESTRUCTURING TRANSACTION FOR APPGATE, INC. (“APPGATE”) AND CERTAIN OF ITS AFFILIATES THAT WILL BE EFFECTUATED THROUGH VOLUNTARY PREPACKAGED CASES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE (THE “CHAPTER 11 CASES”) IN THE BANKRUPTCY COURT, ON THE TERMS, AND SUBJECT TO THE CONDITIONS, TO BE FULLY SET FORTH IN A RESTRUCTURING SUPPORT AGREEMENT (TOGETHER WITH THE EXHIBITS ATTACHED TO SUCH AGREEMENT, INCLUDING THIS TERM SHEET, EACH AS MAY BE AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “RSA”) AND CHAPTER 11 PLAN OF REORGANIZATION (THE “PLAN”). THIS TERM SHEET IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF THE COMPANY OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY CHAPTER 11 PLAN, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL COMPLY WITH ALL APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS. CAPITALIZED TERMS USED BUT NOT INITIALLY DEFINED IN THIS TERM SHEET SHALL HAVE THE MEANING HEREINAFTER ASCRIBED TO SUCH TERMS, OR IF NOT DEFINED IN THIS TERM SHEET, SUCH TERMS SHALL HAVE THE MEANING ASCRIBED TO SUCH TERMS IN THE RSA AND PLAN. THIS TERM SHEET IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN, AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

2 OVERVIEW Restructuring Summary The Restructuring Transactions shall be implemented through the filing of the Chapter 11 Cases, the jurisdiction of filing being the United States Bankruptcy Court for the District of Delaware. As reorganized pursuant to the Restructuring Transactions, the Company Parties shall be referred to herein, collectively, as the “Reorganized Debtors.” Existing Capital Structure The current Equity Interests and equity-like classes of Appgate, Inc. (including all preferred securities, common interests, warrants, options, phantom or other equity and equity-like securities or interests) includes Common Stock, $0.001 par value per share, and is thinly traded on the over-the-counter markets under the ticker “APGT” (the “Common Stock”). The current indebtedness of the Company includes: (i) that certain amended and restated convertible notes issuance agreement, dated June 9, 2023 (as amended, restated, modified, or supplemented from time to time consistent with the terms thereof, the “1L Convertible NIA”) by and among Appgate Cybersecurity, Inc. as issuer, Appgate, Inc., as parent, the guarantors party thereto, Magnetar Financial LLC, as representative of the Holders (collectively, the “1L Convertible Noteholders”), and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “1L Convertible Notes Agent”). As of the date hereof, approximately $101.2 million in unpaid aggregate amount is outstanding under the 1L Convertible NIA, plus accrued but unpaid interest, fees, premiums, and all other obligations, amounts, and expenses arising under or in connection with the 1L Convertible NIA (such amounts, the “1L Convertible Notes Claims”); (ii) that certain convertible notes issuance agreement, dated July 20, 2023 (as amended, restated, modified, or supplemented from time to time consistent with the terms thereof, the “2L Convertible NIA”) by and among Appgate Cybersecurity, Inc. as issuer, Appgate, Inc., as parent, the guarantors party thereto, Appgate Funding, LLC, as representative of the Holders (the “2L Convertible Noteholders”) and collateral agent (in such capacity, the “2L Convertible Notes Agent”). As of the date hereof, approximately $8.8 million in unpaid aggregate amount is outstanding under the 2L Convertible NIA, plus accrued but unpaid interest, fees, premiums, and all other obligations, amounts, and expenses arising under or in connection with the 2L Convertible NIA (such amounts, the “2L Convertible Notes Claims”); and (iii) that certain amended and restated revolving credit agreement, dated as of June 9, 2023 (as amended, restated, modified, or supplemented from time to time consistent with the terms thereof, the “3L RCF Credit Agreement”) by and among Appgate Cybersecurity, Inc., as borrower, Appgate, Inc., as parent, the guarantors party thereto, and SIS Holdings, L.P., as lender (the “3L RCF Lender”). As of the date hereof, approximately $50 million

3 in unpaid aggregate principal amount is outstanding under the 3L RCF Credit Agreement, plus accrued but unpaid interest, fees, premiums, and all other obligations, amounts, and expenses arising under or in connection with the 3L RCF Credit Agreement (such amounts, the “3L RCF Claims”). DIP Facility To fund the costs of implementing the Restructuring Transactions, certain 1L Convertible Noteholders (the “DIP Lenders”) shall provide a senior secured super priority debtor-in-possession financing facility in the aggregate principal amount of $18 million (the “DIP Facility”, and the loans under the DIP Facility, the “DIP Loans”, and together with the accrued but unpaid interest, fees, premiums, and all other obligations, amounts, and expenses arising under or in connection with the DIP Facility, the “DIP Claims”) consistent with the terms and conditions set forth in the DIP Credit Agreement, attached as Exhibit C to the RSA. Cash Collateral The Consenting Stakeholders, as applicable will support the Debtors’ consensual use of Cash Collateral during the Chapter 11 Cases on the terms and conditions set forth in the DIP Credit Agreement and any DIP Order, in form and substance reasonably acceptable to the Company Parties and the DIP Lenders and as approved by the Bankruptcy Court. Reorganized Debtors’ Capital Structure The equity capital structure of New Appgate Holdings upon the Plan Effective Date shall consist solely of the following: (i) New Series A Units (the “Series A Units”) issued by New Appgate Holdings on the Plan Effective Date, after giving effect to the Restructuring Transactions, which, for the avoidance of doubt, may be a new entity formed to acquire, directly or indirectly, substantially all of the new equity interests in, or all or substantially all of the assets of, Appgate, Inc. to be held by the DIP Lenders and the 1L Convertible Noteholders; (ii) New Series A-1 Units issued by New Appgate Holdings on the Plan Effective Date, which will be pari passu with the Series A Units (the “Series A-1 Units”), to the extent that an election is made by or on behalf of a DIP Lender or 1L Convertible Noteholder to receive such Series A-1 Units, and to be held by such electing DIP Lenders and 1L Convertible Noteholders (the Holders of such Series A-1 Units, together with the Holders of Series A Units, the “Series A Holders”); (iii) New Series B Units issued by New Appgate Holdings, which will be junior to the Series A Units (the “Series B Units”), to be held by the 2L Convertible Noteholders (the “Series B Holders”); (iv) New Class C common interests issued by New Appgate Holdings, which will be junior to the Series A Units and the Series B Units (the “Class C Common Units”), to be held by the DIP Lenders, the 1L Convertible Noteholders, and the 2L Convertible Noteholders (the “Class C Common Units Holders”); (v) New Class C-1 common interests issued by New Appgate Holdings, which will be junior to the Series A Units, Series A-1 Units, the Series B Units and

4 pari passu with the Class C Common Units (the “Class C-1 Common Units”), to the extent that an election is made by or on behalf of a DIP Lender or 1L Convertible Noteholder to receive such Class C-1 Common Units, and to be held by such electing DIP Lenders and 1L Convertible Noteholders (the “Class C-1 Common Units Holders”); and (vi) New Class C profits interests issued by New Appgate Holdings, which will be junior to the Series A Units, the Series A-1 Units, and the Series B Units (the “Class C Profits Interests,” together with the Class C Common Units and Class C-1 Common Units, the “Class C Units”), to be held by a newly formed management holdings vehicle (the “Management Vehicle”) on behalf of the participants in the Management Incentive Plan (as discussed below) (the “Class C Profits Interest Holders,” together with the Class C Common Units Holders and the Class C-1 Common Units Holders, the “Class C Holders”). The Reorganized Debtors will have no funded indebtedness as of the Plan Effective Date and all Reorganized Debtors will be owned 100%, directly or indirectly, by New Appgate Holdings. Post-Plan Effective Date Priority Waterfall Among the other rights described in the Corporate Governance Documents, Series A Holders, Series B Holders, and Class C Holders shall be entitled to the distributions, including, any proceeds from or in connection with any sale transaction, following the Plan Effective Date, according to the following priority: (i) First, the Series A Holders shall receive their pro rata share of distributions until the aggregate amount of distributions in respect of Series A Units and Series A-1 Units pursuant to this clause (i) equals $111,239,156; (ii) Second, the Series B Holders shall receive their pro rata share of distributions in excess of the $111,239,156 distributed pursuant to clause (i), until the aggregate amount of distributions in respect of Series B Units pursuant to this clause (ii) equals $8,499,000; (iii) Third, the Series A Holders shall receive their pro rata share of distributions in excess of the $119,738,156 pursuant to clauses (i) and (ii), until the aggregate amount of distributions in respect to Series A Units and Series A-1 Units pursuant to this clause (iii) equals $10,051,854.56; and (iv) Fourth, any distributions in excess of the $129,790,010.56 pursuant to clauses (i), (ii), and (iii), shall be distributed on a pro rata basis among the Class C Holders, consistent with the following: a. 80% of the Class C Units (all of which shall be Class C Common Units or Class C-1 Common Units) to be allocated on a pro rata basis among the DIP Lenders and the 1L Convertible Noteholders; b. 5% of the Class C Units (all of which shall be Class C Common Units) to be allocated on a pro rata basis among the 2L Convertible Noteholders; and

5 c. 15% of the Class C Units (all of which shall be Class C Profits Interests) to be reserved for issuance to the Management Vehicle on behalf of the Class C Profits Interest Holders, which Management Vehicle will issue mirror interests to Class C Profits Interests Holders in accordance with the terms of the Management Incentive Plan. Forbearance Each Consenting Stakeholder agrees, severally and not jointly, in respect of all of its Company Claims and/or Equity Interests to forbear from exercising rights and remedies under any of the 1L Convertible NIA, the 2L Convertible NIA, and/or the 3L RCF Credit Agreement, as applicable, arising solely from the occurrence and the continuation of any Event of Default (as defined therein); provided that, such forbearance is contingent upon a fully-executed RSA being in effect. TREATMENT OF CLAIMS AND INTERESTS Type of Claim Treatment Impairment/ Voting DIP Claims On the Plan Effective Date, each Holder of an allowed DIP Claim shall receive, in full and final satisfaction of such claims, either (i) payment in full in cash, or (ii) their pro rata share, calculated as if the DIP Claims were included in the Class 3 1L Convertible Notes Claims, of (A) the Series A Units or Series A-1 Units and (B) the Class C Units attributable to the allowed DIP Claims and the allowed 1L Convertible Notes Claims, which shall be equal to approximately 94.11 percent of the Class C Units issued on the Plan Effective Date and subject to dilution on account of the Management Incentive Plan and the terms thereof (the “Class C Magnetar Units”). N/A Administrative and Priority Tax Claims On the Plan Effective Date, each Holder of an allowed administrative claim or priority tax claim shall receive cash equal to the full amount of its claim or such other treatment as required by section 1129(a)(9) of the Bankruptcy Code, unless otherwise agreed to by such Holder or permitted by the Bankruptcy Code. N/A Other Secured Claims On the Plan Effective Date, each Holder of an allowed Other Secured Claim, if any, shall receive, in full and final satisfaction of such claims, either (i) payment in full in cash, (ii) delivery of the collateral securing such claim, (iii) reinstatement of such claim, or (iv) such other treatment rendering such claim unimpaired in accordance with section 1124 of the Bankruptcy Code, unless otherwise agreed to by such Holder. Unimpaired; Deemed to Accept. Other Priority Claims On the Plan Effective Date, each Holder of an allowed Other Priority Claim shall receive cash in an amount equal to such claim, unless otherwise agreed to by such Holder. Unimpaired; Deemed to Accept.

6 1L Convertible Notes Claims On the Plan Effective Date, each Holder of an allowed 1L Convertible Notes Claim will receive, in full and final satisfaction of such 1L Convertible Notes Claim, such Holder’s pro rata share, calculated as if the DIP Claims were included in the Class 3 1L Convertible Notes Claims, of (i) the Series A Units or Series A-1 Units, after taking into account the Series A Units and Series A-1 Units issued on account of the DIP Claims, and (ii) the Class C Magnetar Units. Impaired; Entitled to Vote. 2L Convertible Notes Claims On the Plan Effective Date, each Holder of an allowed 2L Convertible Notes Claim will receive, in full and final satisfaction of such 2L Convertible Notes Claim, (i) the Series B Units and (ii) the Class C Units attributable to the allowed 2L Convertible Notes Claims, which shall be equal to approximately 5.89 percent of the Class C Units issued on the Plan Effective Date and subject to dilution on account of the Management Incentive Plan and the terms thereof (the “Class C AGF Units”). Impaired; Entitled to Vote. 3L RCF Claims On the Plan Effective Date, all 3L RCF Claims shall be discharged, cancelled, released, and extinguished under the Plan, and Holders thereof shall not receive or retain any distribution under the Plan on account of such 3L RCF Claims. Impaired; Deemed to Reject. General Unsecured Claims On the Plan Effective Date, each Holder of an allowed General Unsecured Claim shall receive either: (i) reinstatement of such allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; or (ii) payment in full in cash on (a) the Plan Effective Date, or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such allowed General Unsecured Claim, unless otherwise agreed to by such Holder. Unimpaired; Deemed to Accept. Section 510(b) Claims On the Plan Effective Date, allowed claims arising under section 510(b) of the Bankruptcy Code (each, a “510(b) Claim”), if any, shall be cancelled without any distribution, and such holders of 510(b) Claims will receive no recovery. Impaired; Deemed to Reject. Existing Intercompany Claims On the Plan Effective Date, Intercompany Claims shall be, at the option of the Reorganized Debtors or the Company Parties, either: (i) reinstated; or (ii) set off, settled, discharged, contributed, cancelled, and released without any distribution on account of such Intercompany Claims, or otherwise addressed at the option of the Reorganized Debtors or Company Parties. Unimpaired; Deemed to Accept / Impaired; Deemed to Reject. Existing Intercompany Equity Interests On the Plan Effective Date, Intercompany Equity Interests shall be, at the option of the Reorganized Debtors or the Company Parties, either: (i) reinstated; or (ii) set off, settled, discharged, contributed, cancelled, and released without any distribution on account of such Intercompany Equity Interests, or otherwise addressed at the option of the Reorganized Debtors or Company Parties. Unimpaired; Deemed to Accept / Impaired; Deemed to Reject.

7 Existing Equity Interests On the Plan Effective Date, all existing Equity Interests in Appgate shall be discharged, cancelled, released, and extinguished under the Plan, and each Holder of an existing Equity Interest in Appgate shall not receive or retain any distribution, property, or other value under the Plan on account of such existing Equity Interests in Appgate. Impaired; Deemed to Reject. SUMMARY OF TERMS OF THE RESTRUCTURING TRANSACTIONS Cancellation of Equity Interests On the Plan Effective Date, Holders of Equity Interests in Appgate shall be deemed to have waived all legal, equitable, and contractual interests in the Equity Interests and such Equity Interests shall be cancelled and released without any distribution on account of such Equity Interests, including, for the avoidance of doubt, any securities laws claims subject to subordination pursuant to section 510(b) of the Bankruptcy Code. Executory Contracts and Unexpired Leases The Plan will provide that the executory contracts and unexpired leases that are not assumed or rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code. Survival of Indemnification Provisions and D&O Insurance All indemnification provisions, consistent with applicable law, currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the Plan Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties than the indemnification provisions in place prior to the Plan Effective Date. In addition, after the Plan Effective Date, the Company Parties will not reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Company Parties who served in such capacity at any time prior to the Plan Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy (or comparable replacement policy) regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Plan Effective Date. Claims of the Company Parties The Reorganized Debtors shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action released or exculpated by the Company Parties pursuant to the release and exculpation provisions set forth in this Term Sheet, the RSA, and the Plan. Management Incentive Plan The Plan will provide for the establishment of a post-emergence management incentive plan to be designed and adopted by the New Board (as defined below)

8 following the Effective Date, to be used to incentivize and compensate employees, directors, consultants, and other service providers (the “Management Incentive Plan”), which will include (i) the ability to grant incentive equity awards representing up to 15 percent of the Class C Units (all of which shall be Class C Profits Interests) on a fully diluted basis (the “Management Incentive Plan Equity”) and (ii) other terms and conditions customary for similar equity plans as determined by the New Board in its sole discretion (including, with respect to participants, allocation of awards, and vesting); provided that any Management Incentive Plan shall provide that distributions to Class C Profits Interests Holders in respect of any authorized but unissued, unvested, or forfeited Class C Profits Interests shall be distributed in accordance with the distribution allocations provided in the New Limited Liability Company Agreement. Organizational Documents and Governance The Corporate Governance Documents and any other documentation evidencing the corporate governance for any Company Party and any direct or indirect subsidiary thereof, including charters, bylaws, limited liability company agreements, shareholder agreements, and/or other organization documents of such entities will be consistent with the RSA (including the consent rights set forth therein). The board of directors of the Reorganized Debtors shall consist of [five managers] as designated in accordance with the New Limited Liability Company Agreement, attached as Exhibit D to the RSA. For so long as Appgate Funding, LLC and/or an affiliate thereof holds at least 50% of the aggregate number of Class C Units issued to them on the Plan Effective Date, Mr. Manny Medina shall have the right to be designated as a manager by the Series B Holders on the Plan Effective Date, absent removal for cause. Releases and Exculpation The Plan, attached to the RSA as Exhibit E, contains the customary debtor and third-party release and exculpation provisions supported by the Consenting Stakeholders. Additional Series A Units Issuance Further, following the Effective Date, the Series A Holders shall, in their discretion, after consultation with the Debtors, provide, or commit to provide, incremental liquidity needed to fund cash shortfalls of the Reorganized Debtors following the Effective Date. Any incremental liquidity amount and accompanying documentation, including any commitment to purchase additional Series A Units or Series A-1 Units, shall be (a) filed as part of the Plan Supplement, and (b) subject to the preemptive rights set forth in Section 3.04 of the New Limited Liability Company Agreement. Tax Structure To the extent practicable, the Restructuring Transactions contemplated by this Term Sheet will be structured so as to obtain the most beneficial tax structure for the Company Parties, as determined by the Company Parties and the Required Consenting 1L Convertible Noteholders. Exemption from SEC Registration The issuance of all securities under the Plan will be exempt from registration under the Securities Act and applicable law. Private Company The Reorganized Debtors shall not be reporting companies for the purposes of any applicable federal securities laws or regulations, and any transfer of Series B Units and Class C Units shall require the approval of the DIP Lenders.

9 Conditions Precedent to the Plan Effective Date There shall be customary conditions to the Plan Effective Date consented to by the Required Consenting 1L Convertible Noteholders, including, but not limited to, completion of applicable federal regulatory review and approvals. Professional Advisors Kirkland & Ellis LLP, Triple P RTS, LLC, Triple P Securities, LLC, Cole Schotz P.C., and Donlin, Recano & Co., Inc. and any other advisors to be engaged and/or hired by the Company Parties in consultation with the DIP Lenders. GENERAL PROVISIONS REGARDING THE RESTRUCTURING TRANSACTIONS Cancellation of Notes, Certificates, and Other Documents On the Plan Effective Date, except to the extent otherwise provided in this Term Sheet, the RSA, the Plan, or other Definitive Documents, as applicable, all notes, instruments, certificates, and other documents evidencing Claims (other than those that are reinstated) or Equity Interests in Appgate, including credit agreements and note purchase agreements, shall be cancelled, and all present and future obligations and liabilities, actions, suits, accounts or demands, covenants and indemnities (both actual and contingent) under or in connection with the 1L Convertible NIA, 2L Convertible NIA, and the 3L RCF Credit Agreement of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto, shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the Agents/Trustees shall be released from all duties and obligations thereunder. Surrender and Cancellation of Instruments or Securities On the Plan Effective Date or as soon as reasonably practicable thereafter, each Holder (and the applicable Agents for such Holder, including the Agents/Trustees) of a certificate or instrument evidencing a Claim or an Equity Interest that has been cancelled shall be deemed to have surrendered such certificate or instrument. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and any non-Debtor Affiliates, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties (other than the non-Debtor Affiliates) in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which all continue in effect for the purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in the Plan, the foregoing shall not apply to certificates or instruments evidencing Claims that are Unimpaired under the Plan. Release of Liens Except as otherwise provided in the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Plan Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim or any related claim that may be asserted against a non-Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is allowed as of the Plan Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with the Plan, all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the estates or any non-Debtor Affiliate shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder (and the applicable Agents for such Holder, including the Agents/Trustees) of such mortgages, deeds of trust, liens,

10 pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim or claim against a non-Debtor Affiliate (and the applicable agents for such Holder, including the Agents/Trustees) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor or non-Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such liens. Restructuring Transactions Tax Structuring The Company Parties and the Consenting Stakeholders will negotiate in good faith to structure and implement the Restructuring Transactions (a) in a tax-efficient manner (including, but not limited to, by way of the preservation or enhancement of favorable tax attributes) to the Company Parties and the Reorganized Debtors, (b) in a manner that minimizes any current cash taxes payable by the Reorganized Debtors, and (c) to the extent not inconsistent with the preceding clauses (a) and (b), and to the extent reasonably practicable in a manner intended to be tax-efficient for Holders of Claims and Equity Interests; provided, that no guarantee of tax efficiency will be made to any particular Holder, which may include reorganizing the ownership structure of the Company Parties, its subsidiaries and assets, and/or the exchange of Equity Interests of one or more existing or newly-formed subsidiaries of the Company Parties that own the assets currently owned by the Company Parties, rather than equity of the Company Parties, the Company Parties making one or more “elections” for U.S. federal income tax purposes, applying for one or more private letter rulings with the Internal Revenue System, and/or transferring or assigning debt from an applicable Company Party or subsidiary to one or more Company Parties or subsidiaries.

EXHIBIT C DIP Credit Agreement

EXHIBIT D New Limited Liability Company Agreement

Draft; Subject to Material Revision AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF APPGATE HOLDINGS LLC

TABLE OF CONTENTS1 Pages ARTICLE I DEFINITIONS ............................................................................................................2 ARTICLE II ORGANIZATION....................................................................................................16 Section 2.01 Formation of Company ............................................................................16 Section 2.02 Name ........................................................................................................16 Section 2.03 Office; Agent for Service of Process .......................................................16 Section 2.04 Term.........................................................................................................16 Section 2.05 Purpose and Scope ...................................................................................16 Section 2.06 Authorized Acts .......................................................................................17 Section 2.07 Fiscal Year ...............................................................................................17 ARTICLE III CAPITAL CONTRIBUTIONS, UNITS AND MEMBERS...................................18 Section 3.01 Capital Contributions ...............................................................................18 Section 3.02 Schedule of Units and Members; Ownership of Units ............................18 Section 3.03 Creation and Issuance of Equity Securities .............................................19 Section 3.04 Preemptive Rights....................................................................................20 Section 3.05 Issuance of Equity Securities to Third Parties .........................................21 Section 3.06 Class C Profits Interests as Profits Interests ............................................21 Section 3.07 Withdrawals .............................................................................................23 Section 3.08 Capital Accounts......................................................................................23 Section 3.09 No Deficit Restoration Obligation ...........................................................24 ARTICLE IV MANAGEMENT, DUTIES AND INDEMNIFICATION .....................................24 Section 4.01 Management and Control of the Company ..............................................24 Section 4.02 Liability of the Members Generally ........................................................26 Section 4.03 Member Consent Rights ..........................................................................26 Section 4.04 Voting Rights ...........................................................................................27 Section 4.05 Officers ....................................................................................................27 Section 4.06 Expenses ..................................................................................................28 Section 4.07 Indemnification; Exculpation; No Implied Duties ..................................28 ARTICLE V DISTRIBUTIONS....................................................................................................30 Section 5.01 Distributions Generally............................................................................30 Section 5.02 Priority of Distributions ...........................................................................31 Section 5.03 Distributions on Account of Class C Profits Interests and Unvested Units ........................................................................................32 1 Note to Draft: To be updated.

ii Section 5.04 Tax Distributions .....................................................................................32 Section 5.05 Withholding of Certain Amounts ............................................................33 Section 5.06 Restricted Distributions ...........................................................................33 Section 5.07 Tax Payments and Withholding Obligations ...........................................33 Section 5.08 Return of Distributions. ........................... Error! Bookmark not defined. Section 5.09 Redemption ..............................................................................................35 Section 5.10 Equity Rollover........................................ Error! Bookmark not defined. ARTICLE VI ALLOCATIONS ....................................................................................................36 Section 6.01 General Application .................................................................................36 Section 6.02 Loss Limitation ........................................................................................36 Section 6.03 Special Allocations ..................................................................................36 Section 6.04 Transfer of Interest ..................................................................................38 Section 6.05 Tax Allocations........................................................................................39 ARTICLE VII ACCOUNTING AND TAX MATTERS ..............................................................39 Section 7.01 Books and Records ..................................................................................39 Section 7.02 Reports to Members.................................................................................40 Section 7.03 Tax Returns..............................................................................................40 Section 7.04 Tax Controversies ....................................................................................41 Section 7.05 Accounting Methods; Elections ...............................................................42 Section 7.06 Partnership Status ....................................................................................43 ARTICLE VIII TRANSFERS .......................................................................................................43 Section 8.01 Transfer of a Member’s Interest ..............................................................43 Section 8.02 Null and Void Transfers ..........................................................................45 Section 8.03 Transferee’s Capital Account ..................................................................45 Section 8.04 Effective Date of Transfer; Distributions to Transferee ..........................45 Section 8.05 Bankruptcy or Death of a Member ..........................................................45 Section 8.06 Control Sale and Asset Sale.....................................................................45 Section 8.07 Tag Sales..................................................................................................48 Section 8.08 Forfeiture and Repurchase .......................................................................49 Section 8.09 Written Notice of Transfer ......................................................................51 Section 8.10 Restrictive Covenants ..............................................................................51 ARTICLE IX DISSOLUTION; LIQUIDATION ..........................................................................54 Section 9.01 Dissolution ...............................................................................................54 Section 9.02 Final Accounting .....................................................................................54 Section 9.03 Liquidation...............................................................................................54 Section 9.04 Cancellation of Certificate .......................................................................55 Section 9.05 Post-Liquidation Matters .........................................................................55

iii ARTICLE X AMENDMENTS......................................................................................................55 Section 10.01 Amendments ............................................................................................55 Section 10.02 Amendments by the Board of Managers .................................................55 Section 10.03 Certain Amendments ...............................................................................56 ARTICLE XI PUBLIC OFFERINGS ...........................................................................................57 Section 11.01 Initial Public Offering ..............................................................................57 Section 11.02 Registration Rights ..................................................................................57 ARTICLE XII REPRESENTATIONS ..........................................................................................59 Section 12.01 Investment Purpose..................................................................................59 Section 12.02 Independent Inquiry .................................................................................59 Section 12.03 Indemnification for False Representations ..............................................60 ARTICLE XIII GENERAL PROVISIONS...................................................................................60 Section 13.01 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.........60 Section 13.02 Counterparts.............................................................................................61 Section 13.03 Construction; Headings ...........................................................................61 Section 13.04 Severability ..............................................................................................61 Section 13.05 Relations with Members ..........................................................................61 Section 13.06 Waiver of Action for Partition .................................................................62 Section 13.07 Successors and Assigns ...........................................................................62 Section 13.08 Entire Agreement .....................................................................................62 Section 13.09 No Third Party Beneficiaries ...................................................................62 Section 13.10 Other Instruments and Acts .....................................................................62 Section 13.11 Remedies and Waivers ............................................................................62 Section 13.12 Specific Performance ...............................................................................63 Section 13.13 Confidentiality .........................................................................................63 Section 13.14 Public Announcements ............................................................................64 Section 13.15 Competitive Activities .............................................................................64 Section 13.16 Legal Counsel Relationships ...................................................................64 Section 13.17 Method for Notices ..................................................................................65

[AMENDED AND RESTATED] LIMITED LIABILITY COMPANY AGREEMENT OF APPGATE HOLDINGS LLC This [Amended and Restated] Limited Liability Company Agreement of Appgate Holdings LLC (the “Company”) is made and entered into as of this [●] day of [●], 2024 (the “Effective Date”), by and among each of the Persons listed on Schedule I hereto as Members. W I T N E S S E T H : WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., as amended and in effect from time to time) (the “Act”) by filing a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on [●], 2024; WHEREAS, Appgate, Inc. (“Old Appgate”) and certain of its direct and indirect Subsidiaries commenced voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time (the “Bankruptcy Code”); in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); WHEREAS, Old Appgate, certain of its direct and indirect Subsidiaries, and certain other parties agreed to implement the transactions contemplated by that certain Restructuring Support Agreement (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms), dated as of [●], 2024 (the “Restructuring Support Agreement”); WHEREAS, pursuant to that certain Joint Prepackaged Chapter 11 Plan of Reorganization of Appgate, Inc. and Its Debtor Subsidiaries Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) confirmed by the Bankruptcy Court in the jointly administered cases captioned In re Appgate, Inc., et al., Case No. [●] ([●]), pursuant to an order dated [●], 2024, Docket No. [●] (the “Confirmation Order”), the Company has agreed as of the Effective Date to, among other things, issue Series A Units, Series A-1 Units, Series B Units and Class C Units to certain creditors of Old Appgate and its Subsidiaries in exchange for certain Allowed Claims (as described and defined in the Plan) (the “Contributed Claims”); WHEREAS, the Plan or the Confirmation Order provides that this Agreement shall be effective and binding in accordance with the terms and conditions thereof upon all holders of Series A Units, Series A-1 Units, Series B Units, Class C Common Units and Class C-1 Common Units as of the date hereof, who shall be deemed to have executed this Agreement;

2 WHEREAS, pursuant to the Plan, the Company and the Members are authorized to enter into this Agreement to establish certain rights and obligations with respect to the composition of the Board of Managers and other matters relating to the Units and the governance of the Company; WHEREAS, Appgate Investors is party to that certain Limited Liability Company Agreement, dated as of [●], 2024, and the Company, Appgate Investors and the other Members desire to amend and restate such Limited Liability Company Agreement in its entirety; and WHEREAS, the parties hereto wish to enter into this Agreement to, among other things, (i) admit new Members, (ii) provide for management of the Company and (iii) set forth the respective rights and obligations of the Members of the Company. NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS2 “Act” has the meaning set forth in the Recitals. “Additional Capital Contribution” means, with respect to each Member, any Capital Contributions made by such Member in addition to the Initial Capital Contribution of such Member. “Additional Member” means any additional member admitted to the Company pursuant to Section 3.05. “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year or other relevant period, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). 2 Note to Draft: To be updated and all cross-references to be confirmed.

3 The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. “Affected Members” has the meaning set forth in Section 10.03. “Affiliate” of any Person means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. “Affiliate Transaction Approval” has the meaning set forth in Section 4.03(b). “Agreement” means this Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules hereto, as any of the foregoing may be amended or restated from time to time in accordance with the terms hereof. “Appgate Entities” means the Company, Appgate, Appgate Cybersecurity, Inc., Appgate Germany GmbH, Catbird Networks, Inc., Cryptzone Group AB, Cryptzone International Holdings, Inc., Cryptzone North America, Inc., Cryptzone UK Ltd., Cryptzone Worldwide, Inc., Easy Solutions Do Brasil Ltda., Easy Solutions Enterprises Corp., Easy Solutions, Inc., Easy Solutions Japan G.K., Easy Solutions S.A.S., Immunity Federal Services, LLC, Immunity, Inc., Immunity Inc. Sucursal Empresa Extranjera, Immunity Products, LLC, Immunity Services, LLC and any direct or indirect Subsidiaries of the Company or any other Appgate Entity (including any Person who becomes such a Subsidiary after the Effective Date) and their respective successors and assigns. “Appgate Investors” means Appgate Investors, LLC, a Delaware limited liability company, which has been designated by the Magnetar Members to act on their behalf. “Asset Sale” has the meaning set forth in Section 8.06(a). “Assumed Tax Rate” means the highest marginal statutory rate of Federal, state and local income tax (including any tax under Section 1411 of the Code on net investment income applicable to an individual resident in New York, New York) taking account of any difference in rates applicable to ordinary income, qualified dividends, capital gains, and any allowable deductions in respect of such state and local taxes in computing such individual’s federal income taxes (taking into account any phase-outs related thereto). “Authorized Representative” has the meaning set forth in Section 13.13(a). “Bankruptcy Code” has the meaning set forth in the Recitals. “Bankruptcy Court” has the meaning set forth in the Recitals. “Board Designation Conditions” has the meaning set forth in Section 4.01(a)(i)(B). “Board Expenses” has the meaning set forth in Section 4.06(b).

4 “Board of Managers” has the meaning set forth in Section 4.01(a)(i). “Book Item” has the meaning set forth in Section 6.05(a). “Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York are authorized or required by law to close. [“Buyer’s Equity” has the meaning set forth in Section 5.10.] “Capital Account” has the meaning set forth in Section 3.08. “Capital Contributions” means, with respect to any Member, the aggregate amount of cash and the Gross Asset Value of any property (other than cash) contributed to the Company by such Member (or its predecessors in interest) with respect to the Units held by such Member. “Certificate” means the Certificate of Formation as filed with the Secretary of State of the State of Delaware pursuant to the Act as set forth in the Recitals, as it may be amended or restated from time to time. “Class C Common Holders” means each Member, Additional Member or Substitute Member, in each case, who holds Class C Common Units (for so long as such Person holds Class C Common Units). If a Class C Common Holder holds different classes of Units, then such Class C Common Holder shall be treated as a Class C Common Holder only with respect to its Class C Common Units. “Class C Common Rights Holder” means each Class C Common Holder and each Class C-1 Common Holder. “Class C Common Units” has the meaning set forth in Section 3.03(d). “Class C-1 Common Holders” means each Member, Additional Member or Substitute Member, in each case, who holds Class C-1 Common Units (for so long as such Person holds Class C-1 Common Units). If a Class C-1 Common Holder holds different classes of Units, then such Class C-1 Common Holder shall be treated as a Class C-1 Common Holder only with respect to its Class C-1 Common Units. “Class C-1 Common Units” has the meaning set forth in Section 3.03(d). “Class C Holders” means the Class C PI Holders, the Class C Common Holders and the Class C-1 Common Holders. “Class C PI Holders” means each Member, Additional Member or Substitute Member, in each case, who holds Class C Profits Interests (for so long as such Person holds Class C Profits Interests). If a Class C Holder holds different classes of Units, then such Class C Holder shall be treated as a Class C Holder only with respect to its Class C Profits Interests.

5 [“Class C Profits Interests” has the meaning set forth in Section 3.03(e).]3 “Class C Profits Interests Grant” means a written agreement entered into on or after the Effective Date between the Company and applicable Class C Holder pursuant to the MIP that evidences the grant of any Class C Profits Interest and provides for certain terms and conditions of such Class C Profits Interests, including, without limitation, with respect to vesting. “Class C Units” means the Class C Common Units, the Class C-1 Common Units and the Class C Profits Interests. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Company” has the meaning specified in the introductory paragraph hereof. “Company Business” has the meaning set forth in Section 2.05(a). “Company Expenses” has the meaning set forth in Section 4.06(a). “Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d). “Company Register” has the meaning set forth in Section 3.01(a). “Company Representative” means the “partnership representative” within the meaning of Section 6223 of the Code. “Compensatory Interests” has the meaning set forth in Section 3.06(b)(i). “Confirmation Order” has the meaning set forth in the Recitals. “Contributed Claims” has the meaning set forth in the Recitals. “Control,” “Controlled” and “Controlling” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise. “Control Sale” has the meaning set forth in Section 8.06(a). “Covered Business” has the meaning set forth in Section 8.10(b). 3 Note to Draft: Assumes MIP will be in the form of profits interests. Draft to be updated if the company will check the box to file as a corporation.

6 “Credit Agreement” means any financing, debt or credit agreement to which any Appgate Entity is a party, at any time and from time to time. “Customers or Suppliers” has the meaning set forth in Section 8.10(c). “Drag-Along Notice” has the meaning set forth in Section 8.06(a). “Effective Date” has the meaning specified in the introductory paragraph hereof. “Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity. [“Equity Rollover” has the meaning set forth in Section 5.10.] “Equity Securities” has the meaning set forth in Section 3.03(a). “Excluded Securities” means any Series A Units, Series A-1 Units, Series B Units, Class C Units or other Equity Securities: (i) issued as a dividend or distribution on any of the Units in accordance with this Agreement; (ii) granted or issued to employees, officers, directors, managers of, or contractors, consultants or advisors to, the Company or any of its Subsidiaries pursuant to incentive agreements, equity purchase agreements, equity option plans, equity bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Managers and, if applicable, the Required Member Consent; (iii) issued or issuable in connection with any equipment leases, real property leases, loans, credit lines, guarantees of indebtedness or similar transactions, in each case, approved by the Board of Managers; (iv) issued as consideration for the acquisition of another Person by the Company or any of its Subsidiaries, whether by consolidation, merger, purchase of equity interests or all or substantially all of the assets, or other transaction; (v) issued in connection with any equity split, equity dividend or recapitalization of the Company; (vi) issued pursuant to any public offering and sale pursuant to an effective registration statement under the Securities Act; or (vii) issued to any person or entity that is not a Magnetar Member. “Fair Market Value” means, with respect to any assets or Securities, the fair market value for such assets or Securities, as determined in good faith by the Board of Managers; provided,

7 however, that the Fair Market Value of any publicly traded Securities shall be determined as follows: (i) if the Securities are listed on one or more national securities exchanges or a similarly liquid non-United States securities exchange, the fair market value of such Securities shall be the average of the closing prices as reported for composite transactions on the primary exchange or market for such Securities during the 10 consecutive trading days preceding the trading day immediately prior to the date of valuation, or if no sale occurred on a trading day, then the mean between the closing bid and ask prices on such exchange or market on such trading day; or (ii) if the Securities are traded over-the-counter (other than a liquid non-United States securities exchange), the fair market value of such Securities shall be the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 10 consecutive trading days preceding the trading day immediately prior to the date of valuation, as quoted on an automated quotation system or equivalent generally accepted reporting service; provided, further, that any Security that is publicly traded but is subject to contractual or regulatory restrictions on marketability or transfer shall be valued at such discount from the values described in the foregoing proviso as the Board of Managers deems appropriate, taking into account all such restrictions on marketability or transfer of such Security. “Federal” has the meaning set forth in Section 13.03. “Fiscal Year” has the meaning set forth in Section 2.07. “Fundamental Representation” has the meaning set forth in Section 8.06(c). “GAAP” means generally accepted accounting principles as formulated and interpreted by the Financial Accounting Standards Board in the United States of America. “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows: (i) the Gross Asset Value of any asset contributed by a Member to the Company is the gross Fair Market Value of such asset at the time of contribution; (ii) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (a) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (c) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (d) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

8 (iii) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset at the time of distribution; and (iv) the Gross Asset Value of all Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code, if applicable, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this item (iv) to the extent that an adjustment is made at that time pursuant to item (ii) of this definition. “Imputed Tax Underpayment” has the meaning set forth in Section 7.04(c). “Indemnified Party” has the meaning set forth in Section 4.07(a). “Indirect Transfer” means any Transfer of any equity securities of (i) any Member which does not hold any Securities of any Person other than Units or (ii) any Affiliate of such Member, which Affiliate does not hold any Securities of any Person other than Equity Securities, directly or indirectly, of such Member. “Individual Agreement” has the meaning set forth in the definition of “Termination for Cause”. “Initial Capital Contributions” has the meaning set forth in Section 3.01(a). “Initial Public Offering” means any underwritten initial public offering of Securities of the Company or any of its Subsidiaries pursuant to an effective registration statement filed under the Securities Act. “Initial Subscribers” has the meaning set forth in Section 3.04(c). “IRS Adjustment” has the meaning set forth in Section 7.04(c). “Issuance Notice” has the meaning set forth in Section 3.04(a). “Liquidator” has the meaning set forth in Section 9.03(b). “Magnetar Demand Right” has the meaning set forth in Section 11.02(a). “Magnetar Indemnitors” has the meaning set forth in Section 4.07(d). “Magnetar Managers” has the meaning set forth in Section 4.01(a)(i)(A). “Magnetar Members” means each of (i) Appgate Investors, (ii) the Affiliates and Permitted Transferees of Appgate Investors or any other Magnetar Member who hold or own Units and (xi) their respective Affiliates or Permitted Transferees who hold or own Units (provided that no such Permitted Transferee shall be a “Magnetar Member” pursuant to subsection (x) or (xi) of this

9 definition unless so designated by Appgate Investors, in its sole discretion). Any and all decisions permitted or required to be made by the Magnetar Members shall be made by Appgate Investors, in its sole discretion, and shall be binding on all other Magnetar Members. “Magnetar Sale” has the meaning set forth in Section 8.06(a). “Majority Vote Manager” has the meaning set forth in Section 4.01(a)(i)(A). “Management Member” means any Member or [member of Management Vehicle]4 who is an employee or consultant of or that provides services to the Company or any Appgate Entity. In no event shall any Magnetar Member, [Appgate Funding, LLC or Medina]5 be deemed to be a Management Member. “Management Units” means (i) the Class C Profits Interests held by Management Members or their Permitted Transferees and (ii) any Securities issued, directly or indirectly, to the Management Members or their Permitted Transferees with respect to the foregoing Securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. Management Units shall cease to be Management Units if and when they have been forfeited or repurchased by the Company or its assignee pursuant to Section 8.08. “Management Vehicle” means APGT Management Holdings LLC, a Delaware limited liability company. “Managers” has the meaning set forth in Section 4.01(a)(i). “Medina” means Mr. Manuel D. Medina. “Medina Indemnitors” has the meaning set forth in Section 4.07(d). “Member Contributed Assets” has the meaning set forth in Section 5.09. “Member Directly Contributed Assets” has the meaning set forth in Section 5.09. “Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4). “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member 4 Note to Draft: Back-to-back mechanics to be added. 5 Note to Draft: Subject to resolution of Medina employment status.

10 Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3). “Member Nonrecourse Deduction” has the meaning set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2). “Members” means, collectively, the Series A Members, the Series A-1 Members, the Series B Members, the Class C Holders, any Additional Members and any Substitute Members. “MIP” means the management incentive plan adopted and approved by the Board consistent with the RSA Term Sheet. “Net Income” and “Net Loss” means, for each Fiscal Year or other relevant period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments (without duplication): (i) any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph shall be added to such income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704- 1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss; (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subdivision (ii) or (iii) of the definition of “Gross Asset Value” herein, or pursuant to subdivision (iv) of the definition of “Gross Asset Value” herein other than as a result of a distribution in complete liquidation of a Member’s Units, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss; (iv) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; (v) in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, such amounts shall instead be determined in accordance with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g); and (vi) any items which are specially allocated pursuant to the provisions of Section 6.03 shall not be taken into account in computing Net Income or Net Loss but shall be determined in a manner consistent with the foregoing provisions.

11 “New Securities” means Equity Securities, other than Excluded Securities. “Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c). “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3). “Officer” has the meaning set forth in Section 4.05. “Old Appgate” has the meaning set forth in the Recitals. “Operating Partners” has the meaning set forth in Section 4.03(b). “Participation Threshold” means, as to any Class C Profits Interests, the amount set forth in the applicable Class C Profit Interests Grant. “Percentage Interest” of any Class C Common Rights Holder means, on any date of determination, the product of (i) 100% and (ii) a fraction, the numerator of which is the number of Class C Common Units, Class C-1 Common Units or other Units (other than the Series A Units, Series A-1 Units, Series B Units, and Class C Profits Interests) then held by such Class C Common Rights Holder, as applicable, and the denominator of which is the aggregate number of all Class C Common Units, Class C-1 Common Units and other Units (other than the Series A Units, Series A-1 Units, Series B Units and Class C Profits Interests) then held by all Class C Common Rights Holders. “Permitted Transferee” means, (i) with respect to any Member who is an individual, any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Member or any trust or other Entity Controlled by such Member for the benefit of any such Person, solely for estate planning purposes, (ii) with respect to any Member that is an Entity, any Affiliate of such Member or (iii) with respect to a Magnetar Member, (v) any third party investor, or Entity who is a partner of, or otherwise provides financing to, a Magnetar Member or any Affiliate thereof, (w) any Person to whom a pledge or granting of a security interest (including the right to foreclose thereon) is made in connection with providing debt financing to a Magnetar Member or its Affiliates, (x) any Entity who desires to invest in the Company, (y) its partners, limited partners, members, equityholders or direct or indirect beneficial owners to which a distribution is made to the extent required by a Magnetar Member’s organizational documents or in connection with any dissolution of a Magnetar Member, or (z) to any parallel investment funds, co-investment funds, successor investment funds and other investment vehicles under common management with a Magnetar Member or any Affiliate thereof; provided that Transfers effected by a Magnetar Member pursuant to clause (iii) of this definition through repurchases or reissuances of Units shall be deemed Transfers to Permitted Transferees. “Person” means any natural person or Entity. “Plan” has the meaning set forth in the Recitals.

12 “Preemptive Right Electing Member” has the meaning set forth in Section 3.04(b). “Preemptive Right Pro-Rata Percentage” of any Member means, on any date of determination, the product of (i) 100% and (ii) a fraction, the numerator of which is the number of Class C Common Units, Class C-1 Common Units or other Units (other than the Series A Units, Series A-1 Units, Series B Units and Class C Profits Interests) then held by such Member, and the denominator of which is the aggregate number of all Class C Common Units, Class C-1 Common Units and other Units (other than the Series A Units, Series A-1 Units, Series B Units, and Class C Profits Interests) then held by all Members. “Prime Rate” means the highest prime rate of interest quoted from time to time by The Wall Street Journal as the “base rate” on corporate loans at large money center commercial banks. “Profits Interest” has the meaning set forth in Section 3.06(a). “Protected Entities” has the meaning set forth in Section 8.10(a). “Proposed Rules” has the meaning set forth in Section 3.06(b)(i). “Public Offering Notice” has the meaning set forth in Section 11.02(b). “Purchase Notice” has the meaning set forth in Section 8.08(c). “Purchase Option” has the meaning set forth in Section 8.08(b). “Registrable Securities” has the meaning set forth in Section 11.02(b). “Regulations” means the Income Tax Regulations promulgated under the Code, as amended. “Regulatory Allocations” has the meaning set forth in Section 6.03(j). “Remaining New Securities” has the meaning set forth in Section 3.05. “Repurchase Fair Market Value” means the Fair Market Value of any Unit, determined as if the Company was hypothetically liquidated in accordance with Article IX. “Required Member Consent” has the meaning set forth in Section 4.03(a). “Reserves” means the amount of proceeds that the Board of Managers determines in good faith and in its discretion is necessary to be maintained by the Company for the purpose of paying reasonably anticipated Company Expenses and other liabilities and obligations of the Company. “Restricted Period” has the meaning set forth in Section 8.10(a).

13 “Restrictive Covenant Agreements” means (i) those certain restrictive covenant agreements pursuant to which Members agree to certain non-interference, non-solicitation, non- hire, non-competition, confidentiality or other restrictive covenants or (ii) any other agreement which includes such restrictive covenants, in each case with one or more Appgate Entities. “Restructuring Support Agreement” has the meaning set forth in the Recitals. “Safe Harbor Election” has the meaning set forth in Section 3.06(b)(i). “Section 83(b) Election” has the meaning set forth in Section 3.06(a). “Securities” means securities of every kind and nature, including Units, stock, equity interests, notes or bonds, or options or warrants to acquire or convertible into any of the foregoing. “Securities Act” means the Securities Act of 1933, as amended from time to time. “Series A Member” means each Member, Additional Member or Substitute Member, in each case, who holds Series A Units (for so long as such Person holds Series A Units). If a Series A Member holds different classes of Units, then such Series A Member shall be treated as a Series A Member only with respect to its Series A Units. “Series A Threshold” has the meaning set forth in Section 5.02(c). “Series A Units” has the meaning set forth in Section 3.03(b). “Series A-1 Member” means each Member, Additional Member or Substitute Member, in each case, who holds Series A-1 Units (for so long as such Person holds Series A Units). If a Series A-1 Member holds different classes of Units, then such Series A-1 Member shall be treated as a Series A-1 Member only with respect to its Series A-1 Units. “Series A-1 Units” has the meaning set forth in Section 3.03(b). “Series B Members” means each Member, Additional Member or Substitute Member, in each case, who holds Series B Units (for so long as such Person holds Series B Units). If a Series B Member holds different classes of Units, then such Series B Member shall be treated as a Series B Member only with respect to its Series B Units. “Series B Threshold” has the meaning set forth in Section 5.02(b). “Series B Units” has the meaning set forth in Section 3.03(c). “Significant Member” means, as of a particular date, each Class C Common Member holding a Percentage Interest (when aggregated with the Percentage Interest of its Affiliates and Permitted Transferees) equal to or greater than 5.0 % as of such date. For the avoidance of doubt, no Series A-1 Member or Class C-1 Member shall be or be deemed to be a Significant Member hereunder.

14 “Subscription Agreement” means a subscription agreement, contribution agreement, issuance agreement or similar written agreement (other than the Class C Profits Interests), by and between the Company and a Member, pursuant to which such Member acquires Units in the Company. “Subscription Period” has the meaning set forth in Section 3.04(b). “Subsidiary” of any Person means any other Person of which a majority of the outstanding voting Securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies or such other Person, are owned, directly or indirectly, by such first Person. “Substitute Member” means any Person who acquires Units from any Member, in each case, in accordance with and pursuant to the terms and conditions of this Agreement. Each such Person shall agree, in writing, to be bound as a Member and shall execute any documents and make any representations, warranties and covenants, in each case, required by the Board of Managers. “Substituted Basis Assets” has the meaning set forth in Section 5.09. “Tag Along Member” has the meaning set forth in Section 8.07. “Tag Along Rights” has the meaning set forth in Section 8.07. “Tag Notice” has the meaning set forth in Section 8.07. “Tag Sale” has the meaning set forth in Section 8.07. “Tag Seller” has the meaning set forth in Section 8.07. “Tax Audit Rules” means (i) Sections 6221 through 6241 of the Code and any Regulations promulgated or amended, from time to time, thereunder, and any guidance with respect thereto and (ii) any substantially similar state, local or non-U.S. tax audit rules. “Tax Distribution” has the meaning set forth in Section 5.04(a). “Tax Distribution Formula” has the meaning set forth in Section 5.04(b). “Termination Date” has the meaning set forth in Section 8.08(a). “Termination for Cause” means (i) if a Management Member is party to an effective employment, consulting, severance or similar agreement with any Appgate Entity (an “Individual Agreement”), which Individual Agreement includes a definition of “Cause” (or any similar phrase or construct), any event, occurrence or circumstance constituting “Cause” as defined in (or any similar phrase or construct set forth in) such agreement, (ii) if a Management Member is party to a Class C Profits Interests Grant which includes a definition of “Cause” (or any similar phrase or

15 construct) and clause (i) does not apply to such Management Member, any event, occurrence or circumstance constituting “Cause” as defined in (or any similar phrase or construct set forth in) such agreement, or (iii) if a Management Member is not party to an Individual Agreement or Class C Profits Interests Grant that includes a definition of “Cause” (or any similar phrase or construct), (A) commission of fraud or an intentional act of dishonesty that in either case results in material personal enrichment of the Management Member or has a material detrimental effect on the Company or any Appgate Entity; (B) the Management Member’s commission of a felony; (C) the Management Member’s material breach of any provision of his or her employment agreement, Restrictive Covenant Agreement, this Agreement or any other written agreement between the Company or any Appgate Entity, on the one hand, and with the Management Member, on the other hand; (D) the Management Member’s intentional wrongful act or gross negligence that has a material detrimental effect on the Company or any Appgate Entity; or (E) the Management Member’s willful refusal to follow the reasonable instructions of the Board of Managers or the board of directors (or similar governing body) of any Appgate Entity, in each case, that, to the extent curable, is not cured within 10 days of written notice or such longer period as may reasonably be required for the Management Member to cure such breach. “Transactions” has the meaning set forth in Section 13.16. “Transfer” means any voluntary or involuntary transfer, sale, pledge, assignment, hypothecation or other disposition, including (i) by way of merger, consolidation or otherwise or (ii) any Indirect Transfer. “Units” means, collectively, the Series A Units, Series A-1 Units, Series B Units, Class C Units and any other Equity Securities created and issued by the Board of Managers in accordance with this Agreement. “Unreturned Capital Contributions” means, with respect to each Member, at any time of determination, the aggregate amount of such Member’s Capital Contributions less the amount of distributions received by such Member (or its predecessors in interest) under Section 5.02(a) of this Agreement (for the avoidance of doubt, excluding Tax Distributions). All Class C Profits Interests shall be deemed to have an Unreturned Capital Contribution equal to $0 at all times. “Unvested Unit” has the meaning set forth in Section 5.03(b). “Willkie” has the meaning set forth in Section 13.16. “Withholding Tax Evidence” has the meaning set forth in Section 8.01(c).

16 ARTICLE II ORGANIZATION Section 2.01 Formation of Company. The Company has previously been formed pursuant to the Act. The rights and liabilities of the Members shall be as provided for in the Act if not otherwise expressly provided for in this Agreement. Section 2.02 Name. The name of the Company is “Appgate Holdings, LLC”. The business of the Company shall be conducted under such name or under such other names as the Board of Managers may deem appropriate. No value shall be placed upon the name or the goodwill attached thereto for the purpose of determining the Fair Market Value of any Member’s Capital Account or Units. Section 2.03 Office; Agent for Service of Process. The address of the Company’s registered office in Delaware is [c/o Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801]6. The name and address of the registered agent in Delaware for service of process is [The Corporation Trust Company, Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801]7. The Board of Managers may change the registered office and the registered agent of the Company from time to time. The Company shall maintain a principal place of business and office(s) at such place or places as the Board of Managers may from time to time designate. Section 2.04 Term. The Company commenced on the date of the filing of the Certificate, and the term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article IX. Section 2.05 Purpose and Scope. (a) The purpose and business of the Company is to, directly or indirectly, hold and exercise rights with respect to the equity interests of the Appgate Entities and any other purpose or business related to the assets, operations or businesses of any of the Appgate Entities (collectively, the “Company Business”), and to engage in any and all activities that are incidental or ancillary thereto. (b) The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Company Business and for the protection and benefit of the Company and its Subsidiaries, and, 6 Note to Draft: To be confirmed. 7 Note to Draft: To be confirmed.

17 subject to Section 4.03, all such power shall be exercised by the Board of Managers, on behalf of the Company, pursuant to this Agreement (including pursuant to Section 2.06 hereof). Section 2.06 Authorized Acts. The Board of Managers, on behalf of the Company, is hereby authorized and empowered, subject to Section 4.03: (a) to do any and all things, and perform any and all acts, necessary or incidental to the Company Business; (b) to enter into, and take any action under, any contract, agreement or other instrument as the Board of Managers shall determine to be necessary or desirable to further the objects and purposes of the Company or the Company Business, including contracts or agreements with any Member or prospective Member; (c) to open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts; (d) to hire, for usual and customary payments and expenses, consultants, brokers, attorneys, accountants and such other agents for the Company as it may deem necessary or advisable, and authorize any such agent to act for and on behalf of the Company; (e) to incur expenses and other obligations on behalf of the Company in accordance with this Agreement, and, to the extent that funds of the Company are available for such purpose, pay all such expenses and obligations; (f) to bring and defend actions and proceedings at law or in equity and before any governmental, administrative or other regulatory agency, body or commission; (g) to establish Reserves in accordance with this Agreement or the Act for contingencies and for any other purpose of the Company; (h) to prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company, and withhold amounts with respect thereto from funds otherwise distributable to any Member; (i) to determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Company; (j) to cause any of the Appgate Entities to do any of the foregoing; and (k) to act for and on behalf of the Company in all matters incidental to the foregoing. Section 2.07 Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company shall end on the last day of each calendar year or such other date as determined by the Board of Managers.

18 The Company shall have the same Fiscal Year for Federal income tax purposes and for accounting purposes, except as otherwise required by Section 706 of the Code and the Regulations promulgated thereunder. ARTICLE III CAPITAL CONTRIBUTIONS, UNITS AND MEMBERS Section 3.01 Capital Contributions. (a) As of [●], 2024, each Series A Member has made initial Capital Contributions in respect of its Series A Units and Class C Common Units, each Series A-1 Member has made initial Capital Contributions in respect of its Series A-1 Units and Class C-1 Common Units and each Series B Member has made initial Capital Contributions in respect of its Series B Units and Class C Common Units (the “Initial Capital Contributions”), each in the form of Contributed Claims in the amount set forth opposite its name on Schedule I and as reflected in a register of the Company, maintained by the Company in accordance with Article VII (the “Company Register”). (b) No Member shall be required to make any Additional Capital Contributions to the Company except as required by any Subscription Agreement entered into by the Company and the applicable Member. No Member shall be permitted to make any Additional Capital Contributions to the Company (except in respect of the purchase of New Securities pursuant to Section 3.04) without the prior written consent of the Board of Managers. (c) No interest shall be paid to any Member on any Capital Contributions. All Capital Contributions shall be denominated and payable in U.S. dollars. Each of the Members acknowledges that its Capital Contributions are subject to the claims of any and all creditors of the Company to the extent provided by the Act and other applicable law. Section 3.02 Schedule of Units and Members; Ownership of Units. Schedule I shall set forth the Initial Capital Contributions made by and the number and class of Units held by each Member. As of [●], 2024 each Series A Member owns the number of Series A Units and Class C Common Units as appears next to his, her or its name on Schedule I hereto. As of [●], 2024 each Series A-1 Member owns the number of Series A-1 Units and Class C-1 Common Units as appears next to his, her or its name on Schedule I hereto. As of [●], 2024, each Series B Member owns the number of Series B Units and Class C Common Units as appears next to his, her or its name on Schedule I. Schedule I shall be amended or restated by the Board of Managers from time to time to reflect Additional Capital Contributions, issuances, transfers or assignments of Units, forfeitures or repurchases of Units pursuant to Section 8.08, admissions, resignations or withdrawals of Members or other changes to the capitalization of the Company, in each case, pursuant to the terms of this Agreement. Notwithstanding anything in this Section 3.02 or in this Agreement to the contrary, the Board of Managers shall have the right to maintain the confidentiality of Schedule I to this Agreement such that each Member shall only receive information from Schedule I related to the number of Units held by such Member and the aggregate number and class of Units issued

19 and outstanding (but, for the avoidance of doubt, no information regarding the number or class of Units held by any other Member). Section 3.03 Creation and Issuance of Equity Securities. (a) Subject to Section 4.03(a), the Board of Managers shall have the sole authority to create and issue any equity Securities of the Company or any Appgate Entity, including any new class of Units, any additional Series A Units, Series A-1 Units, Series B Units, Class C Common Units, Class C-1 Common Units, Class C Profits Interests and any Security convertible into equity Securities of the Company (collectively, “Equity Securities”) in such amounts and at such purchase price for such Equity Security as determined by the Board of Managers; provided, however, that no such Equity Securities (other than Excluded Securities) shall be issued unless the Company has complied with the terms and conditions of Sections 3.04 or 3.05 with respect to such issuance of Equity Securities. Any such Equity Securities shall be issued on the same date on which the applicable purchaser thereof makes the applicable Capital Contributions to the Company. (b) Without limiting the generality of Section 3.03(a), subject to Sections 3.04 and 3.05 and, if required, subject to obtaining the Required Member Consent pursuant to Section 4.03(a), the Company shall have the authority to issue an unlimited number of Series A Units (the “Series A Units”) and Series A-1 Units (the “Series A-1 Units”) for such consideration as the Board of Managers deems appropriate. (c) Without limiting the generality of Section 3.03(a), subject to the terms and conditions of this Agreement and, if required, subject to obtaining the Required Member Consent pursuant to Section 4.03(a), the Company shall have the authority to issue an unlimited number of Series B Units (the “Series B Units”) for such consideration as the Board of Managers deems appropriate. (d) Without limiting the generality of Section 3.03(a), subject to the terms and conditions of this Agreement and, if required, subject to obtaining the Required Member Consent pursuant to Section 4.03(a), the Company shall have the authority to issue an unlimited number of Class C Common Units (the “Class C Common Units”) and Class C-1 Common Units (the “Class C-1 Common Units”) for such consideration as the Board of Managers deems appropriate. (e) Without limiting the generality of Section 3.03(a), subject to the terms and conditions of this Agreement, the MIP and, if required, subject to obtaining the Required Member Consent pursuant to Section 4.03(a), the Company shall have the authority to issue an unlimited number of Class C Profits Interests (the “Class C Profits Interest”), in each case, to employees, consultants or services providers of the Company or any of the Appgate Entities in consideration for the provision of services to, or for the benefit of, the Company or any of the Appgate Entities.

20 Section 3.04 Preemptive Rights. (a) In the event that the Company or any Appgate Entity proposes to issue New Securities to any Person, in each case, the Board of Managers shall provide written notice thereof to each Class C Common Rights Holder (an “Issuance Notice”). The Issuance Notice shall set forth (i) the Company’s or such Appgate Entity’s bona fide intention to offer such New Securities, (ii) the number of such New Securities that are available for issuance pursuant to this Section 3.04 and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. (b) For a period of 10 days from delivery of the Issuance Notice, each Class C Common Rights Holder shall have the right to elect, by giving written notice to the Company, to purchase up to its respective Preemptive Right Pro-Rata Percentage of the New Securities available for issuance pursuant to this Section 3.04. At the expiration of such 10 day period, the Company shall promptly notify in writing each Class C Common Rights Holder that elects to purchase its full Preemptive Right Pro-Rata Percentage of such New Securities (each a “Preemptive Right Electing Member”) of any other Class C Common Rights Holder’s failure to do so. For a period of 5 days (the “Subscription Period”) after the Company has delivered such notice, each Preemptive Right Electing Member may, by giving written notice to the Company, elect to purchase up to its Preemptive Right Pro-Rata Percentage of the New Securities that were not subscribed for by the other Class C Common Rights Holders pursuant to the first sentence of this Section 3.04(b). If at the end of the Subscription Period (i) there remain New Securities that have not been subscribed for by such Class C Common Rights Holder and the Preemptive Right Electing Members and (ii) there remain additional Preemptive Right Electing Members who wish to subscribe for additional New Securities, then the Company shall follow the procedures set forth in the second sentence of this Section 3.04(b) as frequently as necessary during the 2 day period immediately following the end of the Subscription Period until all such remaining New Securities have been fully subscribed for or there are no longer any Preemptive Right Electing Members who wish to subscribe for additional New Securities; provided, however, if at any time there is only one Preemptive Right Electing Member who wants to buy additional New Securities, such Preemptive Right Electing Member shall have the option to purchase up to the entire amount of the then available additional New Securities. (c) In the event that the Board of Managers determines in good faith that the Company or any Appgate Entity has a time sensitive need to issue New Securities to any Person and receive the applicable Capital Contributions or purchase price for such New Securities, the Board of Managers shall have the right to cause the Company or such Appgate Entity to issue any or all of such New Securities to one or more Class C Common Rights Holders (the “Initial Subscribers”) prior to the expiration of the applicable exercise periods set forth in Section 3.04(b) above. In the event that the Board of Managers exercises such right, not later than 90 days after the issuance of the New Securities pursuant to this Section 3.04(c), the Company or such Appgate Entity shall offer the Class C Common Rights Holders their respective rights to purchase such New Securities pursuant to Section 3.04(b) above and, in the event that one or more Class C Common Rights Holder exercises such rights, the Initial Subscribers shall sell back to the Company such issued New Securities, and the Company or such Appgate Entity shall reissue such New Securities as necessary to put each Class C Common Rights Holder in the same position,

21 relative to the other Class C Common Rights Holders, as they would have been if the New Securities issued pursuant to this Section 3.04(c) were initially offered and issued pursuant to Section 3.04(b). (d) Any New Securities issued pursuant to this Section 3.04 shall be issued by the Company or such Appgate Entity and shall be purchased by the applicable Class C Common Rights Holders as promptly as practicable following the expiration of the exercise periods set forth in this Section 3.04. For purposes of this Section 3.04, subject to the last sentence of this Section 3.04(d), a Magnetar Member shall be entitled to apportion its right to purchase New Securities among itself and its Affiliates in such proportions as it deems appropriate. No Class C Common Rights Holder shall have the right to purchase New Securities pursuant to this Section 3.04 unless such Class C Common Rights Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, at the request of the Board of Managers, such Class C Common Rights Holder makes the representations, warranties and acknowledgement in Article XII with respect to the purchase of New Securities. Section 3.05 Issuance of Equity Securities to Third Parties. In the event that the Company or any Appgate Entity proposes to issue New Securities and any portion of the New Securities are not purchased by the Members pursuant to Section 3.04 (the “Remaining New Securities”), the Company or the applicable Appgate Entity may issue such Remaining New Securities to Persons who are not then Members in exchange for the applicable Capital Contributions or purchase price for such Remaining New Securities; provided, however, (i) such Remaining New Securities shall be issued to such Persons on terms that are no less favorable to the Company or the applicable Appgate Entity than the terms and conditions offered to the Members pursuant to Section 3.04 (and, in any event, at a price per Remaining New Security that is equal to or greater than the price per New Security offered to the Members pursuant to Section 3.04), (ii) such Person agrees, in a writing acceptable to the Board of Managers, to be bound by this Agreement as an “Additional Member” and a “Member” and to hold such Remaining New Securities subject to the terms and conditions of this Agreement, (iii) such Person is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and (iv) such Person executes and delivers any additional written instruments, and makes any additional representations and warranties, with respect to the Remaining New Securities, as requested by the Board of Managers. Each Additional Member purchasing such Remaining New Securities pursuant to this Section 3.05 shall thereafter be entitled to all the rights and subject to all the obligations of a Member as set forth herein. Section 3.06 Class C Profits Interests as Profits Interests. (a) The Company and each Member agree to treat each Class C Profits Interest issued to any existing or new employee, officer, director, manager, independent contractor, consultant, advisor or other service provider of the Company or any of the other Appgate Entities pursuant to a Class C Profits Interest Grant as a separate “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 CB 191 (a “Profits Interest”) and it is the intention of the Members that distributions pursuant to Section 5.02 with respect to each such Unit shall be limited to the extent necessary so that such Unit qualifies as a “Profits Interest” and this Agreement shall be interpreted accordingly. Without limiting the generality of

22 the foregoing, each Class C Profits Interest that is intended to be a Profits Interest shall have a Participation Threshold calculated in the aggregate. The Board of Managers shall be authorized to adjust such Participation Threshold thereafter to take into account redemptions or repurchases of Units capital contributions to the Company or other events determined appropriate by the Board of Managers to ensure that the Units intended to be treated as Profits Interests remain treated as such. In accordance with Rev. Proc. 2001-43, the Company shall treat a Member holding a Class C Profits Interest as the owner of such Unit from the date it is granted (irrespective of vesting), and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to such Member, allocating to such Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were fully vested. Each Member holding a Profits Interest agrees to take into account such distributive share in computing its Federal income tax liability for the entire period during which it holds the Profits Interest. The Company and each Member agree not to claim a deduction (as wages, compensation or otherwise) for the Fair Market Value of such Class C Profits Interests, either at the time of grant of the Class C Profits Interests or at the time the Class C Profits Interests become substantially vested. The undertakings contained in this Section 3.06 shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. Each Member issued a Profits Interest shall timely file an election pursuant to Section 83(b) of the Code (a “Section 83(b) Election”) with respect to its Profits Interest following receipt of such Profits Interest. The provisions of this Section 3.06 shall apply regardless of whether or not a Member files a Section 83(b) Election with respect to its Profits Interest. (b) (i) The Board of Managers is hereby authorized and directed to cause the Company to make an election to value any Units issued by the Company as compensation for services to be performed to or for the benefit of the Company (collectively, “Compensatory Interests”) at liquidation value (the “Safe Harbor Election”), as of the date of the grant for purposes of the Section 83(b) Election, as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). The Board of Managers shall cause the Company to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election. (ii) Any such Safe Harbor Election shall be binding on the Company and on all of its Members with respect to all Transfers of Compensatory Interests thereafter made by the Company while a Safe Harbor Election is in effect. A Safe Harbor Election once made may be revoked by the Board of Managers as permitted by the Proposed Rules or any applicable rule. (iii) Each Member (including any Person to whom a Compensatory Interest is Transferred in connection with the performance of services), by signing this Agreement or by accepting such Transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective. (iv) The Board of Managers shall file or cause the Company to file all returns, reports and other documentation as may be required to perfect and maintain the Safe

23 Harbor Election with respect to Transfers of Compensatory Interests covered by such Safe Harbor Election. (v) Notwithstanding anything to the contrary in this Agreement (including Article X), the Board of Managers is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member. Any undertakings by the Members necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member, respectively. (vi) Each Member agrees to cooperate with the Board of Managers to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Board of Managers. (vii) Without limitation of any other provision herein, no Transfer of any Profits Interest in the Company by a Member, to the extent permitted by this Agreement, shall be effective unless prior to such Transfer, the transferee, assignee or intended recipient of such Profits Interest shall have agreed in writing to be bound by the provisions of this Section 3.06, in form satisfactory to the Board of Managers. Section 3.07 Withdrawals. Except as expressly provided in this Agreement, no Member shall have any right (a) to withdraw as a Member from the Company, (b) to withdraw from the Company all or any part of such Member’s Capital Contributions, (c) to receive property other than cash in return for such Member’s Capital Contributions or (d) to receive any distribution from the Company, except in accordance with Article V and Section 9.03. Section 3.08 Capital Accounts. There shall be established and maintained for each Member a separate capital account (“Capital Account”). There shall be added to the Capital Account of each Member (i) such Member’s Capital Contributions, (ii) such Member’s distributive share of Net Income and any item in the nature of income or gain that is specially allocated to the Member pursuant to Section 6.03, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. There shall be subtracted from the Capital Account of each Member (i) the amount of any money, and the Gross Asset Value of any other property, distributed to such Member, (ii) such Member’s distributive share of Net Loss and any item in the nature of loss or expense that is specially allocated to such Member pursuant to Section 6.03, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company. In the event Units in the Company are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred Units. The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In determining the amount of any liability for purposes of this Section 3.08,

24 there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations. Section 3.09 No Deficit Restoration Obligation. At no time during the term of the Company or upon dissolution and liquidation thereof shall a Member with a negative balance in its Capital Account have any obligation to the Company or the other Members to restore such negative balance, except as may be required by law. ARTICLE IV MANAGEMENT, DUTIES AND INDEMNIFICATION Section 4.01 Management and Control of the Company. (a) Board Composition. (i) The Company shall be a “board of managers-managed” limited liability company. The Members have agreed to designate a board of managers (the “Board of Managers”) which shall have [five (5)] Persons (the “Managers”), subject to expansion or contraction pursuant to Section 4.01(a)(ii) below. Appgate Investors and the Board of Managers, as contemplated by this Section 4.01, shall have the exclusive right (subject to the right of Medina contemplated in Section 4.01(a)(i)(B) below) to designate the Managers to the Board of Managers, and the Members agree to take any and all actions necessary for the Board of Managers to be comprised as follows: (A) Four (4) Managers designated by Appgate Investors (the “Magnetar Managers”), who shall initially include [●] (the “Majority Vote Manager”), [●], [●] and [●]; and (B) So long as Appgate Funding, LLC or its Permitted Transferees, in the aggregate, (i) directly or indirectly own 50% of the Class C Common Units held, in the aggregate, by them at the time of the consummation of the transactions contemplated under the Restructuring Support Agreement and (ii) neither Medina nor any Affiliate thereof is in breach or violation of any non-solicitation, non-competition, non-disclosure or similar restrictive covenant, contemplated by any employment agreement between Medina and Appgate Cybersecurity Inc., at any time ((i) and (ii), the “Board Designation Conditions”), Medina shall be a Manager. (ii) The size of the Board of Managers may be expanded or contracted with the prior written approval of Appgate Investors; provided that no such contraction will remove or replace Medina, or eliminate the Manager seat to which he is entitled, so long as the Board Designation Conditions are satisfied. In the event that the size of the Board of Managers is increased, any vacancies created thereby shall be filled by Appgate Investors. In the event of any other vacancy on the Board of Managers, either (A) such vacancy shall be filled by Appgate

25 Investors or (B) Appgate Investors shall elect to decrease the size of the Board of Managers to eliminate the vacancy. (iii) Each Manager appointed shall serve until a successor is appointed in accordance with the terms hereof or his or her earlier resignation, death or removal. Appgate Investors may remove or replace any Manager, at any time and from time to time, with or without cause, in its sole discretion, and Appgate Investors shall give written notice of such removal or replacement to the Board of Managers; provided that, Appgate Investors shall not remove or replace Medina so long as the Board Designation Conditions are satisfied. (iv) The Managers shall serve without compensation unless otherwise determined by Appgate Investors. (b) Board Authority and Action. (i) Subject to receipt of the Required Member Consent with respect to the matters set forth in Section 4.03, the Board of Managers shall have the exclusive right to manage and Control the Company and the Company Business and the Board of Managers shall have the right to perform all actions necessary, convenient or incidental thereto, including, except as prohibited by the Act, the right to make any determination or grant any consent that would otherwise be makeable or grantable by a Member or class of Members pursuant to the Act. Except for the consent rights expressly set forth in Section 4.03, the Members (solely in their capacity as such and without affecting such Members’ right to appoint Managers or such Managers’ rights to manage and Control the Company and the Company Business) shall not participate in the Control, management, direction or operation of the activities or affairs of the Company or the Company Business and shall not have any authority or right to act for or bind the Company. (ii) Each Member hereby consents to the exercise by the Board of Managers of the powers conferred upon the Board of Managers by this Agreement. Each Manager shall possess and may enjoy and exercise all of the rights and powers of a “manager” as provided in and under the Act, and each Manager shall be a “manager” for purposes of the Act; provided, however, that no individual Manager shall have the authority to act for or bind the Company without the requisite consent of the Board of Managers and, if required by Section 4.03, the Required Member Consent. (iii) Any action, consent, approval, election, decision or determination to be made by the Board of Managers under or in connection with this Agreement (including any act by the Board of Managers within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of the Company) shall be in the sole and absolute discretion of the majority vote of the then appointed Managers; provided, however, that at all times, the Majority Vote Manager shall hold, in the aggregate, a majority of the votes held by all then appointed Managers. (iv) Meetings of the Board of Managers are expected to be held (A) in person, on a quarterly basis or (B) when called by a majority vote of the then appointed Managers

26 upon not less than 24 hours advance written notice to the other Managers. Attendance at any meeting of the Board of Managers shall constitute waiver of notice of such meeting. Any Manager may waive, in writing, his or her right to receive notice of a meeting, regardless of whether such written waiver is executed before or after the applicable meeting. The quorum for a meeting of the Board of Managers shall be the Managers holding a simple majority of the votes of the then appointed Managers and, in the event one or more Magnetar Manager is not present at such a meeting, the Majority Vote Manager may act in the stead of the absent Magnetar Manager. [For the avoidance of doubt, the presence of the Majority Vote Manager at a meeting shall be deemed to satisfy the requirement of quorum for such meeting.] Members of the Board of Managers may participate in any meeting of the Board of Managers by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Board of Managers shall conduct its business in such manner and by such procedures as a majority vote of the then appointed Managers deems appropriate. (v) All actions taken by the Board of Managers shall be by a majority vote of the then appointed Managers. The Board of Managers may also take action without a meeting if such action is approved or ratified by written consent of the majority of the votes of the then appointed Magnetar Managers (and any Managers who do not execute such written consent shall receive prompt written notice after the execution of such written consent). Section 4.02 Liability of the Members Generally. Except as expressly provided in this Agreement, including Section 5.08, or in the Act, no Member shall be liable for any debts, liabilities, contracts or obligations of the Company other than those expressly assumed by such Member pursuant to a definitive written binding agreement (other than this Agreement). Section 4.03 Member Consent Rights. (a) Notwithstanding Section 4.01, without the consent of Appgate Investors (the “Required Member Consent”), the Board of Managers shall not take any action listed on Exhibit 4.03 with respect to the Company or any other Appgate Entity, which consent may be requested by the Company to Appgate Investors and provided (if applicable) by Appgate Investors to the Company by email (without limiting any other form permitted by Section 4.03). (b) Notwithstanding Section 4.01, the Company shall not enter into any transaction with any Magnetar Member or any of its Affiliates unless such transaction is approved by Class C Common Holders (other than the Magnetar Members) voting as a single class, holding a majority of the Units held by all Class C Common Holders (other than the Magnetar Members) (the “Affiliate Transaction Approval”) unless such transaction is on an arms-length basis and consistent with terms that would have been negotiated with an independent third party. Notwithstanding the foregoing, all Members agree and acknowledge that (i) the Appgate Entities are authorized to pay the Company Expenses and the Board Expenses, as contemplated by Section 4.06, (ii) any transactions with any Magnetar Member expressly provided for or required by the terms of this Agreement shall be deemed approved by the Class C Common Holders’ execution of this Agreement, including the issuance of any existing class of Securities or the creation and issuance of any new class of Securities to any Magnetar Member in accordance with Article III

27 and (iii) the Magnetar Member or any of its Affiliates may make secured or unsecured loans to the Company or any Appgate Entity or may guarantee any loan or debt of the Company or any Appgate Entity and any such loan under this Section 4.03(b) shall not increase the Magnetar Member’s Capital Contribution or entitle the Magnetar Member to an increased share of distributions from the Company (other than in payment of interest on, or the principal balance of, the loan or other costs or charges pursuant thereto). Notwithstanding anything in Section 4.01 (A) Appgate Investors and its Affiliates have relationships with operating partners and industry partners (collectively, “Operating Partners”) and certain Operating Partners are consultants to or provide services to certain portfolio companies of Appgate Investors and its Affiliates, one of which may be the Company and the Appgate Entities, and (B) the payment by the Company and/or the Appgate Entities to one or more Operating Partners (including through the reimbursement of Appgate Investors and its Affiliates for advancing payment to such Operating Partners) shall not require approval under this Section 4.03.8 Section 4.04 [Voting Rights. Except as provided in the Act or unless otherwise provided, and subject to Section 4.01(b)(i), Members shall not be entitled to any vote or consent right with respect to any Series A-1 Units, Class C-1 Common Units or Class C Profits Interests. With respect to all matters for which the Series A Members, Series B Members or Class C Common Holders have voting, consent or approval rights, either as provided by the Act or as expressly set forth in this Agreement, all Series A Members, Series B Members or Class C Common Holders, as applicable, shall be entitled to one vote for each Series A Unit, Series B Unit or Class C Common Unit, as applicable, held by such Series A Members, Series B Members or Class C Common Holders. The Series A Members, Series B Members or Class C Common Holders, as applicable, may also take action without a meeting if such action is approved or ratified by written consent of the majority of the votes of the then outstanding Series A Units, Series B Units or Class C Common Units, as applicable (and any Series A Members, Series B Members or Class C Common Holders, as applicable, who do not execute such written consent shall receive prompt written notice after the execution of such written consent).]9 Section 4.05 Officers. The Board of Managers may, from time to time as it deems advisable, appoint officers of the Company (each, an “Officer”) and assign in writing titles to any such Officer. Unless the Board of Managers decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such Officer of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 4.05 may be revoked at any time, with or without cause, by the Board of Managers. Subject to Section 4.03, the Board of Managers is authorized to employ, engage and dismiss, on behalf of the Company, any Person, including an Affiliate of any Member, to perform services for, or furnish goods to, the 8 Note to Draft: Under review. 9 Note to Draft: Under review.

28 Company. Officers shall serve without compensation unless otherwise determined by the Magnetar Members. Section 4.06 Expenses. (a) If determined by the Board of Managers, the Company shall pay for, or cause any Appgate Entity to pay for, any and all expenses, costs and liabilities incurred in the conduct of the business of the Company and the Appgate Entities in accordance with the provisions hereof (collectively, “Company Expenses”), including by way of example and not limitation: (i) all expenses incurred by the Company or any Appgate Entity in connection with any acquisitions and financings approved, whether prior to or following [●], 2024, by the Board of Managers; (ii) all routine administrative and overhead expenses of the Company, including fees of auditors, attorneys and other professionals, expenses incurred by the Company Representative and expenses associated with the maintenance of books and records of the Company and communications with Members; (iii) all expenses incurred in connection with any litigation involving the Company and the amount of any judgment or settlement paid in connection therewith; (iv) all expenses for indemnity or contribution payable by the Company to any Person, whether payable under this Agreement or otherwise and whether payable in connection with any litigation involving the Company or any of its Subsidiaries, or otherwise; (v) all expenses incurred in connection with any indebtedness of the Company; (vi) all expenses incurred in connection with the dissolution and liquidation of the Company; and (vii) all expenses incurred by the Magnetar Members on behalf of the Company or any Appgate Entity including any expenses incurred in (A) the performance of their duties or obligations to the Company or any Appgate Entity or (B) any operational support provided by the Magnetar Members and their representatives. (b) The Company shall reimburse each Manager for any reasonable and documented costs and expenses incurred by such Manager in connection with attending any meetings of the Board of Managers or any committees thereof (collectively, the “Board Expenses”). Section 4.07 Indemnification; Exculpation; No Implied Duties. (a) To the fullest extent permitted by applicable law, the Company shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against the

29 Board of Managers, each current or former Manager, each current or former director, officer or manager of, or legal representative, of an Appgate Entity, Appgate Investors, each current or former Magnetar Member (including Appgate Investors, in its role as Company Representative), Appgate Funding, LLC, any Affiliate thereof and their respective officers, directors, employees, equityholders, partners, managers, members and Affiliates (each, an “Indemnified Party”, each of which shall be a third-party beneficiary of this Agreement solely for purposes of this Section 4.07), from and against any loss, liability, damage, fees or expenses (including costs and reasonable attorneys’ fees) incurred by an Indemnified Party arising out of or in connection with any action taken or failed to be taken by such Indemnified Party with respect to the Company or the Appgate Entities except for (i) any action or failure to act that is not in good faith (provided that any such action taken or failed to be taken by the applicable Indemnified Party in reliance upon and in accordance with the opinion or advice of experts, including, legal counsel as to matters of law, accountants as to matters of accounting, or investment bankers or appraisers as to matters of valuation shall be deemed to be taken or failed to be taken in good faith), (ii) any action taken by such Indemnified Party purporting to bind the Company or the Appgate Entities that has not been authorized pursuant to this Agreement or by the Board of Managers, as appropriate, or (iii) any action taken by such Indemnified Party which constitutes willful misconduct, fraud or gross negligence. Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to indemnification pursuant to this Section 4.07(a) shall, in the discretion of the Board of Managers, be advanced by the Company prior to the final disposition of such claim. The satisfaction of any indemnification obligation pursuant to this Section 4.07(a) shall be from and limited to Company assets (including insurance and any agreements pursuant to which the Company, its officers or employees are entitled to indemnification) and no Member or Manager shall be subject to personal liability therefor. The Company may purchase and maintain insurance with respect to any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company’s activities. (b) To the fullest extent permitted by applicable law, no Indemnified Party shall be liable to the Company, the Members, the Managers or any Affiliate thereof or any of their respective officers, directors, employees, equityholders, partners, managers, members and Affiliates for any act or failure to act for which such Indemnified Party is entitled to indemnification pursuant to Section 4.07(a). (c) Notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by applicable law, except for such Members who are employees [(which, for the avoidance of doubt, shall not include Medina so long as he is not an employee of the Company or any Appgate Entity)]10 of an Appgate Entity, each of the Company, the Managers and the Members, on behalf of themselves and their Affiliates and their respective officers, directors, employees, equityholders, partners, managers, members and Affiliates, hereby (i) agree and acknowledge that none of the Members or the Managers (or any Affiliate thereof or any of their respective officers, directors, employees, equityholders, partners, managers, members or 10 Note to Draft: Subject to resolution of Medina employment status.

30 Affiliates) owe any duty (fiduciary or otherwise, at law or in equity) to the Company, the Managers, the Members or any Affiliate thereof or any of their respective officers, directors, employees, equityholders, partners, managers, members or Affiliates, other than the duty to act in good faith, (ii) disclaim any rights that any of them may have to any such duty, other than the duty to act in good faith, (iii) agree and acknowledge that none of the Members or the Managers (or any Affiliate thereof or any of their respective officers, directors, employees, equityholders, partners, managers, members or Affiliates) shall be liable to any of them with respect to any such duty, other than the duty to act in good faith, and that any such duty, other than the duty to act in good faith, is hereby expressly eliminated or waived pursuant to this Agreement and (iv) agree and acknowledge that no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement. (d) Indemnitor of First Resort. The Company acknowledges that each of (x) the Magnetar Managers and (y) Medina has certain rights to indemnification, advancement of expenses and/or insurance provided by their employers and certain of their Affiliates (collectively, the “Magnetar Indemnitors” or “Medina Indemnitors”, as the case may be). To the extent that the Company has an indemnity obligation hereunder, the Company shall (a) act as the indemnitor of first resort (i.e., its obligations to the Magnetar Managers or Medina, as the case may be, are primary and any obligation of the Magnetar Indemnitors or Medina, as the case may be, to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such directors are secondary), (b) be required to advance the full amount of expenses incurred by the Magnetar Managers or Medina, as the case may be, and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law, but only as required by the terms of Section 4.07(a), without regard to any rights a Magnetar Manager or Medina, in his capacity as a Manager, as the case may be, may have against the Magnetar Indemnitors and (c) irrevocably waive, relinquish and release the Magnetar Indemnitors or the Medina Indemnitors, as the case may be, from any and all claims against the Magnetar Indemnitors or the Medina Indemnitors, as the case may be, for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Magnetar Indemnitors on behalf of a Magnetar Manager or the Medina Indemnitors on behalf of a Medina, in his capacity as a Manager, with respect to any claim for which such director has sought indemnification from the Company shall affect the foregoing, and the Magnetar Indemnitors and Medina Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of such director against the Company. ARTICLE V DISTRIBUTIONS Section 5.01 Distributions Generally. The Members shall be entitled to receive distributions only when determined by the Board of Managers or as contemplated by Section 9.03 upon a dissolution of the Company, in each case, net of any Reserves and out of funds of the Company legally available therefor. Any such distributions shall be payable to the Members as of the applicable record date for such distribution, as determined by the Board of Managers. To the

31 extent that the Board of Managers determines that any distributions shall be made to the Members, such distributions shall be made in accordance with the provisions of this Article V. Section 5.02 Priority of Distributions. Subject to Section 5.03, all distributions to the Members shall be made as follows: (a) first, 100% to all Series A Members and Series A-1 Members, pro rata in proportion to the number of Series A Units and Series A-1 Units held by such Series A Members and Series A-1 Members relative to the aggregate Series A Units and Series A-1 Units outstanding until the Series A Units and Series A-1 Units have received, pursuant to this Section 5.02(a), distributions equal to $[111,239,156]11 in the aggregate; (b) second, 100% to all Series B Members, pro rata in proportion to the number of Series B Units held by such Series B Members relative to the aggregate Series B Units outstanding until the Series B Units have received, pursuant to this Section 5.02(b), distributions equal to $[8,499,000]12 in the aggregate (the “Series B Threshold”); provided that upon payment in full of the Series B Threshold to the Series B Members, the Series B Units held by such Series B Members shall be deemed to be redeemed in full and automatically retired and shall not be entitled to any additional distribution hereunder; (c) third, 100% to all Series A Members and Series A-1 Members, pro rata in proportion to the number of Series A Units and Series A-1 Units held by such Series A Members and Series A-1 Members relative to the aggregate Series A Units and Series A-1 Units outstanding until the Series A Units and Series A-1 Units have received, pursuant to this Section 5.02(c), distributions equal to $[10,238,029.82]13 in the aggregate (such amount plus $[111,239,156], the “Series A Threshold”); provided that upon payment in full of the Series A Threshold to the Series A Members and Series A-1 Members, the Series A Units and Series A-1 Units held by the Series A Members and Series A-1 Members shall be deemed to be redeemed in full and automatically retired and shall not be entitled to any additional distribution hereunder; and (d) thereafter, to the Class C Holders pro rata, in proportion to the number of Class C Units held by such Members relative to the aggregate Class C Units outstanding; provided, however, that (i) no Class C Profits Interest shall participate in any distributions (other than Tax Distributions) (and shall not be treated as outstanding for purposes of this Section 5.02) unless and until distributions from the Company to the Members from and after the issuance of such Class C Profits Interest pursuant to this Section 5.02 equal to the Participation Threshold for such Class C Profits Interest (subject to ratable adjustment by the Board of Managers to reflect 11 Note to Draft: To be Magnetar’s funded debt, inclusive of the DIP. Will be updated based on actuals. 12 Note to Draft: To be Appgate Funding’s funded debt. 13 Note to Draft: Amount included reflects PIK on notes through 5/7 and PIK on DIP for 45 days

32 security splits, security consolidations and other recapitalization events in order to allow the Class C Profits Interests to qualify as Profits Interests) and (ii) all distributions on Class C Profits Interest shall be subject to Section 5.03. Section 5.03 Distributions on Account of Class C Profits Interests and Unvested Units. (a) The Participation Threshold of each Class C Profits Interest shall be reduced (but not below zero) by any distribution made pursuant to Section 5.02 hereof after the date such Class C Profits Interest was issued. Notwithstanding anything in this Agreement to the contrary, other than Tax Distributions pursuant to Section 5.04(a) hereof, no distributions shall be made with respect to a Class C Profits Interest that has a positive Participation Threshold. If a portion of a distribution would cause a Class C Profits Interest’s Participation Threshold to be reduced to zero, such Class C Profits Interest shall be entitled to distributions on the portion of such distribution after such Participation Threshold is reduced to zero. Distributions that are not made with respect to a Class C Profits Interest pursuant to this clause shall instead be distributed to the other Members pursuant to Section 5.02 hereof. (b) Notwithstanding the distribution priority and entitlements set forth in Section 5.02, no distribution (other than Tax Distributions made in accordance with Section 5.04) shall be made to a Class C Holder with respect to the Class C Profits Interest held by such Class C Holder that have not vested pursuant to the terms of the applicable Class C Profits Interests Grant or applicable underlying incentive plan (such Class C Profits Interests an “Unvested Unit”). Any amount that would otherwise be distributed to a Class C Holder pursuant to Section 5.02 but for the application of the preceding sentence shall instead be retained by the Company and paid to such Class C Holder if, as and when the Unvested Unit to which such retained amount relates vests pursuant to the terms of the applicable Class C Profits Interests Grant or applicable underlying incentive plan. Items of income, gain, loss and deduction attributable to amounts retained by the Company pursuant to this Section 5.03 shall be allocated among the Class C Holders holding Unvested Units in a manner, determined in the Board of Managers’ discretion, that equitably reflects each such Class C Holder’s share of the amounts to which such items relate. If any Unvested Units are forfeited or repurchased pursuant to Section 8.08 or otherwise, amounts retained by the Company pursuant to this Section 5.03 on account of such Unvested Units shall be distributed in accordance with Section 5.02. Section 5.04 Tax Distributions. (a) Subject to any restrictions in any Credit Agreement, net of any Reserves, the Board of Managers shall use reasonable efforts to cause the Company to distribute to the Members, on a timely basis taking into consideration the due dates for estimated tax payments, an amount designed to assist the Members in satisfying their respective tax liabilities arising from allocations of Company income, gain, loss, deduction and credit to such Members (each, a “Tax Distribution”). (b) Tax Distributions made to the Members shall be made in the amount (without duplication) calculated pursuant to this Section 5.04(b). With respect to each Series A

33 Unit, Series A-1 Unit, Series B Unit, Class C Common Unit and Class C-1 Common Unit for any fiscal period, the amount of Tax Distributions shall equal the maximum amount per Series A Unit calculated with respect to any Series A Unit, Series A-1 Unit, Series B Unit, Class C Common Unit or Class C-1 Common Unit, as applicable, pursuant to the following formula (the “Tax Distribution Formula”): the product of (i) the Assumed Tax Rate and (ii) the net federal taxable income and gain, allocated to such Series A Unit, Series A-1 Unit or Series B Unit, as applicable, pursuant to Section 6.05 (without taking into account items allocated pursuant to Code Section 704(c) or Code Section 743 adjustments or any items of loss or deduction that may not be used to offset income and gain earned in the same tax period, e.g. as a result of Section 163(j) of the Code or any similar limitation on the ability to deduct an item of expense) for such period. For the avoidance of doubt, after computing the maximum Tax Distribution amount for any Series A Unit, Series A-1 Unit or Series B Unit, the Company will distribute the same amount per each Series A Unit, Series A-1 Unit and Series B Unit as a Tax Distribution. Tax Distributions for Class C Holders shall be calculated using the Tax Distribution Formula, but using the actual amounts calculated pursuant to the Tax Distribution Formula with respect to each Unit, rather than the maximum amount calculated with respect to all Class C Profits Interests. (c) Tax Distributions shall be treated as an advance of, and shall therefore reduce, offset, apply against or be deemed advances on, amounts otherwise distributable to the Members pursuant to Section 5.02. Section 5.05 [Reserved]. Section 5.06 Restricted Distributions. Notwithstanding anything to the contrary contained herein, the Company, and the Board of Managers on behalf of the Company, shall not make a distribution to any Member on account of its Units if such distribution would violate the Act or other applicable law. Section 5.07 Tax Payments and Withholding Obligations. In the event that the Company is required to withhold or pay any taxes with respect to allocations or distributions to a Member, or an amount is deducted from payments or allocations to the Company, as a result of the status of any Member (or its direct or indirect owners), such payments or obligations shall be treated as follows: (a) Payments to or by the Company. The Company is authorized to withhold from any payment made to, or any distributive share of, a Member, any taxes required by law to be withheld or paid by the Company, and in such event, such taxes withheld or paid by the Company, or deducted from any payment or allocation to the Company as a result of the status of any Member (or its direct or indirect owners) shall be treated as if an amount equal to such taxes had been paid to the Member rather than paid over to the taxing authority but shall be in fact paid by the Company to the taxing authority. (b) Overpayment. Neither the Company nor the Board of Managers shall be liable for any excess taxes withheld or paid in respect of any Member’s interest in the Company,

34 and, in the event of overwithholding or overpayment, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority. (c) Certain Taxes Treated as Demand Loans. Taxes withheld or paid by the Company on behalf of a Member shall be treated as paid to such Member as a Tax Distribution and shall be taken into account for purposes of calculating such Member’s rights to Tax Distributions under Section 5.04. To the extent of the excess of such amounts of taxes paid as set forth in Section 5.07(a), over the amounts otherwise distributable to a Member as a Tax Distribution in accordance with Section 5.04(b), the amount of such excess shall be treated as a demand loan payable by the Member to the Company with interest at the lesser of (i) the Prime Rate in effect from time to time plus 2%, compounded quarterly, and (ii) the highest rate per annum permitted by law. The Board of Managers may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan. (d) Indemnity. In the event that the Company, the Board of Managers, any Member or any Affiliate thereof, becomes liable as a result of a failure to withhold or pay taxes in respect of any Member, then, notwithstanding anything in this Agreement to the contrary, such Member shall be liable for and shall indemnify and hold harmless the Company, the Board of Managers, any Member or any Affiliate thereof, as the case may be, in respect of all taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution and payment of such liability. The provisions contained in this Section 5.07 shall survive the termination of the Company and the withdrawal of any Member. (e) Tax Audit Rules. Any payment made by the Company in connection with an audit governed by the Tax Audit Rules (in the absence of a valid election pursuant to Section 6226 of the Code) of a Tax Imputed Underpayment (together with any interest, additions to tax, penalties and fees and other costs and expenses directly associated therewith (such as lawyers’ and accountants’ fees)) shall be treated as a tax payment by the Company on behalf of the applicable Member(s) (as determined by the Company Representative subject to this Section 5.07). Section 5.08 [Return of Distributions. (a) If the Company incurs any Liability (as defined below), it may recall distributions previously made by the Company preceding the date of the incurrence of such Liability pursuant to this Agreement according to the amount that such Liability would have reduced the distributions received by the Members pursuant to this Agreement (whether pursuant to Section 5.02 or otherwise) had such Liability been incurred by the Company prior to the time such distributions were made (in each case, which recalled amounts shall be funded by the Members within ten (10) days after the date of any written request by the Company with respect thereto); provided that in no event shall (i) the recalled amount in respect of any Member exceed the aggregate amounts actually distributed to such Member or (ii) any Member be required to fund an amount in excess of its allocable portion of any such Liability to the extent resulting from any other Member’s breach of its obligations under this Section 5.08(a).

35 (b) For purposes of this Section 5.08, “Liability” means any monetary liability or obligation to which the Company or any Manager (in connection with such position) becomes liable, including (i) the expenses of investigating, defending or handling any pending or threatened litigation or claim arising out of the Company’s investments or activities, or any sale of any assets or property (including any equity interests of any Company Subsidiary), (ii) the amount of any judgment or settlement arising out of any such litigation or claim, (iii) any purchase price adjustment or similar payments that the Company or any Company Subsidiary may become liable to pay in connection with purchase and sale agreements or otherwise, including any amounts paid as settlements in respect of, or in the course of disputes in respect of, such payments and (iv) the Company’s obligation to indemnify any Member, Manager or other Person pursuant to Section 4.07 or otherwise, but excluding, however, any matter for which a particular Member is required to provide indemnification pursuant to Section 5.07(d) or, with respect to any particular Member, any tax liability that is allocated to a different Member pursuant to Section 5.07(d).]14 Section 5.09 Redemption; In-Kind Distributions. The Company may redeem all or a portion of any Member’s interest in the Company in connection with a sale of all or substantially all of the Company’s assets. If the Company distributes property in kind, the Company shall, if possible, distribute, or deem to distribute, to such Member the assets of the Company that such Member contributed, or as a successor in interest is considered to have contributed (consistent with Regulations Section 1.704-3(a)(7)), to the Company as a capital contribution (“Member Directly Contributed Assets”), and any assets that are treated as substituted basis property under section 1.704-3(a)(8)(i) of the Regulations as a result of having been received by the Company in an exchange or series of exchanges in which no gain or loss was recognized in exchange for any of the foregoing property as provided in Regulations Section 1.704-3(a)(8)(ii)(“Substituted Basis Assets” and together with the Member Directly Contributed Assets, the “Member Contributed Assets”), in each case prioritizing that portion of Member Contributed Assets that constitute property subject to section 704(c) of the Code at the time of such distribution before other Member Contributed Assets, to the extent of any amounts due to such Member with respect to the Units held by such Member. Section 5.10 [Equity Rollover. Notwithstanding anything to the contrary in this Agreement (including this Article V or Section 8.06), in connection with a transaction that would be a Control Sale or Asset Sale (whether or not consummated under Section 8.06 or not), the Company shall have the right, but not the obligation, to effect the exchange (each an “Equity Rollover”) of all or a portion of one or more Member’s Units for the number of Securities of the applicable Appgate Entity (based on the estimated value of such Securities as of the closing date of such transaction) which shall then be exchanged for the Securities of the buyer entity having equal value as of such closing date (the “Buyer’s Equity”). In the event of any Equity Rollover, the consideration for the exchanged Member’s Units shall be the Buyer’s Equity plus the right to receive any post-closing distributions that would have been made to such Member’s Units had they not been so exchanged. The Company shall have absolute discretion as to which Members 14 Note to Draft: Under review.

36 shall be entitled to participate in the applicable Equity Rollover, the number of Units that each such Member is entitled to exchange in the Equity Rollover and the terms and conditions on which the Buyer’s Equity shall be issued.]15 ARTICLE VI ALLOCATIONS Section 6.01 General Application. Except as expressly provided in this Agreement, Net Income or Net Loss for a Fiscal Year or other relevant period shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 5.02 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied (limited in the case of each Nonrecourse Liability or Member Nonrecourse Debt to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 9.03(c) to the Members immediately after making such allocations, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of the assets and the amount of any deficit balance in a Member’s Capital Account that it otherwise would be obligated or deemed obligated to restore as a result of such hypothetical transactions; provided that, for purposes of the foregoing, any Class C Profits Interests shall be treated as fully vested. Section 6.02 Loss Limitation. Notwithstanding anything to the contrary in Section 6.01, the amount of Net Loss allocated pursuant to Section 6.01 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year or other relevant period, unless each Member would have an Adjusted Capital Account Deficit. All Net Loss in excess of the limitation set forth in this Section 6.02 shall be allocated first to Members who would not have an Adjusted Capital Account Deficit pro rata in proportion to their Capital Account balances, adjusted as provided in clauses (i) and (ii) of the definition of Adjusted Capital Account Deficit, until no Member would be entitled to any further allocation, and thereafter, to all Members pro rata in proportion to the number of Units held by such Members. Section 6.03 Special Allocations. (a) Minimum Gain Chargeback. Except as set forth in Regulations Section 1.704-2(f), if, during any Fiscal Year or other relevant period, there is a net decrease in Company Minimum Gain, each Member shall be specially allocated items of gross income and gain for such period (and, if necessary, subsequent periods) in an amount equal to that Member’s share of the net decrease of Company Minimum Gain, computed in accordance with Regulations Section 15 Note to Draft: To be confirmed.

37 1.704-2(g). Allocations of items of gross income and gain pursuant to this Section 6.03(a) shall be made as described in Regulations Sections 1.704-2(f) and (j). This Section 6.03(a) is intended to comply with, and shall be interpreted consistently with, the “minimum gain chargeback” provisions of Regulations Section 1.704-2. (b) Member Minimum Gain Chargeback. Except as set forth in Regulations Section 1.704-2(i)(4), if, during any Fiscal Year or other relevant period, there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of that Member Nonrecourse Debt Minimum Gain as of the beginning of such period shall be specially allocated items of gross income and gain for such period (and, if necessary, subsequent periods) in an amount equal to that Member’s share of the net decrease of Member Nonrecourse Debt Minimum Gain, computed in accordance with Regulations Section 1.704-2(i)(4). Allocations of items of gross income and gain pursuant to this Section 6.03(b) shall be made as described in Regulations Sections 1.704-2(i)(4) and (j). This Section 6.03(b) is intended to comply with, and shall be interpreted consistently with, the “minimum gain chargeback” provisions of Regulations Section 1.704-2(i)(4) and related Regulations Sections. (c) Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which result in or increase an Adjusted Capital Account Deficit at the end of any Fiscal Year or other relevant period, then items of income and gain of the Company for that period shall be allocated to that Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 6.03(c) will be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.03(c) were not in this Agreement. This Section 6.03(c) is intended to comply with, and shall be interpreted consistently with, the “qualified income offset” provisions of the Regulations Section 1.704-1(b)(2)(ii)(d). (d) Gross Income Allocation. If a Member has or would have a deficit Capital Account balance at the end of any Fiscal Year or other allocation period that is in excess of the sum of (i) the amount such Member is then obligated to restore pursuant to this Agreement, and (ii) the amount such Member is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of Company income and gain in an amount of such excess as quickly as possible, provided that any allocation under this Section 6.03(d) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VI have been tentatively made as if Section 6.03(c) and this Section 6.03(d) were not in this Agreement. (e) Section 754 Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required by Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution in complete liquidation of a Member’s Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases

38 the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Member or Members as required by such applicable Treasury Regulations. (f) Nonrecourse Deductions. Nonrecourse Deductions for a Fiscal Year or other relevant period shall be specially allocated among the Members in the proportions determined appropriate by the Board of Managers in a manner designed, to the maximum extent permissible, to minimize the amount of taxable income recognized by the Members. (g) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other relevant period shall be specially allocated to the Member or Members who bear the economic risk of loss with respect to the liability to which the Member Nonrecourse Deduction is attributable in accordance with Regulations Section 1.704- 2(i). (h) Forfeiture Allocations. The Company is authorized to make allocations of income, gain, deduction or loss in accordance with Proposed Treasury Regulations Section 1.704- 1(b)(4)(xii)(c) or any successor provision or guidance in connection with any forfeiture of Units by a service provider. (i) Noncompensatory Options. Upon an exercise of a noncompensatory option to acquire an equity interest in the Company, the Company shall comply with the rules of Regulations Section 1.704-1(b)(2)(iv)(s). (j) The allocations set forth in Sections 6.02 and 6.03(a) through (i) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among Members so that, to the extent possible, the net amount of allocations of such other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not been made. Allocations pursuant to this Section 6.03(j) shall only be made to the extent that the Board of Managers determines that such allocations are necessary to be consistent with the economic agreement among the Members. Further, allocations pursuant to this Section 6.03(j) may be deferred with respect to allocations pursuant to Section 6.03(a), (b), (f) and (g) above to the extent that the Board of Managers determines that such allocations are likely to be offset by subsequent Regulatory Allocations. (k) The allocation provisions of this Agreement are intended to comply with the Regulations promulgated under Section 704(b) of the Code. The Board of Managers shall have the authority to deviate from the allocation provisions of this Agreement, as determined necessary or appropriate by it, to comply with such Regulations. Section 6.04 Transfer of Interest. In the event of a transfer of all or part of any Units (in accordance with the provisions of this Agreement) or the admission of an Additional Member or Substitute Member (in accordance with the provisions of this Agreement) the Company’s taxable

39 year shall close with respect to the transferring Member, and such transferring Member’s distributive share of all items of profits, losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Code Section 706 and Regulations Section 1.706-1(c)(2)(i). Except as otherwise provided in this Section 6.04, in all other cases in which it is necessary to determine the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Regulations thereunder. Section 6.05 Tax Allocations. (a) Sections 704(b) and 704(c) Allocations. Each item of income, gain, loss, deduction or credit for Federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 6.03 (a “Book Item”) shall be allocated among the Members in the same proportion as the corresponding Book Item; provided, however, that in the case of any Company asset the Gross Asset Value of which differs from its adjusted tax basis for Federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for Federal income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code, and the regulations promulgated thereunder, using any permissible method determined by the Company Representative, so as to take account of the difference between the Gross Asset Value and the adjusted tax basis of such asset. (b) Credits. All tax credits shall be allocated among the Members as determined by the Board of Managers in its sole and absolute discretion, consistent with applicable law. (c) Noncompensatory Options. If, as a result of an exercise of a noncompensatory option, a capital account reallocation is required under Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company Representative may make corrective allocations pursuant to Regulations Section 1.704-1(b)(4)(x). (d) Capital Accounts. The tax allocations made pursuant to this Section 6.05 shall be solely for tax purposes and shall not affect any Member’s Capital Account or share of non-tax allocations or distributions under this Agreement. ARTICLE VII ACCOUNTING AND TAX MATTERS Section 7.01 Books and Records. At all times during the existence of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company, including the Company Register. Subject to reasonable confidentiality restrictions established by the Board of Managers (including as set forth in Section 18-305(c) of the Act) and compliance with Section 13.13, each Significant Member and its respective agents and representatives shall be afforded access to the Company’s books and records applicable to such

40 Significant Member for any proper purpose (as determined by the Board of Managers in its reasonable discretion), at any reasonable time during regular business hours upon reasonable written notice to the Board of Managers. Section 7.02 Reports to Members. (a) Annual Reports. The Company shall prepare and deliver to each Manager, each Magnetar Member (other than any Magnetar Member who solely owns Series A-1 Unit or Class C-1 Common Units) and each Significant Member within 120 days (or as soon as practicable thereafter) following the end of each Fiscal Year, a copy of the Company’s audited consolidated financial statements for such year, prepared in accordance with GAAP, and the accompanying audit report of the Company’s independent accountants; provided, however, that in the event a Significant Member breaches any non-solicitation, non-competition, non-disclosure or similar restrictive covenant at any time, such Significant Member shall automatically forfeit, and shall be deemed to have automatically and irrevocably waived, all rights pursuant to this Section 7.02(a). (b) Quarterly Reports. The Company shall prepare and deliver to each Manager, each Magnetar Member (other than any Magnetar Member who solely owns Series A-1 Unit or Class C-1 Common Units) and each Significant Member, within 45 days (or as soon as practicable thereafter) following the end of each Company fiscal quarter (other than the last quarter of any Fiscal Year), commencing with the first full quarter ending after the date hereof, a copy of the Company’s consolidated unaudited financial statements for such quarter then ended; provided, however, that in the event a Significant Member breaches any non-solicitation, non-competition, non-disclosure or similar restrictive covenant at any time, such Significant Member shall automatically forfeit, and shall be deemed to have automatically and irrevocably waived, all rights pursuant to this Section 7.02(b). (c) Other Information. The Company covenants and agrees to deliver to each Magnetar Member (other than any Magnetar Member who solely owns Series A-1 Unit or Class C-1 Common Units), with reasonable promptness, such other information and data, including any information necessary to assist any Magnetar Member or Appgate Funding, LLC in preserving its qualification as a “venture capital operating company” as defined in the regulations promulgated under the Employment Retirement Income Security Act of 1974 by the United States Department of Labor, with respect to the Company and each of its Subsidiaries, as from time to time may be reasonably requested by such Magnetar Member. (d) Audit. The Company shall engage a reputable firm of independent certified public accountants to provide annual audit reports of the Company’s consolidated financial statements, prepared in accordance with GAAP. Section 7.03 Tax Returns. (a) The Board of Managers, at the expense of the Company, shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company. As soon as reasonably possible after the end of each Fiscal Year, the Board of

41 Managers will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, information with respect to the Company as may be necessary for the preparation of such Person’s Federal, state and local income tax returns for such Fiscal Year. (b) Following the Effective Date, each Member that contributed Contributed Claims to the Company shall use reasonable best efforts to provide the Company with such Member’s estimated tax basis and holding period, each as of the Effective Date, in its Contributed Claim in writing and shall as soon as reasonably practicable provide the Company updated information if such Member later determines that its actual tax basis or holding period, as applicable, is different than previously reported. Section 7.04 Tax Controversies. (a) Appgate Investors is hereby designated the “Company Representative” of the Company and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings and to appoint such other person on behalf of the Company as may be required by the Tax Audit Rules to serve in a similar capacity (such as a “designated individual”). The Company Representative may exercise any authority granted to the “partnership representative” under the Code and Regulations. In particular, the Company Representative may, in its sole discretion, make any elections provided for under the Tax Audit Rules and may, in its sole discretion, settle and/or litigate any audit adjustments proposed by the Internal Revenue Service (or any state, local, or non-U.S. tax authority) in any partnership audit governed by the Tax Audit Rules. Notwithstanding anything to the contrary in this Agreement (including Article X), the Board of Managers is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the requirements of any election under the Tax Audit Rules, and shall have the authority to execute any such amendment by and on behalf of each Member. (b) The Company Representative may resign at any time permitted by the Tax Audit Rules. If Appgate Investors ceases to be the Company Representative for any reason, the Board of Managers shall appoint a new Company Representative taking into account the requirements of the Tax Audit Rules. Each Member agrees that any action taken by the Company Representative in connection with audits of the Company shall be binding upon such Members, and each such Member further agrees that such Member shall not treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s return and that such Member shall not independently act with respect to tax audits or tax litigation affecting the Company. Notwithstanding the preceding sentence, a Member is not bound by any action taken by the Company Representative in connection with audits of the Company if such action is not permitted by law. (c) The Company Representative shall have the right to make on behalf of the Company any and all elections and take any and all actions that are available to be made or taken by the Company Representative or the Company under the Tax Audit Rules and the Members shall take such actions requested by the Company Representative consistent with any such elections

42 made and actions taken by the Company Representative. In the case of any adjustment by the Internal Revenue Service in the amount of any item of income, gain, loss, deduction, or credit of the Company or any Member’s distributive share thereof (“IRS Adjustment”), the Company may pay an imputed underpayment as calculated under Section 6225(b) of the Code with respect to the IRS Adjustment, including interest and penalties (“Imputed Tax Underpayment”) in the adjustment year or otherwise take the IRS Adjustment into account in the adjustment year. Each Member agrees to amend its U.S. federal income tax return(s) to include (or reduce) its allocable share of the Member’s income (or losses) resulting from an IRS Adjustment and pay any tax due with such return as required under Section 6225(c)(2) of the Code even if an Imputed Tax Underpayment liability of the Company or IRS Adjustment occurs after the Member’s withdrawal from the Company. Each Member agrees to indemnify and hold harmless the Company and Company Representative from and against any liability with respect to the Member’s proportionate share of any Imputed Tax Underpayment or other IRS Adjustment resulting in liability of the Company, regardless of whether such Member is a Member in the Company in an adjustment year, and shall cooperate with the Company Representative in minimizing the amount of any such Imputed Tax Underpayment by supplying the Company Representative with such information concerning their tax classification as the Company Representative may reasonably request from time to time. The Company Representative shall in its sole discretion allocate the amount of any such imputed underpayment of taxes among the Members in a manner reasonably intended to reflect the nature of the income that is the subject of the adjustment giving rise to such imputed underpayment and the classification of the Members for Federal income tax purposes as corporations, individuals, or other types of taxpayers. These obligations shall survive a Member’s ceasing to be a Member in the Company and/or the termination, dissolution, liquidation and winding up of the Company. (d) The Company Representative may in its sole discretion elect under Section 6226 of the Code to cause the Company to issue adjusted IRS Schedule K-1 (or such other form as applicable) reflecting a Member’s shares of any IRS Adjustment for the adjustment year as an alternative to the Company’s payment of an Imputed Tax Underpayment for any tax year. If the Company Representative does so elect, each Member shall comply with the applicable requirements under subchapter C of chapter 63 of the Code. (e) The Company shall fully reimburse the Company Representative for any and all costs and expenses incurred as a result of acting as the Company Representative. Except with the permission of the Company Representative, no Member shall take a position on any tax return or other filing with any tax authority (or court) with respect to an item of income, gain, loss, deduction or credit attributable to the Company that is in consistent with the Company’s treatment of such item on its tax return or request an administrative adjustment under Section 6222(c) of the Code. Section 7.05 Accounting Methods; Elections. The Board of Managers shall determine the accounting methods and conventions to be used in the preparation of the Company’s tax returns and shall make any and all elections under the tax laws of the United States and any other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the

43 Company, or any other method or procedure related to the preparation of the Company’s tax returns. Section 7.06 Partnership Status. Except in connection with an Initial Public Offering, the Members intend, and the Company shall take no position inconsistent with such intent, to treat, the Company as a partnership for Federal, state and local income and franchise tax purposes. In furtherance of the foregoing, and except in connection with an Initial Public Offering, the Company shall neither elect, pursuant to Regulations Section 301.7701-3(c), to be treated as an entity other than a partnership nor elect, pursuant to Code Section 761(a), to be excluded from the provisions of subchapter K of the Code. To ensure that Units are not traded on an established securities market within the meaning of Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained herein and except in connection with an Initial Public Offering, (a) the Company shall not participate in the establishment of any such market or the inclusion of its Units thereon, and (b) the Company shall not recognize any Transfer made on any market by (i) redeeming the transferor Member (in the case of a redemption or repurchase by the Company) or (ii) admitting the transferee as a Member or otherwise recognizing any rights of the transferee, such as a right of the transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company. ARTICLE VIII TRANSFERS Section 8.01 Transfer of a Member’s Interest. (a) Without the prior written consent of the Board of Managers and Appgate Investors, no Member may Transfer (including by Indirect Transfer) any of its Units, except for Transfers (i) in connection with a Control Sale pursuant to Section 8.06, (ii) in connection with a Tag Sale pursuant to Section 8.07 (provided that the applicable Tag Seller has obtained such prior written consent of the Board of Managers and Appgate Investors), (iii) in connection with a forfeiture of Class C Profits Interests or the exercise of a Purchase Option pursuant to Section 8.08 or the applicable Class C Profits Interests Grant or (iv) to a Permitted Transferee (provided that the Transfer to a Permitted Transferee complies with the applicable provisions of this Article VIII). In the event that the Board of Managers consents to a Transfer, such Transfer must comply with Section 8.07, as applicable. (b) Class C Profits Interests may only be Transferred (i) in connection with a Control Sale pursuant to Section 8.06, (ii) in connection with a forfeiture of Class C Profits Interests or the exercise of a Purchase Option pursuant to Section 8.08 or the applicable Class C Profits Interests Grant or (iii) to a Permitted Transferee (provided that the Transfer to a Permitted Transferee complies with the applicable provisions of this Article VIII).

44 (c) As a condition to any Transfer to a Permitted Transferee permitted under this Agreement, (i) such Permitted Transferee shall covenant to the Company that it shall remain a Permitted Transferee of the transferor until the Company is dissolved pursuant to Section 9.01 and, if such Permitted Transferee ceases to be a Permitted Transferee, then such Permitted Transferee will Transfer its Units back to the Member from which it acquired such Units, (ii) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement (including Article XII) as an Additional Member and a Member and acknowledged that the applicable Units (and any other Units thereafter acquired by such Permitted Transferee) shall be bound by the terms of this Agreement and any Subscription Agreement by which the transferring Member is bound. A Member must give prior written notice to the Board of Managers of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other documentation reasonably requested by the Board of Managers to ensure compliance with the terms of this Agreement. Any Permitted Transferee of a Management Member will hold the applicable Transferred Units as a Management Member for purposes of this Agreement and (iii) the Permitted Transferee has provided evidence (the “Withholding Tax Evidence”) to the Company, satisfactory in the discretion of the Board of Managers, that it has satisfied any withholding tax required pursuant to applicable law (including establishing any exemption from such withholding tax) including Section 1446 of the Code and the Treasury Regulations promulgated thereunder. (d) Notwithstanding anything to the contrary contained herein, no Member shall Transfer any of its Units at any time if such action (i) would cause the Company to be taxable as a “publicly traded partnership” under the Code (unless such Transfer is in connection with an Initial Public Offering), (ii) would constitute a violation of any Federal or state securities laws or a breach of the conditions to any exemption from registration of the Units under any such laws or a breach of any undertaking or agreement of a Member entered into pursuant to such laws or in connection with obtaining an exemption thereunder, and the Company shall not transfer upon its books any Units unless prior thereto the Company has received (or the Board of Managers has waived in writing the requirement that the Company receive) an opinion of counsel in form and substance reasonably satisfactory to the Company that such transaction is in compliance with this Section 8.01(d) or (iii) if a withholding tax is due with respect to such Transfer unless the transferee has provided to the Company the Withholding Tax Evidence. (e) Notwithstanding anything to the contrary contained herein, in no event shall any Member Transfer any of its Units to any Person that is principally engaged in a business that is competitive with the Company, any of the Appgate Entities or any of their respective Subsidiaries, other than (i) with the prior written consent of Appgate Investors, (ii) in connection with a Control Sale effected pursuant to Section 8.06, or (iii) after an Initial Public Offering, pursuant to (A) a public offering and sale pursuant to an effective registration statement filed under the Securities Act or (B) a broker transaction pursuant to Rule 144 promulgated under the Securities Act. (f) Each Member agrees, upon request of the Board of Managers, to execute such certificates or other documents and perform such acts as the Board of Managers reasonably deems appropriate to preserve the status of the Company as a limited liability company after the

45 completion of any Transfer of Units of such Member under the laws of the jurisdiction in which the Company is conducting its operations. Section 8.02 Null and Void Transfers. Any purported Transfer of Units of any Member which is not in compliance with this Agreement shall be null and void and of no force and effect whatsoever. Furthermore, any distributions made with respect to such Units during any period of violation of this Agreement shall be held by the Company pending resolution of the ownership of such Units. In the event that any Member effects an Indirect Transfer of any Units that is not approved by the Board of Managers, the Company shall have the right, but not to the obligation, to repurchase any or all of such Member’s Units for a purchase price equal to fifty percent (50%) of the lesser of (a) the Unreturned Capital Contributions for such Units and (b) the then Fair Market Value of such Units. Section 8.03 Transferee’s Capital Account. In the event any Units in the Company are Transferred in accordance with the terms of this Article VIII, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Units so transferred. Section 8.04 Effective Date of Transfer; Distributions to Transferee. A Transfer of a Member’s Units in accordance with the terms of this Article VIII shall be effective on the date the requirements of this Article VIII are satisfied, as determined by the Board of Managers (or at such earlier time as the Board of Managers determines). Until such effective date, the Board of Managers shall be entitled to treat the transferor of Units as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such effective time. Distributions with respect to such Transferred Units made after the effective date of such Transfer shall be made to the transferee. Section 8.05 Bankruptcy or Death of a Member. The bankruptcy or death of a Member shall not cause a dissolution of the Company, but the rights of such Member to receive distributions and to Transfer its Units pursuant to this Article VIII shall, on the happening of such an event, devolve on its successor, administrator or other legal representative for the purpose of settling its estate or administering its property, subject to the terms and conditions of this Agreement, and the Company shall continue as a limited liability company. The successor or estate of such Member shall be liable for all the obligations of such bankrupt or deceased Member. Section 8.06 Control Sale and Asset Sale. (a) Notwithstanding anything to the contrary contained herein, if at any time (i) (A) the Magnetar Members propose to Transfer (whether by merger, direct sale of Securities, consolidation or otherwise) (1) all of the Class C Common Units and Class C-1 Common Units then held by the Magnetar Members, (2) Units or Securities constituting more than fifty percent (50%) of the then outstanding Series A Units and Series A-1 Units or Class C Units of the Company, (3) all of the direct or indirect equity interests of the Magnetar Members or the portion of the equity interests of the Magnetar Members that corresponds to more than fifty percent (50%) of the then outstanding Series A Units and Series A-1 Units or Class C Units of the Company, or (4) if elected in writing by the Magnetar Members to treat as a Magnetar Sale, more

46 than fifty percent (50%) of equity interests of any Appgate Entity (clauses (1) – (4), each a “Magnetar Sale”), or (B) the Board of Managers proposes to Transfer (whether by merger, direct sale of Securities, consolidation or otherwise) Units or Securities constituting more than fifty percent (50%) of the then outstanding Units of (x) the Company or (y) if elected by the Board of Managers to treat as a Control Sale, equity interests of any Appgate Entity (in each case of (A) or (B), a “Control Sale”) or (ii) the Magnetar Members propose or the Board of Managers proposes a transaction in which (x) the Company or (y) if elected by the Magnetar Members or the Board of Managers, as applicable, to treat as an Asset Sale, any Appgate Entity sells or exclusively licenses all or substantially all of their respective assets (including all or substantially all of the equity interests of any Appgate Entity) (an “Asset Sale”), in each case of (i) or (ii), to a bona fide third party (which is not an Affiliate of the Company or any Magnetar Member) for consideration that consists of either cash or Securities in another Entity or a combination thereof, then the Magnetar Members or the Board of Managers, as applicable, shall have the right, but not the obligation, to provide written notice to all Members of the proposed Control Sale or Asset Sale (a “Drag-Along Notice”). The Drag-Along Notice shall set forth (i) the identity of the bona fide third party, (ii) the material terms and conditions of such proposed Control Sale or Asset Sale and (iii) the amount and type of consideration to be paid in such proposed Control Sale or Asset Sale. (b) Notwithstanding anything to the contrary contained herein, each of the Company and the Members shall have the obligation to (i) participate (in accordance with this Section 8.06) in such proposed Control Sale or Asset Sale, (ii) vote in favor of, consent (including in writing) to and not object to the consummation of such proposed Control Sale or Asset Sale, (iii) waive any dissenters rights, appraisal rights or similar rights in respect of such proposed Control Sale or Asset Sale, (iv) if applicable, Transfer all of such Member’s Units, on a pro rata basis relative to the number of Units (or equity interests of the Magnetar Members) being so Transferred by the Magnetar Members in such proposed Control Sale, to the bona fide third party on terms and conditions consistent with the Drag-Along Notice and (v) execute any and all agreements or documents and take any and all other actions necessary or appropriate to effectuate such proposed Control Sale or Asset Sale. (c) The terms of such Control Sale or Asset Sale (i) shall provide that the distribution of proceeds from such Control Sale or Asset Sale shall be made in accordance with Section 5.02 of this Agreement at the times determined by the Board of Managers, (ii) shall not require any representations and warranties to be made directly by any Member except with respect to each Member, severally and not jointly, in respect of such Member’s authority, ownership and ability to convey title to or vote such Member’s Units (“Fundamental Representations”) (provided that the terms of such Control Sale or Asset Sale may contemplate an escrow, set-off right, indemnity or similar arrangement for the purpose of indemnifying the bona fide third party with respect to claims for breaches of representations, warranties and covenants made by the Company, the Management Members (to the extent made on behalf of the Company) or any Appgate Entity), (iii) shall provide that any liability of each Member in respect of indemnifiable claims against the Company or any Appgate Entity shall be (A) several and not joint among all Members and (B) pro rata in proportion to, and capped at, the amount of consideration to be paid to such Member in connection with the Control Sale or Asset Sale (such proportion to be based on the consideration

47 to be distributed to such Member in accordance with Section 5.02(b) of this Agreement) (provided that the terms of such Control Sale or Asset Sale may contemplate an escrow, set-off right, indemnity or similar arrangement for the purpose of indemnifying the third party with respect to claims for breaches of representations, warranties and covenants made by the Company or any Appgate Entity) and (iv) may provide that any liability of a Member in respect of indemnifiable claim against such Member with respect to such Member’s Fundamental Representations may be capped at the amount of consideration to be paid to such Member in connection with the Control Sale or Asset Sale (such proportion to be based on the consideration to be distributed to such Member in accordance with Section 5.02 of this Agreement), and shall be several and not joint with the other Members. (d) [Reserved] (e) Each Member (or other Persons receiving consideration pursuant to this Section 8.06) will bear its pro rata share (based upon the aggregate proceeds received by such Member or Person under Section 5.02) of the costs incurred by the Company in connection with any Control Sale or Asset Sale to the extent that such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party, including any costs incurred following the consummation of any Control Sale or Asset Sale in respect of indemnification obligations, purchase price adjustments or other matters for which the Company or a Manager incurs costs for the benefit of all Members, as determined in the sole discretion of the Board of Managers. Costs incurred by any Member on his, her or its own behalf will not be considered costs of the applicable Control Sale or Asset Sale. (f) In the event that any Person (other than the Magnetar Members or the Board of Managers) proposes any transaction that would constitute a Control Sale or Asset Sale if it had been proposed by the Magnetar Members or the Board of Managers in accordance with this Section 8.06, no Member shall participate in, propose, consent to, vote in favor of, support or take any similar action that is likely to result in or lead to the consummation of such transaction. (g) Notwithstanding anything to the contrary contained herein, each of the Members irrevocably constitutes and appoints Appgate Investors or an Affiliate thereof designated by Appgate Investors as their agent, representative and attorney-in-fact with authority to act in connection with a Control Sale or Asset Sale to do any and all things and execute any and all documents, in each case, only to the extent required of such Member by this Section 8.06, if and only if such Member fails to take such act or do such thing in accordance with the terms of this Section 8.06 after notice required hereunder and a reasonable opportunity to cure. (h) In order to secure each Member’s obligation to vote his, her or its Units and other voting securities of the Company in accordance with the provisions of this Section 8.06, each Member hereby appoints Appgate Investors as such Member’s true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all such Member’s Units and other voting securities of the Company and take all such actions and exercise all such other rights in all matters related to or arising out of the applicable Control Sale or Asset Sale only to the extent required of such Member by this Section 8.06. Appgate Investors may exercise the irrevocable proxy granted

48 to it hereunder at any time, if and only if such Member fails to take such act in accordance with the terms of this Section 8.06 after notice required hereunder and a reasonable opportunity to cure. The proxies and powers granted by each of the Members pursuant to this Section 8.06(h) are coupled with an interest and are a condition to the sale of Units to the Members under the Subscription Agreements, as applicable, or any other agreement entered into between the Company and the Members or relating to the sale or acquisition of Company equity securities. Such proxies and powers shall be irrevocable and shall survive the bankruptcy or dissolution of any Member, as applicable, and shall bind all subsequent holders of such Member’s Units. The provisions of this Section 8.06(h) shall terminate upon the consummation of an Initial Public Offering. (i) Notwithstanding anything to the contrary in this Agreement, in no event shall any Member or Manager participate in, propose, consent to, vote in favor of, support or take any similar action that is likely to result in or lead to the consummation of Control Sale or Asset Sale without the Required Member Consent. (j) Notwithstanding anything contained in this Section 8.06, there shall be no liability on the part of any Magnetar Member to any other Member (other than the obligation to return any certificates and instruments evidencing Units and powers-of-attorney received by the Magnetar Member) if the Transfer of Units or Securities pursuant to this Section 8.06 is not consummated for any reason whatsoever. The decision to effect a Transfer of Units or Securities pursuant to this Section 8.06 by the Magnetar Member is in its sole and absolute discretion. Section 8.07 Tag Sales. Other than a Transfer pursuant to a Control Sale or an Asset Sale, a Transfer pursuant to Section 8.09 or any Class C Profits Interests Grant or a Transfer to a Permitted Transferee, if any Class C Common Rights Holder (the “Tag Seller”) desires to Transfer all or any part of such Class C Common Rights Holder’s Class C Common Units or Class C-1 Common Units to a bona fide third party purchaser, or to the Company or any of its Subsidiaries (and such Transfer, a “Tag Sale”), with respect to such Class C Common Units, the Tag Seller shall provide written notice (the “Tag Notice”) to the other Class C Common Rights Holders applicable, at least 20 days prior to the date of such proposed Tag Sale, which notice shall set forth the number of Class C Common Units or Class C-1 Common Units proposed to be transferred in the Tag Sale, the material terms of such Tag Sale (including the price per Class C Common Unit or Class C-1 Common Unit) and the identity of such bona fide third party purchaser or, if applicable, the fact that the Company, one of its Subsidiaries or another Member is the purchaser. The Tag Seller agrees that each other Class C Common Unit and Class C-1 Common Unit, as applicable, shall have the right to participate in such Tag Sale (the “Tag Along Rights”) by delivering written notice of such Class C Common Rights Holder’s intention to so participate within ten (10) days of receipt of the Tag Notice. In the event that one or more Class C Common Rights Holders exercise their respective Tag Along Rights, each of the Tag Seller and the Class C Common Rights Holders exercising their Tag Along Rights (each a “Tag Along Member”) shall sell a pro rata portion of their respective Class C Common Units or Class C-1 Common Units to the bona fide third party purchaser, the Company or its Subsidiary or the other Members, as applicable, at the price per Class C Common Unit or Class C-1 Common Unit and on the other material terms set forth in the Tag Notice, such pro rata portion to be based on the proportion of

49 each Tag Seller’s and Tag Along Member’s respective Percentage Interests relative to the aggregate Percentage Interests of the Tag Seller and all Tag Along Members. The Tag Sale shall be consummated within five (5) days following the last date on which the Class C Common Rights Holder shall be entitled to exercise their Tag Along Rights under this Section 8.07. If any Tag Sale would constitute a Control Sale or an Asset Sale, then such Tag Sale shall be effected pursuant to and subject to the terms of Section 8.06 and this Section 8.07 shall have no force and effect with respect to such Tag Sale. In the event that the applicable Transfer is an Indirect Transfer, (i) the Tag Along Member shall have the option to Transfer either the applicable number of Class C Common Units or Class C-1 Common Units (calculated as if the applicable Transfer was not an Indirect Transfer) or the applicable equity interests of the Tag Along Member, in each case, subject to the terms and conditions of this Section 8.07 and (ii) all references to Class C Common Units or Class C-1 Common Units in this Section 8.07 shall be deemed to refer to the applicable equity interests of the Tag Seller and the Tag Along Member as the context requires. Notwithstanding anything contained in this Section 8.07, there shall be no liability on the part of the Magnetar Member to any other Member (other than the obligation to return any certificates and instruments evidencing Units and powers-of-attorney received by the Magnetar Member) if the Transfer of Units or Securities pursuant to this Section 8.07 is not consummated for any reason whatsoever. Section 8.08 Forfeiture and Repurchase. 16 (a) Forfeiture of Class C Profits Interests. Except as otherwise set forth in the MIP, an Individual Agreement, or a Class C Profits Interests Grant, if, at any time, a Management Member ceases to be employed by or provide services to, as applicable, the Company or any Appgate Entity for any reason, all unvested Class C Profits Interests held by such Management Member shall be forfeited, without consideration, on the date such Management Member’s employment with or provision of services to, as applicable, the Company or any Appgate Entity terminates (a “Termination Date”). If, at any time, (i) a Management Member is terminated under circumstances constituting a Termination for Cause, (ii) a Management Member resigns from any Appgate Entity for any reason or (iii) a Management Member breaches any non-solicitation, non- competition, non-disclosure or similar restrictive covenant (at any time (whether before or after the Termination Date)), all vested Class C Profits Interests held by such Management Member or any of its Permitted Transferees shall be forfeited, without consideration, as of the Termination Date or the date of such breach, as applicable. Any Class C Profits Interests that are forfeited pursuant to the terms of this Agreement shall be cancelled by the Company and shall no longer be outstanding unless and until they are reissued by the Company. (b) Purchase Price of Management Units. If, at any time, a Management Member ceases to be employed by or provide services to, as applicable, the Company or any Appgate Entity for any reason, any Management Units that are not forfeited under Section 8.08(a) and held by such Management Member or by any of such Management Member’s Permitted Transferees will be subject to repurchase by the Company (the “Purchase Option”) pursuant to the 16 Note to Draft: Under review.

50 terms and conditions set forth in this Section 8.08, the MIP, and the Class C Profits Interest Grant. The purchase price of any such Management Units subject to the Purchase Option shall be as follows: (i) If a Management Member is terminated by an Appgate Entity and such termination is not a Termination for Cause and such Management Member does not breach any non-solicitation, non-competition, non-disclosure or similar restrictive covenant at any time (whether before or after the Termination Date), then the purchase price for all vested Class C Profits Interests and all other Management Units shall be the Repurchase Fair Market Value of such Management Units (subject to adjustment pursuant to Section 8.08(e)) as of the Termination Date. (ii) If (i) a Management Member is terminated under circumstances constituting a Termination for Cause, (ii) a Management Member resigns from any Appgate Entity for any reason or (iii) a Management Member breaches any non-solicitation, non-competition, non-disclosure or similar restrictive covenant (at any time (whether before or after the Termination Date)), the purchase price for all Management Units (other than those forfeited pursuant to Section 8.08(a)) shall be the lesser of (x) the Unreturned Capital Contributions for such Management Units and (y) the Repurchase Fair Market Value of such Management Units (subject to adjustment pursuant to Section 8.08(e)) as of the Termination Date or the date of such breach, as applicable. (c) Purchase Notice. The Company may elect (which election shall be irrevocable) to purchase any or all of the Management Units that become subject to a Purchase Option by delivering written notice (the “Purchase Notice”) to the holder or holders of such Management Units within 365 days after the Termination Date. The Purchase Notice will set forth the class and number of Management Units to be purchased from each holder, the aggregate consideration to be paid for such Management Units (calculated in accordance with Section 8.08(b)) and the time and place for the closing of the purchase. The number of Management Units to be purchased by the Company shall first be satisfied to the extent possible from the Management Units held by the Management Member at the time of delivery of the Purchase Notice. If the number of Management Units then held by the Management Member is less than the number of Management Units the Company has elected to purchase, the Company shall purchase the remaining Management Units elected to be purchased ratably from the Management Member’s Permitted Transferees, in accordance with the number of Management Units held by such Permitted Transferees at the time of delivery of such Purchase Notice. (d) Closing. The closing of the purchase of Management Units pursuant to the Purchase Option shall take place on the date designated by the Company in the Purchase Notice. The Company may pay for the Management Units to be purchased by it pursuant to the Purchase Option by (i) cash payable by delivery of a check or a wire transfer of funds, (ii) the cancellation of any indebtedness owed by the Management Member to the Company or (iii) a combination of (i) and (ii) above, as determined in the sole discretion of the Company. The purchasers of Management Units hereunder will be entitled to receive customary representations and warranties from the Management Member and/or its Permitted Transferees regarding such sale and ownership of the Management Units.

51 (e) Adjustment. All repurchases of Management Units pursuant to this Section 8.08 shall be subject to all applicable restrictions under law or contained in the Company’s and its Subsidiaries’ financing agreements. If any such restrictions prohibit the repurchase of Management Units hereunder which the Company is otherwise entitled to make, the Company shall promptly give written notice to the Management Member and his or her Permitted Transferees of such restriction, the Company’s rights under this Section 8.08 shall be preserved and time periods governing such rights or obligations shall be tolled for the duration of such restriction and the Company may make such purchases as soon as (and to the extent that) it is permitted to do so by law and such financing agreements; provided, that the purchase price of any Management Units required to be purchased at the Repurchase Fair Market Value pursuant to this Section 8.08 and not purchased as a result of any restrictions contemplated hereby, shall be the Repurchase Fair Market Value of such Management Units as of the date on which the Management Member first ceases to be employed by or provide services to the Company or any Appgate Entity. The Company may assign its rights under this Section 8.08 to any Appgate Entity, and, to the extent that the Company is prohibited by law or by its or any Appgate Entity’s financing agreements from repurchasing any Management Units subject to the Purchase Option, the Company may assign its right to exercise the Purchase Option with respect to such Management Units to any Magnetar Member. Section 8.09 Written Notice of Transfer. In connection with any Transfer, including a Transfer under Section 8.01(a), the transferee, at the request of the Board of Managers, shall provide the Company, within 30 days after such Transfer (or, in the case of a transferee that acquires Units on the death of a Member, within one year of such death), with the written notice described in Section 3 of Notice 2005-32, 2005-16 I.R.B. 895 (or any successor regulation or administrative pronouncement). Section 8.10 Restrictive Covenants. 17 (a) Agreement Not to Compete. Each Management Member acknowledges and agrees that he, she or it will continue to acquire significant knowledge and information concerning the business of the Appgate Entities (collectively, the “Protected Entities”), and that such business is very competitive. Each Management Member acknowledges and agrees that the Protected Entities are doing business within the Covered Area. Each Management Member further acknowledges that competition by such Management Member with the Protected Entities within the Covered Area would severely injure the Protected Entities. Accordingly, each Management Member agrees that in exchange for such Management Member being allowed to invest in the Company and become an equity owner of the Company and for other benefits received by such Management Member under this Agreement and other agreements with the Company, the legal sufficiency of which is not disputed by the Management Member or the Company, such Management Member agrees and covenants that during the period (collectively, (i) and (ii) shall be the “Restricted Period”) (i) while such Management Member owns an equity interest in the 17 Note to Draft: Under review.

52 Company, such Management Member will not take any action that is inconsistent with a duty of loyalty to the Company, including providing information about the Company’s business or operations to any competitor or potential competitor of the Company or assisting any competitor or potential competitor of the Company in soliciting any Covered Business (as defined below) within the Covered Area (as defined below) and (ii) for a period of twelve (12) months after the earlier of (A) such Management Member ceasing to own an equity interest in the Company or (B) if applicable, the date upon which the Company first has the right to exercise its Purchase Option, such Management Member will not, without the written consent of each of the Protected Entities, compete with the business of the Protected Entities by engaging, directly or indirectly, in the Covered Business within the Covered Area. (b) For purposes of this Agreement: (i) The term “Covered Business” means any business in which any Protected Entities, at any time during the Restricted Period, engaged, including the business of [●]18; (ii) The phrase “engaging, directly or indirectly” means engaging or having an interest in, directly or indirectly, as owner, partner, participant of a joint venture, trustee, proprietor, shareholder, member, manager, director, officer, employee, independent contractor, capital investor, lender, consultant, advisor or similar capacity, or by lending his, her or its name or reputation to be used in connection with, or otherwise participating in or making available his, her or its skill, knowledge or experience to be used in connection with, the operation, management or control of a division, group, or other portion of a business or enterprise engaged in any aspect of the Covered Business; (iii) The phrase “within the Covered Area” is defined to include those various states within, and territories of, the United States and in each other country where the Protected Entities perform the Covered Business on the date hereof and such additional states, territories and countries where the Protected Entities perform the Covered Business during the Restricted Period, and is further defined to include the sale, marketing or distribution to a person or entity in or within, or for resale within, the Covered Area even if the services or sales were performed or originated in another state, territory, jurisdiction or country. (c) Non-Solicitation. (i) During the Restricted Period, each Management Member agrees not to (A) induce or attempt to induce any person or entity that is a customer (or Affiliate thereof) or supplier (or Affiliate thereof) of any of the Protected Entities (“Customers or Suppliers”) to refrain from or cease doing business with any of the Protected Entities, or (B) interfere with, disrupt or 18 Note to Draft: Under review.

53 attempt to disrupt the relationship, contractual or otherwise, between any of the Protected Entities and any Customers or Suppliers. (ii) During the Restricted Period, each Management Member agrees not to (A) induce, encourage or otherwise solicit any current or former employee or independent contractor of any of the Protected Entities to terminate his, her or its employment relationship or contract with any of the Protected Entities or to accept any other employment or position, or (B) assist any other entity in hiring any such employee or independent contractor. (d) Permitted Activities. Nothing contained herein shall limit the right of the Management Members as investors to hold and make passive investments in securities of any corporation, limited partnership or other entity that are listed on a national or regional securities exchange or admitted to trading privileges thereon, traded on the Nasdaq National Market System, or have been registered under Section 12 of the Securities Exchange Act of 1934, provided each Management Member’s equity interest therein does not exceed two percent (2%) of the outstanding shares or interests in such corporation, partnership or other entity. (e) Remedies. The Protected Entities and each Member shall be entitled to enforce the agreements and covenants of the Management Members set forth in this Section 8.10. Each Management Member expressly acknowledges that his, her or its breach of any of the covenants and undertakings of this Section 8.10 will result in irreparable injury to the Protected Entities and the other Members and that money damages will not adequately compensate the Protected Entities and other Members for such breach. Therefore, each Management Member agrees that the Protected Entities and other Members shall be entitled, if they so elect, to institute and prosecute proceedings in any court of competent jurisdiction not only to obtain damages for any breach of the covenants and undertakings set forth in this Section 8.10, but also to enforce the specific performance of this Agreement by the offending Management Member and to enjoin such Management Member from activities in violation of this Agreement. If any legal action or other proceeding is brought for the enforcement of the provisions of this Section 8.10, or because of an alleged dispute, breach, default or misrepresentation in connection with the provisions of this Section 8.10, the prevailing party shall be entitled to recover reasonable attorney fees as well as court costs and all expenses not taxable as court costs. Such remedy shall include all such fees, costs and expenses incident to appeal. (f) The Management Members, Protected Entities and each other Member further acknowledge that the time, scope, geographic area and other provisions of this Section 8.10 have been specifically negotiated by sophisticated commercial parties and agree that they consider the restrictions and covenants contained in this Section 8.10 to be reasonable and necessary for the protection of the interests of the Protected Entities, but if any such restriction or covenant shall be held by any court of competent jurisdiction to be void but would be valid if deleted in part or reduced in application, such restriction or covenant shall apply in such jurisdiction with such minimal modification or, if necessary, deletion as may be necessary to make it valid and enforceable. The restrictions and covenants contained in each paragraph of this Section 8.10 shall be construed as separate and individual restrictions and covenants and shall each be capable of

54 being reduced in application or severed without prejudice to the other restrictions and covenants or to the remaining provisions of this Agreement. ARTICLE IX DISSOLUTION; LIQUIDATION Section 9.01 Dissolution. The Company shall be dissolved and its affairs wound up on the first to occur of any of the following events: (a) the decision of the Board of Managers to dissolve the Company and receipt of the Required Member Consent, if applicable; or (b) any other event sufficient under the Act (except action of the Board of Managers or the Members) to cause the dissolution of the Company. Section 9.02 Final Accounting. Upon the dissolution of the Company, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution. Section 9.03 Liquidation. (a) Dissolution of the Company shall be effective as of the date on which the event occurs giving rise to the dissolution and all Members shall be given prompt notice thereof in accordance with Section 13.17, but the Company shall not terminate until the assets of the Company have been distributed as provided for in Section 9.03(c). Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business, assets and affairs of the Company shall continue to be governed by this Agreement. (b) Upon the dissolution of the Company, the Board of Managers or, if there is no Board of Managers, a Person selected by the Magnetar Members, shall act as the liquidator (the “Liquidator”) of the Company to wind up the Company. The Liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. (c) The Liquidator shall distribute all proceeds from liquidation in the following order of priority: (i) first, to creditors of the Company (including creditors who are Members) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision or Reserve for payment thereof); (ii) second, to the setting up of reserves which the Liquidator deems reasonably necessary for absolute and contingent liabilities of the Company; and (iii) third, to the Members in the same manner in which non-liquidating distributions are made pursuant to Section 5.02.

55 (d) The Liquidator shall determine whether any assets of the Company shall be liquidated through sale or shall be distributed in kind. A distribution in kind of an asset to a Member shall be considered, for the purposes of this Article IX, a distribution in an amount equal to the fair market value of the assets so distributed as determined by the Liquidator in its sole and absolute discretion. Section 9.04 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in Section 9.03, the Company shall be terminated and the Person acting as Liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company. Section 9.05 Post-Liquidation Matters. Notwithstanding anything to the contrary herein, all indemnities, exculpations and reimbursement obligations made pursuant to this Agreement (including Section 5.08) shall survive dissolution and liquidation of the Company until the expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified, exculpated or reimbursed, as the case may be. [If the Company is liquidated and dissolved, each distributee Member hereby assumes its obligations for all indemnities, exculpations and reimbursement obligations pursuant to this Agreement (including Section 5.08) until the expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified, exculpated or reimbursed, as the case may be; provided, however, that no such distributee Member shall be obligated to pay any amount to the Company pursuant to this Section 9.05 in excess of the aggregate amount of distributions actually received by such Member in accordance with this Agreement.]19 ARTICLE X AMENDMENTS Section 10.01 Amendments. Subject to Sections 10.02 and 10.03, this Agreement may be modified, amended or any provision hereof waived from time to time as determined by the Board of Managers and with the prior written consent of Appgate Investors. Section 10.02 Amendments by the Board of Managers. Without limiting the generality of Section 10.01, the Board of Managers, without the consent or approval at any time of any Member (each Member, by acquiring its Units, being deemed to consent to any such amendment) other than the Required Member Consent, may amend any provision of this Agreement or the Certificate, and may execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect: 19 Note to Draft: Under review.

56 (a) a change in the name of the Company or the location of the principal place of business of the Company; (b) the admission, substitution, termination or withdrawal of any Member in accordance with the provisions of this Agreement; (c) a change that is necessary to qualify the Company as a limited liability company or an Entity in which the Members have limited liability; (d) the creation a new class or series of Equity Security and the issuance of any class or series of Equity Securities, in each case, in accordance with this Agreement (including any amendment to Section 5.02 in connection therewith); (e) a change that is: (i) of an inconsequential nature and does not adversely affect any Member in any material respect; (ii) necessary or desirable to cure any ambiguity or to correct or supplement any provisions of this Agreement; (iii) required or specifically contemplated by this Agreement; or (iv) necessary to reflect the current Capital Contributions and number of Units held by each Member on Schedule I and the Company Register, following any change to such items in accordance with the provisions of this Agreement; or (f) a change in any provision of this Agreement which requires any action to be taken by or on behalf of the Board of Managers or the Company pursuant to the requirements of the Act or any other applicable law if the provisions of applicable law are amended, modified or revoked so that the taking of such action is no longer required. The authority set forth in this Section 10.02(f) shall specifically include the authority to make such amendments to this Agreement and to the Certificate as the Board of Managers deems necessary or desirable in the event that the Act or any other applicable law is amended or eliminated or changes any provision now in effect. Section 10.03 [Certain Amendments. Notwithstanding Section 10.01 or Section 10.02, this Agreement may not be altered, changed or amended in any manner that would have a disproportionate material and adverse impact on one or more Class C Common Holder (each, an “Affected Member”), relative to all other Class C Common Holder, unless Affected Members holding a majority of the Class C Common Units held by all Affected Members provide their consent to such alteration, change or amendment; provided, that the provisions of Section 4.01(a)(i)(B) and Section 4.01(a)(iii) and the definition of “Significant Member” and any rights afforded thereto insofar as they adversely impact Medina may not be amended, modified, terminated or waived without the written consent of Medina; provided, further, that notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall the

57 issuance of additional Series A Units, Series A-1 Units, Series B Units, Class C Common Units, Class C-1 Common Units or the creation or issuance of any new class or series of Equity Security (or any amendment to this Agreement, including any amendment to Section 5.02, in connection therewith), in each case in accordance with this Agreement be deemed to have a disproportionate adverse impact on any Class C Common Holder or require any consent under this Section 10.03.]20 ARTICLE XI PUBLIC OFFERINGS Section 11.01 Initial Public Offering. Notwithstanding anything to the contrary contained herein, in connection with an Initial Public Offering, and upon the request of the Board of Managers, each of the Members hereby agrees that it will, at the expense of the Company, take such action and execute such documents as may reasonably be necessary to effect such Initial Public Offering, including taking all such actions and executing such documents as may be reasonably necessary to convert the Company into a corporation or to contribute its respective Units to a newly formed corporation and executing a customary lock-up agreement with respect to such Units or common stock in such corporation (not to exceed 180 days in duration and subject to all officers, directors and 1% holders being similarly bound and the pro rata application of any discretionary waivers), in each case substantially concurrently with the closing of the Initial Public Offering. In connection with any such conversion or contribution, the Members shall be entitled to receive that value of common stock of the corporation whose shares of common stock are being sold in connection with such Initial Public Offering that equals the value such Member would be entitled to receive, relative to the Units which such Member held in the Company immediately prior to such conversion or contribution, as calculated under Section 9.03 if a liquidation of the Company had occurred immediately prior to the consummation of such Initial Public Offering with the proceeds in such liquidation being equal in amount to the implied aggregate equity valuation of the Company immediately prior to the consummation of such Initial Public Offering. Section 11.02 Registration Rights. (a) After the Initial Public Offering, the Magnetar Members shall have the right to cause the Company, at the Company’s expense, to register any of the Securities (including the Units or shares of common stock into which Units may be converted or for which Units may be contributed, in each case, as contemplated by Section 11.01) then held by any of the Magnetar Members under the Securities Act for sale to the public (the “Magnetar Demand Right”). (b) If (i) the Company at any time proposes to register any of its Securities (including the Units or shares of common stock into which Units may be converted or for which Units may be contributed, in each case, as contemplated by Section 11.01) under the Securities Act for sale to the public (whether for its own account or for the account of any of the Members 20 Note to Draft: Under review.

58 or other Security holders or both) or (ii) the Magnetar Members exercise the Magnetar Demand Right (in each case of (i) or (ii), except with respect to registration statements on Form S-4 or any comparable or successor form in connection with any acquisition of any Entity or business by the Company or any Appgate Entity, Form S-8 or any comparable or successor form in connection with shares issuable pursuant to option or employee benefit plans or any other form not available for registering securities of the Company for sale to the public), the Company shall give written notice thereof to all Significant Members (each a “Public Offering Notice”). Upon the written request of any Significant Member, received by the Board of Managers within fifteen (15) days after delivery of the applicable Public Offering Notice, to register any of its Securities (including the Units or shares of common stock into which Units may be converted or for which Units may be contributed, in each case, as contemplated by Section 11.01) (the “Registrable Securities”), the Company will use its commercially reasonable efforts to cause the Registrable Securities of such Significant Member as to which registration shall have been so requested to be included in the Securities to be registered under or covered by the registration statement proposed to be filed by the Company (including in connection with the exercise of the Magnetar Demand Right). Such inclusion of a Significant Member’s Registrable Securities shall be conditioned upon such Significant Member providing the Company with information regarding such Significant Member, the Registrable Securities held by such Significant Member and such Significant Member’s proposed plan of distribution of such Registrable Securities as promptly as requested by the Company. (c) In the event that any registration pursuant to this Section 11.02 shall be, in whole or in part, an underwritten public offering, any Series A Member or Series A-1 Member requesting inclusion of any of its Registrable Securities in the applicable registration statement shall be required to execute a customary underwriting agreement as a condition to such inclusion. If the managing underwriter or the Company shall be of the opinion that the inclusion of Registrable Securities by any Series A Member(s) or Series A-1 Member(s) (other than the Magnetar Members in the event of an exercise of a Magnetar Demand Right) would adversely affect the marketing of the securities to be sold by the Company in the offering (or by the Magnetar Members in the event of an exercise of a Magnetar Demand Right), then the number of such Series A Members’ or Series A-1 Members’ Registrable Securities to be included in the applicable offering may be reduced pro rata among the requesting Series A Members and Series A-1 Members based upon the number of Registrable Securities owned by all such Series A Members and Series A-1 Members. (d) The Company shall not grant any registration rights to any other Member or other Equity Security that would impair or limit the rights of the holders of Registrable Securities hereunder or that would be substantially more favorable to such other holder than the rights granted hereunder. (e) The Company shall cause the obligations under this Section 11.02 to be assumed by the issuer of the Registrable Securities upon any dissolution, liquidation or winding up of the Company or the conversion of the Company into a corporation, in each case, in connection with an Initial Public Offering.

59 ARTICLE XII REPRESENTATIONS Section 12.01 Investment Purpose. Each Member hereby, severally and not jointly, represents and warrants to the Company, the Board of Managers and each other Member that such Member (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (b) has acquired its Units for itself for investment purposes only, and not with a view to any resale or distribution of such Units, (c) has been advised and understands that such Units have not been and shall not be registered under the Securities Act or any applicable state securities laws and, therefore, cannot be resold unless such Units are registered under the Securities Act and all applicable state securities laws or unless there are exemptions from registration available under the Securities Act and any and all applicable state securities laws with respect to the resale of such Units, and (d) has, either alone or with its “purchaser representatives” as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company. Each Member further, severally and not jointly, acknowledges that the Company has made available to such Member, at a reasonable time prior to its acquisition of its Units, the opportunity to ask questions and receive answers concerning the terms and conditions of such acquisition and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Company in connection with such acquisition. Each Member further, severally and not jointly, represents and warrants to the Company and each other Member that, as of the signing of this Agreement (w) if such Member is not a natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized, (x) it has full power and authority to enter into and perform its obligations under this Agreement and all actions, consents and approvals necessary to authorize such Member’s execution and delivery of this Agreement, and the performance of obligations under it, have been duly taken and obtained, (y) this Agreement has been duly executed and delivered by a duly authorized officer or other representative of such Member (if such Member is not a natural person) and constitutes the legal, valid and binding obligation of such Member enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to judicial discretion) and (z) the signing, delivery and performance of this Agreement does not violate the organizational documents of such Member (if such Member is not a natural person) or any material agreement to which such Member is a party or by which it is bound. The representations and warranties in this Section 12.01 are in addition to, and not in lieu of, any representations and warranties made by the applicable Member in his, her or its Subscription Agreements or Class C Profits Interests. Section 12.02 Independent Inquiry. Each Member, severally and not jointly, acknowledges, agrees, represents and warrants that it has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the

60 transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Member and its particular circumstances and has not relied upon any representations (except for those expressly set forth in such Member’s Subscription Agreement) or advice by the Company, any other Member or the Board of Managers. Without limiting the generality of the foregoing, each Member, severally and not jointly, acknowledges, agrees, represents and warrants that (a) it has completed its own independent inquiry as to the investment risks associated with its respective Units, and (b) any projections or assumptions as to potential returns that have previously been submitted to such Member by the Company, the Board of Managers, any other Member or any other person affiliated with the Company, the Board of Managers or any other Member are not guarantees of actual returns. Each Member acknowledges that (A) none of the Company, its Affiliates or any other Person has made any representation or warranty, express or implied, as to the Company or any Affiliate thereof or the accuracy or completeness of any information regarding the Company and the Company Subsidiaries furnished or made available to such Member or its, his or her Affiliates and representatives, in each case, except for those expressly set forth in such Member’s Subscription Agreement, (B) such Member has not relied on any representation or warranty from the Company, any Company Subsidiary or any other Person in determining to enter into this Agreement, in each case, except for those expressly set forth in such Member’s Subscription Agreement, and (C) none of the Company or any other Person has any obligation to disclose any information regarding the Company or the Company Subsidiaries, in each case, except for those expressly set forth in such Member’s Subscription Agreement. Without limiting the generality of the foregoing, each Member acknowledges that none of the Company or any other Person has made any representation or warranty, express or implied, as to the financial projections, forecasts, cost estimates and other predictions relating to the Company and the Company Subsidiaries delivered or made available to such Member or as to the probable success or profitability of the Company or the Company Subsidiaries. Section 12.03 Indemnification for False Representations. The representations and warranties in this Article XII shall survive the execution of this Agreement. Each Member understands that any Person who suffers damage as a result of a false representation may have a claim against such Member for damages. Each Member agrees to indemnify and hold harmless the Company and the other Members from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) which they or any of them may incur by reason of the Member’s false representation made by such Member in this Article XII. ARTICLE XIII GENERAL PROVISIONS Section 13.01 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement, and any matter or dispute arising out of or related to this Agreement, shall be construed by, subject to and governed in accordance with the internal laws of the State of Delaware without giving effect to conflict of laws or other principles which may result in the application of laws other than the internal laws of the State of Delaware. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of this Agreement or otherwise relating to any of

61 the Company’s constitutive documents shall be brought only in the state or United States Federal courts located in the State of Delaware. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of such courts in any such action or proceeding by the mailing of such documents by registered United States mail, postage prepaid, if to the Company, to the address of its principal place of business, and if to any Member, in accordance with Section 13.17. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any agreement entered into in connection with this Agreement or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 13.01. Section 13.02 Counterparts. This Agreement may be executed in one or more counterparts, each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Section 13.03 Construction; Headings. Whenever the feminine, masculine, neuter, singular or plural shall be used in this Agreement, such construction shall be given to such words or phrases as shall impart to this Agreement a construction consistent with the interests of the Members entering into this Agreement. Where used herein, the term “Federal” shall refer to the U.S. Federal government. As used herein, (a) “or” shall mean “and/or” and (b) “including” or “include” shall mean “including, without limitation”. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. To the extent that any ambiguity or inconsistency arises with respect to any provision(s) of this Agreement, the Board of Managers shall resolve such ambiguity or inconsistency in good faith and such resolution shall be binding upon the Members. Section 13.04 Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall be held invalid or unenforceable, the remaining terms and provisions hereof and the application of such term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby. Section 13.05 Relations with Members. Unless named in this Agreement as a Member, or unless admitted to the Company as a Substitute Member or an Additional Member in accordance with this Agreement, no Person shall be considered a Member.

62 Section 13.06 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain an action for partition with respect to the property of the Company. Section 13.07 Successors and Assigns. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective transferees, successors and assigns; provided, however, that no Transfer of any Units by any Member shall be made except in accordance with the provisions of Article VIII. Section 13.08 Entire Agreement. This Agreement, the Class C Profits Interests Grant and the Subscription Agreements (including all Schedules and Exhibits hereto and thereto), together with any applicable terms of any employment, consulting or similar agreement between any Management Member, on the one hand, and the Company or any of the Appgate Entities, on the other hand, constitute the entire agreement among the Company and the Members and between the Members with respect to the subject matter hereof and supersede any agreement or understanding entered into as of a date prior to the Effective Date among or between them with respect to such subject matter; provided, however, that any covenants contained in any other agreement to which a Class C Holder is a party or by which a Class C Holder is bound with respect to confidentiality, non-solicitation, non-competition, non-interference or intellectual property assignment shall be in addition to, and not in lieu of or superseded by, the covenants set forth in this Agreement.21 Section 13.09 No Third Party Beneficiaries. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person (other than the Indemnified Parties who shall be third-party beneficiaries solely for the purposes of Section 4.07), shall be entitled or be deemed to be entitled to any benefits or rights hereunder or be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof. Section 13.10 Other Instruments and Acts. The Members agree to execute any other agreements, documents or instruments or perform any other acts that are or may be necessary to effectuate the provisions of this Agreement. Section 13.11 Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or provided hereunder shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or provided hereunder shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies 21 Note to Draft: Under review.

63 provided hereunder are cumulative and are not exclusive of any rights, powers and remedies provided by law. Section 13.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, that monetary damages would not be a sufficient remedy for such non-performance or breach and the non-breaching parties hereto shall be entitled to an injunction or injunctions to prevent such non-performances or breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 13.13 Confidentiality. (a) Each Member (other than the Magnetar Members) agrees to keep confidential, and not to use or disclose to any Person, any information relating to the Company, any Appgate Entity or any of their respective businesses, operations, assets or affairs (including information received pursuant to Section 7.02), the identity of any other Member or such Member’s interest in the Company and the existence or terms of this Agreement except that such Member may disclose such information to such Member’s advisors responsible for matters relating to the Company and who need to know such information in order to perform such responsibilities or to such other Persons as is necessary in the execution of such Member’s duties to the Company and its Subsidiaries (each such advisor being hereinafter referred to as an “Authorized Representative”); provided, however, that such Member or any of its Authorized Representatives may disclose the applicable portion of such information solely to the extent that (a) such information is required by law to be included in such Member’s tax returns, (b) such information being disclosed is otherwise generally available to the public other than as a result of the disclosure thereof in violation of this Section 13.13(a), or (c) such disclosure, based upon the advice of legal counsel of such Member or Authorized Representative, is required by applicable law. Prior to making any disclosure described in this Section 13.13(a), the applicable Member shall notify the Board of Managers of such disclosure and the advice of such legal counsel and such Member shall cooperate with the Company, if requested by the Board of Managers, in seeking a protective order with respect to the portion of the information required to be disclosed by applicable law. (b) To the extent that the Company or any Appgate Entity is required by a lender or by applicable laws to disclose information about its or their respective beneficial owners, company applicants or any person with control over the Company or any Appgate Entity, then the Board of Managers, on behalf of the Company or such Appgate Entity, is authorized to and shall make such disclosures and file such reports as are so required. In connection therewith, each Member agrees to provide Manager in a timely fashion with any and all information requested by Manager as may be reasonably required to comply with the Company’s or any Appgate Entity’s disclosure obligations. For purposes of this Section 13.13(b), “applicable laws” includes any laws applicable to the Company or its subsidiaries regarding financial reporting and recordkeeping for anti-money laundering or countering terrorist financing, including the United States Corporate Transparency Act, the regulations issued thereunder, including 31 C.F.R. 1010.380, and any amendments thereto.

64 Section 13.14 Public Announcements. Without limiting the generality of Section 13.13, no Member will issue any public announcements or disseminate any advertising or marketing material concerning the Company, any Appgate Entity or any of their respective businesses, operations, assets or affairs or the existence or terms of this Agreement without the prior written approval of the Board of Managers, except to the extent that any such public announcement is required by law. If a public announcement is required by law, the Members will consult with the Board of Managers before making the public announcement. To the extent that any announcement or any advertising or marketing material expressly refers to any Member or their Affiliates, such Member shall, in its sole discretion, have the right to revise such announcement or advertising or marketing material. Section 13.15 Competitive Activities. Notwithstanding anything to the contrary in this Agreement, except for the Management Members, (a) no Manager or Member shall be required to manage the Company or the Company Business as its sole and exclusive function, (b) any Manager, any Member and any of their respective Affiliates may have other business interests or ventures and may engage in any other activities (in addition to those relating to the Company and the Appgate Entities), and such other business interests, ventures or activities may be of any nature or description (whether or not competitive with the Company or any Appgate Entity), and (c) none of the Company, any other Manager, any other Member or any of their respective Affiliates shall have any right, title or interest in or to (by virtue of this Agreement or any other relationship created hereby) such other business interests, ventures or activities, or to the income, economics or proceeds derived therefrom, and (d) the pursuit of such other business interests, ventures or activities, even if competitive with the Company Business, shall not be deemed wrongful or improper or a breach of this Agreement. For the avoidance of doubt, the immediately preceding clauses (a) through (d) shall not apply to, and such clauses shall be deemed not to pertain to, the Management Members. Section 13.16 Legal Counsel Relationships. Each of the Company, the Members and the Managers acknowledges and agrees that Willkie Farr & Gallagher LLP (“Willkie”) has represented the Company and the Magnetar Members in connection with this Agreement and other transactions related hereto (the “Transactions”). Except for Willkie’s representation of the Company and the Magnetar Members with respect to the Transactions, in no event shall an attorney-client relationship exist between Willkie, on the one hand, and any other Member and/or their Affiliates, on the other hand. Each of the Members further agrees and consents that Willkie shall be permitted to render legal advice and to provide legal services to the Magnetar Members and to the Company from time to time, and each of the Members covenants and agrees that such representation of the Magnetar Members or the Company by Willkie from time to time shall not disqualify Willkie from providing legal advice and legal services to the Magnetar Members or any of their respective Affiliates in matters related or unrelated to this Agreement and the Transactions. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, member, partners, officers, employees and Affiliates, that Willkie may serve as counsel to each of the Magnetar Members and their Affiliates, on the one hand, and the Company and the Appgate Entities, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the Transactions, and each of the parties hereto hereby

65 consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent waive any conflict of interest arising from such representation. Section 13.17 Method for Notices. In the event a notice or document is required to be sent, delivered or given pursuant to this Agreement to the Company, the Board of Managers or any Member, any such notice or document shall be in writing and shall be deemed to be sent, delivered or given, (a) when personally delivered, if sent, delivered or given in person or by a messenger or courier service, (b) on the date of transmission, if sent, delivered or given by email (with confirmation of receipt), (c) on the first Business Day following the day sent, if sent, delivered or given by express mail or a messenger or courier service or (d) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid. Any such notices or documents shall be addressed to all of the parties entitled to receive such notice or document at the email addresses on file in the Company’s books and records. The Company or any Member may effect a change of address for purposes of this Agreement by giving written notice thereof to the Company, the Board of Managers and the other Members, in accordance with this Section 13.17. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

SIGNATURE PAGE TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF APPGATE HOLDINGS LLC IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. SERIES A MEMBERS: APPGATE INVESTORS, LLC By: Magnetar Financial LLC, its [investment manager] By:____________________________________ Name: Title: SERIES A-1 MEMBERS: [TBD if any]

SIGNATURE PAGE TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF APPGATE HOLDINGS LLC SERIES B MEMBERS: APPGATE FUNDING, LLC By: Name: Title: SERIES C MEMBERS: APPGATE INVESTORS, LLC By: Magnetar Financial LLC, its [investment manager] By:____________________________________ Name: Title: SERIES C-1 MEMBERS: [TBD if any]

Exhibit 4.03 1. Amend or modify any of the organizational documents or business purpose. 2. Increase or decrease the number of Managers constituting the Board of Managers or create or appoint any member of any committee, other than as expressly provided for in this Agreement, or appoint or remove any directors, managers or similar persons from any board or committee. 3. Issue to, or redeem from, any Member any Interests or any other security or equity interest. 4. Directly or jointly or in concert with others engage in any new line of business or offer new products or services that materially vary from those engaged in or offered by the Company and the Company Subsidiaries as at the date hereof. 5. Approve any component of any business plan and annual budget (if any) for the ensuing fiscal year, and any material changes thereto or material deviations therefrom. 6. Make a capital call or request for additional Capital Contributions other than set forth in Section Error! Reference source not found.. 7. Declare or pay any dividend or make any distribution. 8. Determine Fair Market Value with respect to any Securities or assets. 9. Make any capital expenditures in excess of $[●]. 10. Create any Subsidiary (other than any Subsidiary 100% of the Equity Securities of which are held directly or indirectly by the Company or any of its Subsidiaries) or participate in any partnership or joint venture. 11. Change the location of the headquarters. 12. Enter into any related party transaction, including any transaction with an Affiliate of the Company or any Manager, other than (a) any transactions solely among any Appgate Entities and (b) employee compensation and benefits in accordance herewith. 13. Enter into a material acquisition or material disposition (for greater certainty, including acquisitions of any Person, equity interests, business, line of business or intellectual property portfolio, and a Control Sale), material sale, material combination, material merger, material consolidation, or any material investments in any securities or indebtedness of any Person. 14. Sell, license, lease or otherwise dispose of any material asset outside of the ordinary course of business.

15. Purchase, license, lease, exchange or otherwise acquire the assets or equity interests of any Person. 16. Enter into, terminate, or amend any arrangements, contracts, or transactions of a material nature. 17. Enter into, as lessor or as lessee, any lease for a duration exceeding [●] years or involving aggregate premium and annual rental payments in excess of $[●]. 18. Grant any material rights in or over any intellectual property. 19. Enter into any other transaction outside the ordinary of course of business or otherwise than on arm’s length terms. 20. Except for an Initial Public Offering initiated in accordance with Error! Reference source not found. 11.01, undertake an initial public offering. 21. Incur indebtedness for borrowed money, including the issuance of debt securities and the provision of any guarantee for other credit support for borrowed money (including, in each case, by way of any recapitalization or refinancing). 22. Create a security interest in any material asset, other than a security interest incurred or created in the ordinary course of business. 23. Appoint or remove the chief executive officer and any other senior level management, or amend the compensation terms or agreements of those persons. 24. Agree to remunerate any person at a rate in excess of [150%] per annum or increase the remuneration of any such person to a rate in excess of [5%] per annum. 25. Establish or amend any profit-sharing, share option, bonus or other incentive scheme of any nature for any person. 26. Establish or amend any pension scheme or grant any pension rights to any Person. 27. Dissolve, wind-up or liquidate or initiate a bankruptcy proceeding. 28. Initiate or settle any litigation or arbitration proceeding against any party. 29. Appoint or removing the auditors. 30. Make any material change in the accounting policies and principles, except as required by law or GAAP. 31. Change any material tax characterizations, except as required by law or GAAP. 32. Authorize or agree to take any of the foregoing actions.

EXHIBIT E Plan

Draft; Subject to Approval

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
APPGATE, INC., *et al.*,[1]	)	Case No. 24-[_____] (___)
Debtors.	)	(Joint Administration Requested)

JOINT PREPACKAGED
PLAN OF REORGANIZATION OF
APPGATE, INC. AND ITS DEBTOR SUBSIDIARIES
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

COLE SCHOTZ P.C.
Patrick Reilley (DE Bar No. 4451)
Stacy Newman (DE Bar No. 5044)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131
Facsimile: (302) 652-3117
Email: preilley@coleschotz.com
snewman@coleschotz.com

Proposed Co-Counsel to the Debtors
and Debtors in Possession

KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
Edward O. Sassower, P.C. (*pro hac vice* pending)
Christopher Marcus, P.C. (*pro hac vice* pending)
Derek I. Hunter (*pro hac vice* pending)
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: edward.sassower@kirkland.com
christopher.marcus@kirkland.com
derek.hunter@kirkland.com

Proposed Co-Counsel to the Debtors
and Debtors in Possession

Dated: May [3], 2024

[1] The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor's federal tax identification number, are: Appgate, Inc. (7231); Appgate Cybersecurity, Inc. (5215); Cryptzone Worldwide, Inc. (3539); Cryptzone International Holdings Inc. (6133); Cryptzone North America Inc. (6777); Immunity, Inc. (3955); Immunity Federal Services, LLC (9722); Immunity Products, LLC (9570); Immunity Services, LLC (9647); Easy Solutions Enterprises Corp. (1954); Catbird Networks, Inc. (6028); and Easy Solutions, Inc. (0401). The location of the Debtors' service address is: 2 Alhambra Plaza, Suite PH–1–B, Coral Gables, Florida 33134.

TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ......................................................................................................................... 1 A. Defined Terms. ................................................................................................................................. 1 B. Rules of Interpretation. ................................................................................................................... 13 C. Computation of Time. ..................................................................................................................... 14 D. Governing Law. .............................................................................................................................. 14 E. Reference to Monetary Figures. ...................................................................................................... 14 F. Reference to the Debtors or the Reorganized Debtors. ................................................................... 14 G. Controlling Document. .................................................................................................................... 14 ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES ................................................................................................... 14 A. Administrative Claims. ................................................................................................................... 14 B. DIP Claims. ..................................................................................................................................... 15 C. Professional Fee Claims. ................................................................................................................. 15 D. Priority Tax Claims. ........................................................................................................................ 16 E. Payment of Statutory Fees and Reporting to the U.S. Trustee. ....................................................... 17 F. Payment of Restructuring Expenses. ............................................................................................... 17 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS ..................... 17 A. Classification of Claims and Equity Interests. ................................................................................ 17 B. Treatment of Claims and Equity Interests. ...................................................................................... 18 C. Special Provision Governing Unimpaired Claims. ......................................................................... 22 D. Elimination of Vacant Classes. ....................................................................................................... 22 E. Voting Classes, Presumed Acceptance by Non-Voting Classes. .................................................... 22 F. Intercompany Equity Interests. ....................................................................................................... 22 G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. ................. 22 H. Controversy Concerning Impairment. ............................................................................................. 22 I. Subordinated Claims and Equity Interests. ..................................................................................... 22 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THIS PLAN ....................................................................... 23 A. General Settlement of Claims and Equity Interests. ........................................................................ 23 B. Restructuring Transactions.............................................................................................................. 23 C. The Reorganized Debtors. ............................................................................................................... 23 D. Sources of Consideration for Plan Distributions. ............................................................................ 24 E. Exemption from Registration Requirements. .................................................................................. 25 F. Corporate Existence. ....................................................................................................................... 25 G. Vesting of Assets in the Reorganized Debtors. ............................................................................... 26 H. Cancellation of Existing Agreements and Equity Interests. ............................................................ 26 I. Corporate Action. ............................................................................................................................ 26 J. Corporate Governance Documents. ................................................................................................ 27 K. New Limited Liability Company Agreement. ................................................................................. 27 L. Directors and Officers of the Reorganized Debtors. ....................................................................... 27 M. Certain Securities Law Matters. ...................................................................................................... 27 N. Section 1146 Exemption. ................................................................................................................ 28 O. Private Company. ............................................................................................................................ 28 P. Director and Officer Liability Insurance. ........................................................................................ 28 Q. Management Incentive Plan. ........................................................................................................... 28 R. Preservation of Causes of Action. ................................................................................................... 29 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES .............................. 29 A. Assumption of Executory Contracts and Unexpired Leases. .......................................................... 29 B. Indemnification Obligations............................................................................................................ 30

C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. .................................. 30 D. Insurance Policies. .......................................................................................................................... 31 E. Reservation of Rights. ..................................................................................................................... 32 F. Nonoccurrence of Effective Date. ................................................................................................... 32 G. Employee Compensation and Benefits. .......................................................................................... 32 H. Contracts and Leases Entered Into After the Petition Date. ............................................................ 33 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS .............................................................................. 33 A. Timing and Calculation of Amounts to Be Distributed................................................................... 33 B. Disbursing Agent. ........................................................................................................................... 33 C. Rights and Powers of Disbursing Agent. ........................................................................................ 33 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. ..................................... 34 E. Surrender and Cancelled Instruments or Securities......................................................................... 35 F. Manner of Payment. ........................................................................................................................ 35 G. Compliance with Tax Requirements. .............................................................................................. 35 H. Allocations. ..................................................................................................................................... 35 I. No Postpetition Equity Interest on Claims. ..................................................................................... 35 J. Foreign Currency Exchange Rate. .................................................................................................. 36 K. Setoffs and Recoupment. ................................................................................................................ 36 L. Claims Paid or Payable by Third Parties. ........................................................................................ 36 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS ..................................................................................................................... 37 A. Disputed Claims Process. ................................................................................................................ 37 B. Allowance of Claims. ...................................................................................................................... 37 C. Claims Administration Responsibilities. ......................................................................................... 37 D. Estimation of Claims and Interests ................................................................................................. 38 E. Adjustment to Claims or Equity Interests without Objection. ........................................................ 38 F. Disallowance of Claims or Equity Interests. ................................................................................... 38 G. No Distributions Pending Allowance. ............................................................................................. 38 H. Distributions After Allowance. ....................................................................................................... 38 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS .............................. 39 A. Discharge of Claims and Termination of Equity Interests. ............................................................. 39 B. Release of Liens. ............................................................................................................................ 39 C. [Releases by the Debtors. .............................................................................................................. 40 D. Releases by the Releasing Parties. ............................................................................................... 41 E. Exculpation. ................................................................................................................................... 42 F. Injunction....................................................................................................................................... 42 G. Protections Against Discriminatory Treatment. .............................................................................. 43 H. Document Retention. ...................................................................................................................... 43 I. Reimbursement or Contribution. ..................................................................................................... 43 ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN ......................................... 43 A. Conditions Precedent to the Effective Date. ................................................................................... 43 B. Waiver of Conditions. ..................................................................................................................... 44 C. Effect of Failure of Conditions. ...................................................................................................... 44 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ....................................... 44 A. Modification and Amendments. ...................................................................................................... 44 B. Effect of Confirmation on Modifications. ....................................................................................... 44 C. Revocation or Withdrawal of Plan. ................................................................................................. 45 ARTICLE XI. RETENTION OF JURISDICTION ..................................................................................................... 45 ARTICLE XII. MISCELLANEOUS PROVISIONS .................................................................................................. 47

A. Immediate Binding Effect. .............................................................................................................. 47 B. Additional Documents. ................................................................................................................... 47 C. Payment of Statutory Fees. ............................................................................................................. 47 D. Reservation of Rights. ..................................................................................................................... 47 E. Successors and Assigns. .................................................................................................................. 47 F. Notices. ........................................................................................................................................... 47 G. Term of Injunctions or Stays. .......................................................................................................... 49 H. Entire Agreement. ........................................................................................................................... 49 I. Exhibits. .......................................................................................................................................... 49 J. Nonseverability of Plan Provisions. ................................................................................................ 49 K. Votes Solicited in Good Faith. ........................................................................................................ 50 L. Closing of Chapter 11 Cases. .......................................................................................................... 50 M. Waiver or Estoppel.......................................................................................................................... 50 N. Creditor Default. ............................................................................................................................. 50

1 INTRODUCTION Appgate, Inc. and the other above-captioned debtors and debtors in possession (collectively, the “Debtors”) propose this prepackaged chapter 11 plan of reorganization (as amended, supplemented, or otherwise modified from time to time, this “Plan”) for the resolution of the outstanding Claims against and Equity Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan. Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Equity Interests pursuant to the Bankruptcy Code. Holders of Claims against or Equity Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. The classification of Claims and Equity Interests set forth in Article III of this Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable and set forth herein. This Plan does not contemplate substantive consolidation of any of the Debtors. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS PLAN (INCLUDING WITHOUT LIMITATION, UNDER ARTICLE IV.E AND ARTICLE IV.M HEREOF) IN FULL. THE ISSUANCE OF ANY SECURITIES REFERRED TO IN THIS PLAN SHALL NOT CONSTITUTE AN INVITATION OR OFFER TO SELL, OR THE SOLICITATION OF ANY INVITATION OR OFFER TO BUY, ANY SECURITIES IN CONTRAVENTION OF APPLICABLE LAW IN ANY JURISDICTION. NO ACTION HAS BEEN TAKEN, NOR WILL BE TAKEN IN ANY JURISDICTION THAT WOULD PERMIT A PUBLIC OFFERING OF ANY SECURITIES REFERRED TO IN THIS PLAN (OTHER THAN SECURITIES ISSUED PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE IN A DEEMED PUBLIC OFFERING) IN ANY JURISDICTION WHERE SUCH ACTION FOR THAT PURPOSE IS REQUIRED. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms. As used in this Plan, capitalized terms have the meanings set forth below. 1. “1L Convertible Noteholders” means the Holders of the 1L Convertible Notes Claims. 2. “1L Convertible Notes” means the convertible notes issued and outstanding pursuant to the 1L Convertible NIA. 3. “1L Convertible Notes Agent” means U.S. Bank Trust Company, National Association, or any assign or successor thereto in its capacity as collateral Agent under the 1L Convertible NIA. 4. “1L Convertible Notes Claims” means any Claim arising on account of the 1L Convertible Notes. 5. “1L Convertible NIA” means that certain amended and restated convertible notes issuance agreement, dated as of June 9, 2023, by and among Appgate Cybersecurity, Inc., as issuer, Appgate, Inc., as parent, the guarantors party thereto, Magnetar Financial LLC, as representative of the Holders, and U.S. Bank Trust Company, National Association, as collateral Agent, as amended, restated, modified, or supplemented from time to time. 6. “1L Convertible Notes PIK Interest” means the 8.5 percent interest earned on each 1L Convertible Note which is paid in kind by adding such amounts to the aggregate outstanding balance of such 1L Convertible Notes.

2 7. “2L Convertible Noteholders” means the Holders of the 2L Convertible Notes Claims. 8. “2L Convertible Notes” means the loans outstanding under the 2L Convertible NIA. 9. “2L Convertible Notes Agent” means Appgate Funding, LLC or any assign or successor thereto in its capacity as collateral Agent under the 2L Convertible NIA. 10. “2L Convertible Notes Claims” means any Claim arising on account of the 2L Convertible Notes. 11. “2L Convertible NIA” means that certain convertible notes issuance agreement dated as of July 20, 2023, by and among Appgate Cybersecurity, Inc., as borrower, Appgate, Inc., as parent, the guarantors party thereto, and Appgate Funding, LLC, as representative of the Holders and as collateral Agent, as amended, modified, or supplemented from time to time. 12. “3L RCF Claims” means Claims arising on account of the 3L RCF Loans. 13. “3L RCF Credit Agreement” means that certain amended and restated credit agreement dated as of June 9, 2023, by and among Appgate Cybersecurity, Inc. as borrower, Appgate, Inc. as parent, the guarantors party thereto, and SIS Holdings, L.P., as lender, as amended, modified, or supplemented from time to time. 14. “3L RCF Lender” means the lender from time to time party to the 3L RCF Credit Agreement. 15. “3L RCF Loans” means the loans outstanding under the 3L RCF Credit Agreement. 16. “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the Estates and operating the businesses of the Debtors; (b) the Allowed Professional Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code; and (d) Restructuring Expenses. 17. “Administrative Claims Bar Date” means the applicable deadline by which all requests for Administrative Claims must be Filed and served on the Debtors, which shall be 30 days after the Effective Date; provided that Filing a request for payment of Administrative Claims is not required where the Plan, Bankruptcy Code, or a Final Order does not require such Filing. 18. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if the reference Entity was a debtor in a case under the Bankruptcy Code. 19. “Agent” means any administrative agent, escrow agent, collateral agent, or similar Entity under the 1L Convertible Notes, the 2L Convertible Notes, the 3L RCF Loans, and/or the DIP Facility, including any successors thereto. 20. “Agents/Trustees” means, collectively, each of the Agents and Trustees. 21. “Allowed” means, as to a Claim or an Equity Interest (or a portion thereof), a Claim or an Equity Interest expressly allowed under this Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (a) there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under this Plan and (b) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy Law; provided, however, that the Reorganized Debtors shall retain all Claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to this Plan. 22. “Appgate” means Debtor Appgate, Inc., a public company incorporated under the Laws of Delaware.

3 23. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies arising under chapter 5 of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes or common Law, including fraudulent transfer Laws. 24. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time. 25. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware. 26. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court, each as amended from time to time. 27. “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. 28. “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items, in legal tender of the United States of America. 29. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code. 30. “Cause of Action” means collectively, any and all Claims, Equity Interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, Avoidance Actions, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, Law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and Claims under contracts or for breaches of duties imposed by Law or in equity; (b) the right to object to or otherwise contest Claims or Equity Interests; (c) Claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such Claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Actions. 31. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court. 32. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors. 33. “Claims Objection Deadline” means the deadline for objecting to the allowance of a Claim asserted against a Debtor as set forth in section 502 of the Bankruptcy Code, Bankruptcy Rule 3007, and/or any order of the Bankruptcy Court regarding Claims objections, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to such Claims. 34. “Claims Register” means the official register of Claims and Equity Interests in the Debtors maintained by the Solicitation Agent. 35. “Class” means a class of Claims or Equity Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

4 36. “Class C Common Units” means the new Class C common interests issued by New Appgate Holdings on the Effective Date and to be held by the DIP Lenders, the 1L Convertible Noteholders, and the 2L Convertible Noteholders. 37. “Class C Common Units Holders” means the Holders of the Class C Common Units and the Class C-1 Common Units. 38. “Class C Holders” means, together, the Class C Profits Interests Holders and the Class C Common Units Holders. 39. “Class C AGF Units” means the Class C Units attributable to the Allowed 2L Convertible Notes Claims, which shall be equal to approximately 5.89 percent of the Class C Units issued on the Effective Date and subject to dilution on account of the Management Incentive Plan and the terms thereof. 40. “Class C Magnetar Units” means the Class C Units or Class C-1 Units attributable to the Allowed DIP Claims and the Allowed 1L Convertible Notes Claims, which shall, collectively, be equal to approximately 94.11 percent of the Class C Units issued on the Effective Date and subject to dilution on account of the Management Incentive Plan and the terms thereof. 41. “Class C Profits Interests” means the new Class C profits interests issued by New Appgate Holdings on or as soon as reasonably practicable after the Effective Date and to be held by the Management Vehicle on behalf of the participants in the Management Incentive Plan. 42. “Class C Profits Interests Holders” means the Holders of the Class C Profits Interests. 43. “Class C Units” means, together, the Class C Profits Interests, Class C Common Units, and Class C-1 Common Units. 44. “Class C-1 Common Units” means the new Class C-1 Common Units issued by New Appgate Holdings on the Effective Date, to the extent that an election is made by or on behalf of a DIP Lender or a 1L Convertible Noteholder, and to be held by such electing DIP Lenders and the 1L Convertible Noteholders. 45. “CM/ECF” means the Bankruptcy Court’s case management and electronic case filing system. 46. “Combined Hearing” means the hearing held by the Bankruptcy Court on Confirmation, as such hearing may be continued from time to time. 47. “Company Claims/Equity Interests” means any Claim against, or Equity Interest in, a Company Party, including, without limitation, the 1L Convertible Notes Claims, the 2L Convertible Notes Claims, and the 3L RCF Claims. 48. “Company Parties” means Appgate and each of its direct and indirect subsidiaries that are or become parties to the RSA, solely in their capacity as such. 49. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, wages, compensation, and benefit plans and policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive and retention plans, programs, and payments, life and accidental death and dismemberment insurance plans and programs, for all employees of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and managers, in each case existing with the Debtors as of immediately prior to the Effective Date. 50. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

5 51. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021. 52. “Confirmation Order” means the order of the Bankruptcy Court approving the adequacy of the Disclosure Statement and confirming this Plan. 53. “Consenting 1L Convertible Noteholders” means the Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 1L Convertible Notes Claims that have executed and delivered counterpart signature pages to the RSA, a Joinder, or a Transfer Agreement to counsel to the Company Parties. 54. “Consenting 2L Convertible Noteholders” means the Holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, 2L Convertible Notes Claims that have executed and delivered counterpart signature pages to the RSA, a Joinder, or a Transfer Agreement to counsel to the Company Parties. 55. “Consenting 3L RCF Lender” means the Holder of the 3L RCF Claims that has executed and delivered a counterpart signature page to the RSA to counsel to the Company Parties. 56. “Consenting Equityholders” means, collectively, the Holders of Equity Interests that are signatories to the RSA or any subsequent Holder of Equity Interests that becomes party thereto in accordance with the terms of the RSA, each solely in their capacity as such. 57. “Consenting Lenders” means, collectively, the Consenting 1L Convertible Noteholders, Consenting 2L Convertible Noteholders, and the Consenting 3L RCF Lender. 58. “Consenting Stakeholders” means, collectively, the Consenting Equityholders and the Consenting Lenders. 59. “Consummation” means the occurrence of the Effective Date. 60. “Corporate Governance Documents” means, collectively and as applicable, the organizational and governance documents for New Appgate Holdings and the other Reorganized Debtors, as applicable, including, but not limited to, the New Limited Liability Company Agreement and any other charters, bylaws, certificates of incorporation, certificates of formation, limited liability company agreements, operating agreements, or other organizational documents or shareholders’ agreements, each consistent with the terms and conditions as set forth in the RSA and the Restructuring Term Sheet and section 1123(a)(6) of the Bankruptcy Code, as applicable. 61. “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 62. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) covering any of the Debtors’ current or former directors’, managers’, officers’, and/or employees’ liability and all agreements, documents, or instruments relating thereto. 63. “Debtor Release” means the release given by the Debtors to the Released Parties as set forth in Article VIII.C of this Plan. 64. “Debtors’ Advisors” means each of the following: (a) Kirkland & Ellis LLP; (b) Cole Schotz P.C.; (c) Triple P RTS, LLC; (d) Triple P Securities, LLC; and (e) the Solicitation Agent. 65. “Definitive Documents” means, collectively, (a) this Plan; (b) the Confirmation Order; (c) the Disclosure Statement; (d) the order of the Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (e) the first day pleadings and all orders sought pursuant thereto; (f) the Plan Supplement; (g) the Restructuring Term Sheet; (h) the New Limited Liability Company Agreement; and (i) all other agreements,

6 instruments, pleadings, orders, forms, questionnaires, and other documents (including all exhibits, schedules, supplements, appendices, annexes, instructions, and attachments thereto) that are utilized to implement or effectuate, or that otherwise relate to, the Restructuring Transactions, including each of the Definitive Documents enumerated in this Plan. 66. “DIP Agent” means U.S. Bank Trust Company, National Association, in its capacity as the administrative agent and collateral agent under the DIP Credit Agreement and its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Facility. 67. “DIP Claim” means any Claim arising on account of the DIP Facility. 68. “DIP Credit Agreement” means the debtor-in-possession financing credit agreement by and among certain Company Parties, the DIP Agent, and the DIP Lenders setting forth the terms and conditions of the DIP Facility, attached to the RSA as Exhibit C. 69. “DIP Facility” means the $18 million senior secured superpriority debtor-in-possession financing facility to be provided to the Debtors on the terms and conditions set forth in the DIP Credit Agreement and the DIP Orders. 70. “DIP Facility Documents” means, collectively, any documents governing the DIP Facility and any amendments, modifications, and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents, and instruments (including any amendments, restatements, supplements, or modifications of any of the foregoing) related to or executed in connection therewith. 71. “DIP Lenders” means the lenders party to the DIP Credit Agreement. 72. “DIP Loans” means all loans to be provided by the DIP Lenders under the DIP Facility. 73. “DIP Orders” means any order entered in the Chapter 11 Cases approving the DIP Facility (whether interim or final) consistent with the DIP Credit Agreement. 74. “Disbursing Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with this Plan, which Entity may include the Solicitation Agent and the Agents/Trustees, as applicable. 75. “Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable Law, to be approved pursuant to the Confirmation Order. 76. “Disputed” means, as to a Claim or an Equity Interest, a Claim or an Equity Interest (or portion thereof): (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has Filed a Proof of Claim or Proof of Equity Interest or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court. 77. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, with the first such date occurring on or as soon as is reasonably practicable after the Effective Date, upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims and/or Allowed Equity Interests (as and if applicable) entitled to receive distributions under this Plan. 78. “Distribution Record Date” means the record date for purposes of making distributions under this Plan on account of Allowed Claims, which date shall be the first day of the Combined Hearing or such other date agreed to by the Debtors.

7 79. “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect and (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of this Plan have been satisfied or waived in accordance with Article IX.B of this Plan. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter. 80. “Employment Agreement” means any new and/or existing employment agreement or letter, indemnification agreement, severance agreement, or other agreement entered into with the Debtors’ current and former officers and other employees by the Reorganized Debtors. 81. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code. 82. “Equity Interest” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor (regardless of whether such interests are held directly or indirectly), and options, warrants, rights, or other Securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement, separation agreement, or employee incentive plan or program of a Debtor as of the Petition Date and whether or not certified, transferable, preferred, common, voting, or denominated “stock” or similar Security and regardless of whether such interests are held directly or indirectly); provided that, for the avoidance of doubt, Equity Interest does not include the 1L Convertible Notes and 2L Convertible Notes. 83. “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code, in a Debtor. 84. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code. 85. “Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq, or any similar federal, state, or local Law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 86. “Exculpated Parties” means, collectively, and in each case in its capacity as such, the Debtors. 87. “Executive Officers” means each of, Manuel D. Medina, Leo Taddeo, Rene A. Rodriguez, and Jeremy M. Dale. 88. “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 89. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date. 90. “File” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. “Filed” and “Filing” shall have correlative meanings. 91. “Final DIP Order” means one or more Final Orders entered approving the DIP Facility and authorizing the Debtors’ use of Cash Collateral. 92. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, vacated, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing thereof has been timely sought, or, if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or

8 rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be Filed with respect to such order or judgment. 93. “General Unsecured Claim” means any Claim against any of the Debtors that is not (a) an Administrative Claim, (b) a Professional Fee Claim, (c) a Priority Tax Claim, (d) a Secured Tax Claim, (e) a DIP Claim, (f) an Other Secured Claim, (g) an Other Priority Claim, (h) a 1L Convertible Notes Claim, (i) a 2L Convertible Notes Claim, (j) a 3L RCF Claim, (k) an Intercompany Claim, (l) an Intercompany Equity Interest, (m) an Equity Interest, (n) a Section 510(b) Claim, and (o) a Restructuring Expense. 94. “Governing Body” means, in each case in its capacity as such, the board of directors, board of managers, manager, managing member, general partner, investment committee, special committee, or such similar governing body of any of the Debtors. 95. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code. 96. “Holder” means an Entity that is the record owner of a Claim against or Equity Interest in any Debtor, as applicable. For the avoidance of doubt, affiliated record owners of Claims or Equity Interests managed or advised by the same institution shall constitute separate Holders. 97. “Impaired” means, with respect to a Class of Claims or Equity Interests, a Class of Claims of Equity Interests that is “impaired” within the meaning of section 1124 of the Bankruptcy Code. 98. “Intercompany Claim” means any Claim held by a Debtor or Non-Debtor against another Debtor or Non-Debtor. 99. “Intercompany Equity Interest” means an Equity Interest in one Debtor held by another Debtor. 100. “Joinder” means a joinder to the RSA substantially in the form attached to the RSA as Exhibit G. 101. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time. 102. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court). 103. “Lender Professionals” means, collectively: (a) Willkie Farr & Gallagher LLP, as counsel to the DIP Lenders and the 1L Convertible Noteholders; (b) Young Conaway Stargatt & Taylor, LLP, as counsel to the DIP Lenders and the 1L Convertible Noteholders; (c) M3 Partners, LP, as financial advisors to the DIP Lenders and the 1L Convertible Noteholders; (d) Shipman & Goodwin LLP, as counsel to the DIP Agent and the 1L Convertible Notes Agent; (e) Greenberg Traurig, LLP, as counsel to the 2L Convertible Noteholders; and (f) Latham & Watkins LLP and [Local Counsel], as counsel to the 3L RCF Lender. 104. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code. 105. “Management Incentive Plan” means the post-emergence management incentive plan to be designed and adopted by the New Board following the Effective Date, to be used to incentivize and compensate employees, directors, consultants, and other service providers, which will include (a) the ability to grant incentive equity awards representing up to 15 percent of the Class C Units (all of which shall be Class C Profits Interests) on a fully diluted basis and (b) other terms and conditions customary for similar equity plans as determined by the New Board in its sole discretion (including, with respect to participants, allocation of awards and vesting); provided that any Management Incentive Plan shall provide that distributions to Class C Profits Interests Holders in respect of any authorized but

9 unissued, unvested, or forfeited Class C Profits Interests shall be distributed in accordance with the distribution allocations provided in the New Limited Liability Company Agreement. 106. “Management Vehicle” means the newly-formed management holdings vehicle which will hold Class C Profits Interests on behalf of the participants in the Management Incentive Plan. 107. “New Appgate Holdings” means a new corporation, limited liability company, partnership, or other Entity that may be formed, or any Entity designated by the Debtors, in connection with the implementation of the Restructuring Transaction and in accordance with the Restructuring Transactions Memorandum, which in any case shall be the ultimate parent of the Company Parties on and after the Effective Date. 108. “New Board” means the board of directors or similar governing body of New Appgate Holdings. 109. “New Equity Interests” means equity or membership interests in New Appgate Holdings issued on the Effective Date, including the Series A Units, Series B Units, and Class C Units. 110. “New Limited Liability Company Agreement” means that certain Amended and Restated Limited Liability Company Agreement of New Appgate Holdings, substantially in the form attached as Exhibit D of the RSA. 111. “Non-Debtor” means direct and indirect subsidiaries of Appgate that are not Debtors. 112. “Other Priority Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code. 113. “Other Secured Claim” means: (a) a Claim secured by a Lien on any assets of the Debtors, which Lien is valid, perfected, and enforceable under applicable Law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy Law, and which is duly established in the Chapter 11 Cases, but only to the extent of the value of the Holder’s interest in the collateral that secures payment of the Claim; (b) a Claim against the Debtors that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and/or (c) a Claim deemed or treated under this Plan or separate order of the Bankruptcy Court as a Secured Claim. 114. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code. 115. “Petition Date” means the date on which the Debtors commenced the Chapter 11 Cases. 116. “Plan Distribution” means a payment or distribution to Holders of Allowed Claims, Allowed Equity Interests, or other eligible Entities under and in accordance with this Plan. 117. “Plan Objection Deadline” means June 7, 2024, at 4:00 p.m., prevailing Eastern Time, which is the deadline for filing objections to the adequacy of the Disclosure Statement and Confirmation of this Plan. 118. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to this Plan that will be Filed by the Debtors with the Bankruptcy Court, each of which shall be in form and substance reasonably acceptable to the DIP Lenders, the 1L Convertible Noteholders, the 2L Convertible Noteholders, and, to the extent required by the RSA, the 3L RCF Lender and the Consenting Equityholders; provided, that the form of the New Limited Liability Company Agreement attached to the RSA as Exhibit D may be modified without the consent of the Consenting 2L Convertible Noteholders unless such modification relates to the rights of the Consenting 2L Convertible Noteholders thereunder. 119. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 120. “Pro Rata” means, unless otherwise specified, the proportion that an Allowed Claim or an Allowed Equity Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Equity Interests in that

10 Class or the proportion of the Allowed Claims or Allowed Equity Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claims or Allowed Equity Interests under the Plan. 121. “Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 122. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.C of this Plan. 123. “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred by such Professionals through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim. 124. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount. 125. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases. 126. “Proof of Equity Interest” means a proof of Equity Interest Filed against any of the Debtors in the Chapter 11 Cases. 127. “Reinstate” means with respect to Claims or Equity Interests, that the Claim or Equity Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. “Reinstated” and “Reinstatement” shall have correlative meanings. 128. “Related Party” means, collectively, with respect to any Person or Entity, each of, and in each case in its capacity as such, such Person’s or Entity’s current and former directors, managers, officers, committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees. 129. [“Released Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Stakeholders; (d) the Releasing Parties; (e) the DIP Lenders; (f) the Agents/Trustees; (g) current and former Affiliates of each Entity in clause (a) through the following clause (h); and (h) each Related Party of each Entity in clause (a) through this clause (h); provided that in each case, an Entity shall not be a Released Party if it: (x) elects to opt out of the releases described in Article VIII.D hereof; or (y) timely objects to the releases contained in Article VIII.D hereof and such objection is not resolved before Confirmation. 130. “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Stakeholders; (d) the DIP Lenders; (e) the Agents/Trustees; (f) all Holders of Claims or Equity Interests that vote to accept this Plan; (g) all Holders of Claims or Equity Interests who are deemed to accept the Plan but who do not affirmatively opt out of the releases provided for in the Plan by checking the box on the applicable notice of non-voting status indicating that they opt not to grant the releases provided for in the Plan;

11 (h) all Holders of Claims who abstain from voting on this Plan and who do not affirmatively opt out of the releases provided for in this Plan by checking the box on the applicable ballot indicating that they opt not to grant the releases provided for in this Plan; (i) all Holders of Claims or Equity Interests who vote to reject this Plan or are deemed to reject this Plan and who do not affirmatively opt out of the releases provided for in this Plan by checking the box on the applicable ballot or notice of non-voting status indicating that they opt not to grant the releases provided for in this Plan; (j) to the maximum extent permitted by Law, each current and former Affiliate of each Entity in clause (a) through the following clause (k); and (k) to the maximum extent permitted by Law, each Related Party of each Entity in clause (a) through this clause (k); provided that, in each case, an Entity shall not be a Releasing Party if it: (x) elects to opt out of the releases contained in Article VIII.D hereof; or (y) timely objects to the releases contained in Article VIII.D hereof and such objection is not resolved before Confirmation.]2 131. “Reorganized Debtors” means the Debtors as reorganized under this Plan, or any successor or assign thereto, by transfer, merger, consolidation, or otherwise. 132. “Required Consenting 1L Convertible Noteholders” means, as of the relevant date, the Consenting 1L Convertible Noteholders holding at least 50.01 percent of the aggregate outstanding principal amount of the 1L Convertible Notes Claims that are held by the Consenting 1L Convertible Noteholders. 133. “Restructuring Expenses” means the reasonable and documented fees and expenses of the Lender Professionals accrued since the inception of their respective engagements related to the Chapter 11 Cases and the implementation of the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors, in each case, in accordance with the engagement letters of such consultant or professional signed by the Company Parties or by the applicable Consenting Stakeholders, as the case may be, without further order of, or application to, the Bankruptcy Court by such consultant or professionals; provided that the reasonable and documented fees and expenses for the advisors to (a) the 2L Convertible Noteholders and 2L Convertible Notes Agent, collectively, shall be subject to a total cap of $200,000 and (b) the 3L RCF Lender shall be subject to a total cap of $150,000, with each such applicable fee cap with respect to each of (a) and (b) applying to fees arising since the inception of such engagement, regardless of whether such fees and expenses were incurred prepetition or postpetition, and each such fee cap in (a) or (b) may be increased with the consent of the DIP Lenders and Debtors. 134. “Restructuring Term Sheet” means the term sheet attached to the RSA as Exhibit B. 135. “Restructuring Transactions” means the transactions described in Article IV of this Plan. 136. “Restructuring Transactions Memorandum” means the description of the steps to be carried out to effectuate the Restructuring Transactions in accordance with this Plan and as set forth in the Plan Supplement. The Restructuring Transactions Memorandum shall, among other things, specify the Entity that will issue the New Equity Interests. 137. “RSA” means that certain Restructuring Support Agreement, dated as of May 2, 2024, by and among the Company Parties, the Consenting Stakeholders, and the other parties thereto, including all exhibits thereto, as may be amended, modified, or supplemented from time to time, in accordance with its terms, attached to the Disclosure Statement as Exhibit B. 138. “Schedule of Proposed Cure Amounts” means any schedule (including any amendments, supplements, or modifications thereto) of the Debtors’ good faith estimate of proposed Cure amounts (if any) with respect to each of the Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to this Plan, which schedule shall be included in the Plan Supplement. 139. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to this Plan, as the same may be amended, modified, or 2 The release provisions and related defined terms in the Plan remain subject to ongoing review by the Debtors’ special committee of disinterested directors.

12 supplemented from time to time, which, for the avoidance of doubt, shall not include any Causes of Action that are settled, released, or exculpated under this Plan. 140. “Section 510(b) Claim” means any Claim against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code, whether by operation of law or contract. 141. “Secured Claim” means a Claim that is: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable Law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to this Plan, or separate order of the Bankruptcy Court, as a secured claim. 142. “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 143. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local Law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder. 144. “Security” means any security, as defined in section 2(a)(1) of the Securities Act. 145. “Series A Holders” means the Holders of the Series A Units or Series A-1 Units. 146. “Series A Units” means the new Series A Units to be issued by New Appgate Holdings on the Effective Date and to be held by the DIP Lenders and the 1L Convertible Noteholders. 147. “Series A-1 Units” means the new Series A-1 Units to be issued by New Appgate Holdings on the Effective Date, to the extent that an election is made by or on behalf of a DIP Lender or 1L Convertible Noteholder, and to be held by such electing DIP Lenders and 1L Convertible Noteholders. 148. “Series B Holders” means the Holders of the Series B Units. 149. “Series B Units” means the new Series B Units to be issued by New Appgate Holdings on the Effective Date and to be held by the 2L Convertible Noteholders. 150. “Solicitation Agent” means Donlin, Recano & Company, Inc., the Claims, noticing, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order. 151. “Solicitation Materials” means all materials provided in connection with the solicitation of votes on this Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code. 152. “Third-Party Release” means the release set forth in Article VIII.D of this Plan. 153. “Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of the RSA, substantially in the form attached as Exhibit F to the RSA. 154. “Trustee” means any indenture trustee, collateral trustee, or other trustee or similar Entity under the 1L Convertible Notes, the 2L Convertible Notes, the 3L RCF Loans, and/or the DIP Facility, including any successors thereto. 155. “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

13 156. “Unclaimed Distribution” means any distribution under this Plan on account of an Allowed Claim or Allowed Equity Interest to a Holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check within 180 calendar days of receipt; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution within 180 calendar days of receipt; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution prior to the deadline included in such request for information; or (d) timely taken any other action necessary to facilitate such distribution. 157. “Unexpired Lease” means a lease of non-residential, real property to which one or more of the Debtors are a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 158. “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Class of Claims or Equity Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 159. “Voting Report” means the report certifying the methodology for the tabulation of votes and result of voting under this Plan. B. Rules of Interpretation. For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with this Plan or the Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (8) subject to the provisions of any contract, charter, bylaws, limited liability company agreements, operating agreements, certificates of incorporation, or other organizational documents or shareholders’ agreements, as applicable, instrument, release, or other agreement or document created or entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable Law, including the Bankruptcy Code and the Bankruptcy Rules; (9) any immaterial effectuating provisions may be interpreted by the Debtors or Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval, of the Bankruptcy Court or any other Entity; (10) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (11) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (12) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (13) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (14) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (15) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (16) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Equity Interest,” “Holders of Equity Interests,” “Disputed Equity Interests,” and the like, as applicable; (17) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; and (18) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective Person or Entity that have such consent, acceptance, or approval rights, including by electronic mail.

14 C. Computation of Time. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Subject to the requirements of the Restructuring Transactions Memorandum and any other Definitive Document, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date. D. Governing Law. Except to the extent a rule of Law or procedure is supplied by federal Law (including the Bankruptcy Code or the Bankruptcy Rules) and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed, implemented, and enforced in accordance with, the Laws of the State of New York, without giving effect to the principles of conflict of Laws (other than section 5 1401 and section 5 1402 of the New York General Obligations Law); provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the Laws of the jurisdiction of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable. E. Reference to Monetary Figures. All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document. In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and this Plan, including the Plan Supplement, or the Disclosure Statement, the Confirmation Order shall control. ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, PRIORITY CLAIMS, AND RESTRUCTURING EXPENSES In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Equity Interests set forth in Article III hereof. A. Administrative Claims. Except with respect to the Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtors against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtors on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in

15 accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court. Except as otherwise provided in this Article II.A of this Plan, requests for payment of Administrative Claims must be Filed with the Bankruptcy Court and served on the Debtors by the applicable Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, their Estates, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors or the Reorganized Debtors, as applicable, or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity. Objections to such requests, if any, must be Filed with the Bankruptcy Court and served on the Debtors and the requesting party by the Claims Objection Deadline. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with the Bankruptcy Court with respect to an Administrative Claim previously Allowed. B. DIP Claims. 1. DIP Claims. All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (i) the principal amount outstanding under the DIP Facility on such date, (ii) all interest accrued and unpaid thereon to the date of payment, and (iii) all accrued and unpaid fees, expenses, and non-contingent indemnification obligations payable under the DIP Facility Documents and the DIP Orders. Except to the extent Holders of an Allowed DIP Claim agree to alternative treatment, on the Effective Date, pursuant to this Plan, each Holder of the Allowed DIP Claim shall receive, in full and final satisfaction of such Allowed DIP Claim, either (i) payment in full in Cash or (ii) its Pro Rata share, calculated as if the DIP Claims were included in the Class 3 1L Convertible Notes Claims, of (A) the Series A Units and (B) the Class C Magnetar Units; provided that an election may be made by or on behalf of such Holders to receive Series A-1 Units and Class C-1 Common Units in lieu of Series A Units and Class C Common Units. Contemporaneously with the foregoing payment in full in Cash or receipt of its Pro Rata share of the Series A Units and the Class C Magnetar Units (or, in the alternative, Series A-1 Units and Class C-1 Common Units), the Allowed DIP Claims, the DIP Facility, the DIP Facility Documents, and all related loan documents shall be deemed cancelled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Facility shall automatically terminate, and all collateral subject to such Liens shall be automatically released, in each case, without further action by the DIP Agent or the DIP Lenders and without further order of the Bankruptcy Court, and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable. C. Professional Fee Claims. 1. Final Fee Applications and Payment of Professional Fee Claims. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in

16 accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court Allows, including from the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code. The Debtors and the Reorganized Debtors, as applicable, shall only pay any restructuring fee, opinion fee, transaction fee, or similar success fee if such fee is earned by a Professional, and an application for such fee is filed pursuant to sections 330 and 503(b) of the Bankruptcy Code, and any claim on account of any such fee by an Entity that is not a Professional shall be disallowed, and any Entity that is not a Professional shall be forever barred, estopped, and enjoined from asserting a claim on account of such a fee after the Effective Date. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of this Plan. 2. Professional Fee Escrow Account. No later than the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow Account shall, subject to approval by the Reorganized Debtors, be used to pay any amounts owing to Professionals for services rendered after the Effective Date, or otherwise shall be promptly transferred to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Professional Fee Amount. Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than one Business Day before the Effective Date; provided, however, that such estimates shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors or the Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. 4. Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in this Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of this Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtor or the Reorganized Debtor, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. D. Priority Tax Claims. Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive Cash equal to the full amount of its Claim or such other treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

17 E. Payment of Statutory Fees and Reporting to the U.S. Trustee. All fees payable pursuant to section 1930 of title 28 of the United States Code together with the statutory rate of interest set forth in section 3717 of title 31 of the United States Code, to the extent applicable (“Quarterly Fees”) due prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, all Quarterly Fees shall be paid to the U.S. Trustee when due and payable. The Debtors shall File all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Reorganized Debtors shall File with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. Each and every one of the Debtors and Reorganized Debtors, as applicable, shall remain obligated to pay Quarterly Fees to the U.S. Trustee until that particular Debtor’s Chapter 11 Case is converted to a case under chapter 7 of the Bankruptcy Code, dismissed, or closed, whichever occurs first. F. Payment of Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein, without any requirement to File a fee application with the Bankruptcy Court or for Bankruptcy Court review or approval; provided that the foregoing shall be subject to the Debtors’ receipt of an invoice with reasonable detail (but without the need for itemized time detail) from the applicable Entity entitled to such Restructuring Expenses. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date, and such estimates shall be delivered to the Debtors at least five Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On or as soon as practicable after, the Effective Date, invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors, as applicable, shall continue to pay, when due and payable in the ordinary course, Restructuring Expenses related to implementation, Consummation, and defense of this Plan, whether incurred before, on, or after the Effective Date in accordance with the applicable engagement letter and solely upon receipt of an invoice from any Entity requesting such Restructuring Expenses with reasonable detail (but without the need for itemized time detail). ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS A. Classification of Claims and Equity Interests. Except for the Claims addressed in Article II hereof, all Claims and Equity Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Equity Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Equity Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Equity Interest qualifies within the description of such other Classes. A Claim or an Equity Interest also is classified in a particular Class for the purpose of receiving distributions under this Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. This Plan constitutes a separate Plan for each of the Debtors, and the classification of Claims and Equity Interests set forth herein shall apply separately to each of the Debtors (except for the Class 10 Equity Interests, which shall apply only to Appgate). All of the potential Classes for the Debtors are set forth herein. Such groupings shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets, and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date. Voting tabulations for recording acceptances or rejections of this Plan shall be conducted on a Debtor-by-Debtor basis as set forth herein.

18 The classification of Claims against and Equity Interests in the Debtors pursuant to this Plan is as follows: Class Claims and Equity Interests Status Voting Rights Class 1 Other Secured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 2 Other Priority Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 3 1L Convertible Notes Claims Impaired Entitled to Vote Class 4 2L Convertible Notes Claims Impaired Entitled to Vote Class 5 3L RCF Claims Impaired Not Entitled to Vote (Deemed to Reject) Class 6 General Unsecured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) Class 7 Section 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) Class 8 Intercompany Claims Unimpaired / Impaired Not Entitled to Vote (Presumed to Accept) / Not Entitled to Vote (Deemed to Reject) Class 9 Intercompany Equity Interests Unimpaired / Impaired Not Entitled to Vote (Presumed to Accept) / Not Entitled to Vote (Deemed to Reject) Class 10 Equity Interests in Appgate Impaired Not Entitled to Vote (Deemed to Reject) B. Treatment of Claims and Equity Interests. Each Holder of an Allowed Claim or Allowed Equity Interest, as applicable, shall receive under this Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Equity Interest, as applicable, except to the extent different treatment is agreed to in writing by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Equity Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Equity Interest, as applicable, shall receive such treatment on the Effective Date (or, if payment is not then due, in accordance with such Claim’s or Equity Interest’s terms in the ordinary course of business) or as soon as reasonably practicable thereafter. 1. Class 1 – Other Secured Claims (a) Classification: Class 1 consists of all Allowed Other Secured Claims against any Debtor. (b) Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Other Secured Claim, at the option of the applicable Debtor or the Reorganized Debtor, either: (i) payment in full in Cash of its Allowed Other Secured Claim; (ii) the collateral securing its Allowed Other Secured Claim; (iii) Reinstatement of its Allowed Other Secured Claim; or (iv) such other treatment rendering its Allowed Other Secured Claim Unimpaired in

19 accordance with section 1124 of the Bankruptcy Code. (c) Voting: Class 1 is Unimpaired under this Plan. Holders of Allowed Claims in Class 1 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 2. Class 2 – Other Priority Claims (a) Classification: Class 2 consists of all Allowed Other Priority Claims against any Debtor. (b) Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Other Priority Claim, Cash in an amount equal to such Allowed Other Priority Claim or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code. (c) Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Claims in Class 2 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 3. Class 3 – 1L Convertible Notes Claims (a) Classification: Class 3 consists of all Allowed 1L Convertible Notes Claims against any Debtor. (b) Treatment: (i) On the Effective Date, each Holder of an Allowed 1L Convertible Notes Claim will receive, in full and final satisfaction of such 1L Convertible Notes Claim, such Holder’s Pro Rata share, calculated as if the DIP Claims were included in the Class 3 1L Convertible Notes Claims, of (A) the Series A Units and (B) the Class C Magnetar Units. (ii) An election may be made prior to the Effective Date by or on behalf of a Holder of 1L Convertible Notes to receive Series A-1 Units and Class C-1 Common Units, which Series A-1 Units and Class C-1 Common Units will provide the same economic benefit to such Holder as such Holder’s Pro Rata share of Series A Units and Class C Common Units distributable pursuant to Article III.B.2(b) above. (c) Voting: Class 3 is Impaired under this Plan and Holders of Allowed Claims in Class 3 are entitled to vote to accept or reject this Plan. 4. Class 4 – 2L Convertible Notes Claims (a) Classification: Class 4 consists of all Allowed 2L Convertible Notes Claims against any Debtor. (b) Treatment: On the Effective Date, each Holder of an Allowed 2L Convertible Notes Claim will receive, in full and final satisfaction of such 2L Convertible Notes Claim, (i) the Series B Units and (ii) the Class C AGF Units. (c) Voting: Class 4 is Impaired under this Plan and Holders of Allowed Claims in Class 4 are entitled to vote to accept or reject this Plan.

20 5. Class 5 – 3L RCF Claims (a) Classification: Class 5 consists of any 3L RCF Claims against any Debtor. (b) Treatment: On the Effective Date, all 3L RCF Claims shall be discharged, cancelled, released, and extinguished and will be of no further force or effect, and Holders of the 3L RCF Claims shall not receive or retain any distribution under this Plan on account of such 3L RCF Claims. (c) Voting: Class 5 is Impaired under this Plan. Holders of Allowed Claims in Class 5 are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 6. Class 6 – General Unsecured Claims (a) Classification: Class 6 consists of all Allowed General Unsecured Claims against any Debtor. (b) Treatment: Each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such General Unsecured Claim, either: (i) Reinstatement of such Allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; or (ii) payment in full in Cash on (A) the Effective Date or (B) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim. (c) Voting: Class 6 is Unimpaired under this Plan. Holders of Allowed Claims in Class 6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 7. Class 7 – Section 510(b) Claims (a) Classification: Class 7 consists of all Section 510(b) Claims. (b) Allowance: Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any Claim exists, may only become Allowed by Final Order of the Bankruptcy Court. (c) Treatment: On the Effective Date, all Section 510(b) Claims will be cancelled, released, discharged, extinguished, and will be of no further force or effect, and Holders of Section 510(b) Claims will not receive any distribution on account of such Section 510(b) Claims. (d) Voting: Class 7 is Impaired under this Plan. Holders of Allowed Claims in Class 7 are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 8. Class 8 – Intercompany Claims (a) Classification: Class 8 consists of all Intercompany Claims.

21 (b) Treatment: Each Allowed Intercompany Claim shall be, at the option of the applicable Debtor or Reorganized Debtor, either: (i) Reinstated; or (ii) set off, settled, discharged, contributed, cancelled, released without any distribution on account of such Intercompany Claims, or otherwise addressed at the option of the Reorganized Debtors. The Plan and distributions contemplated thereby constitute a global settlement of any and all Intercompany Claims and Causes of Action by and between any of the Debtors that may exist as of the Effective Date. This Plan shall be considered a settlement of the Intercompany Claims pursuant to Bankruptcy Rule 9019. (c) Voting: Class 8 is Unimpaired if the Allowed Intercompany Claims in Class 8 are Reinstated or Impaired if the Allowed Intercompany Claims in Class 8 are cancelled. Holders of Allowed Intercompany Claims in Class 8 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 9. Class 9 – Intercompany Equity Interests (a) Classification: Class 9 consists of all Intercompany Equity Interests. (b) Treatment: Each Allowed Intercompany Equity Interest shall be, at the option of the applicable Debtor or the Reorganized Debtor, either: (i) Reinstated; or (ii) set off, settled, discharged, contributed, cancelled, and released without any distribution on account of such Intercompany Equity Interests, or otherwise addressed at the option of the Reorganized Debtors. (c) Voting: Class 9 is Unimpaired if the Allowed Intercompany Equity Interests in Class 9 are Reinstated or Impaired if the Allowed Intercompany Equity Interests are cancelled. Holders of Allowed Equity Interests in Class 9 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan. 10. Class 10 – Equity Interests in Appgate (a) Classification: Class 10 consists of all Equity Interests in Appgate. (b) Treatment: On the Effective Date, all Equity Interests in Appgate shall be discharged, cancelled, released, and extinguished under this Plan, and each Holder of an existing Equity Interest in Appgate shall not receive or retain any distribution, property, or other value under this Plan on account of such existing Equity Interests in Appgate. (c) Voting: Class 10 is Impaired under this Plan. Holders of Class 10 Equity Interests in Appgate are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

22 C. Special Provision Governing Unimpaired Claims. Except as otherwise provided in this Plan, nothing under this Plan or the Plan Supplement shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims. D. Elimination of Vacant Classes. Any Class of Claims or Equity Interests that does not have a Holder of an Allowed Claim or Allowed Equity Interest or a Claim or Equity Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Equity Interests eligible to vote and no Holders of Claims or Equity Interests eligible to vote in such Class votes to accept or reject this Plan, the Holders of such Claims or Equity Interests in such Class shall be deemed to have accepted this Plan. F. Intercompany Equity Interests. To the extent Reinstated under this Plan, distributions on account of Intercompany Equity Interests are not being received by Holders of such Intercompany Equity Interests on account of their Intercompany Equity Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure, for the ultimate benefit of the Holders of the New Equity Interests in exchange for the Debtors’ and Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Equity Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Equity Interests immediately prior to the Effective Date. G. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code. Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by one or more of the Classes entitled to vote pursuant to Article III.B of this Plan. The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests. The Debtors reserve the right to modify this Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Equity Interests to render such Class of Claims or Equity Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. H. Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. I. Subordinated Claims and Equity Interests. The allowance, classification, and treatment of all Allowed Claims and Allowed Equity Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors, or the Reorganized

23 Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Equity Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto. ARTICLE IV. MEANS FOR IMPLEMENTATION OF THIS PLAN A. General Settlement of Claims and Equity Interests. To the greatest extent permissible under the Bankruptcy Code, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to this Plan. To the greatest extent permissible under the Bankruptcy Code, this Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Equity Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Equity Interests. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims and Allowed Equity Interests, as applicable, in any Class are intended to be, and shall be, final. B. Restructuring Transactions. On or before the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, shall consummate the Restructuring Transactions and are authorized in all respects to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan that are consistent with and pursuant to the terms and conditions of this Plan, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, formation, organization, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of this Plan, the Plan Supplement, and the RSA; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan, the Plan Supplement, and the RSA and having other terms to which the applicable Entities may agree; (3) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state Law, including any applicable Corporate Governance Documents; (4) the issuance and distribution of the Series A Units, Series A-1 Units, Series B Units, and Class C Units, as set forth in this Plan; (5) adoption of the Management Incentive Plan; (6) such other transactions that are required to effectuate the Restructuring Transactions, including any transactions set forth in the Restructuring Transactions Memorandum; and (7) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with this Plan. The Confirmation Order shall, and shall be deemed to, pursuant to both sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan. C. The Reorganized Debtors. On the Effective Date, the New Board shall be established in accordance with the terms of the New Limited Liability Company Agreement, and each Reorganized Debtor shall adopt its Corporate Governance Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under this Plan as necessary to consummate this Plan. Cash payments to be made pursuant to this Plan will be made by the Debtors or the Reorganized Debtors, as applicable. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors, as applicable, to satisfy their obligations under this Plan. Except as set forth herein or as otherwise provided for in the Restructuring Transactions Memorandum, any changes

24 in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of this Plan. From and after the Effective Date, the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court, to raise additional capital and obtain additional financing, subject to, the terms of the Corporate Governance Documents, as the boards of directors or boards of managers, as applicable, of the applicable Reorganized Debtors deem appropriate. D. Sources of Consideration for Plan Distributions. The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under this Plan with (1) Cash on hand as of the Effective Date, including the proceeds from the DIP Facility, and (2) the New Equity Interests. Each distribution and issuance referred to in this Article VI of this Plan shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with this Plan, including the New Equity Interests, will be exempt from SEC registration, as described more fully in Article IV.M hereof. 1. Use of Cash. The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand and proceeds of the DIP Facility to fund distributions to certain Holders of Allowed Claims, consistent with the terms of this Plan. 2. New Equity Interests. (a) New Equity Interests. The Reorganized Debtors set forth in the Restructuring Transactions Memorandum shall be authorized to issue a certain number of New Equity Interests pursuant to its Corporate Governance Documents. The issuance of the New Equity Interests shall be authorized without the need for any further corporate action. On the Effective Date, the New Equity Interests shall be issued and distributed as provided for in the Restructuring Transactions Memorandum pursuant to, and in accordance with, this Plan. All of the shares of New Equity Interests issued pursuant to this Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article VI hereof shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the Corporate Governance Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. Any Entity’s acceptance of New Equity Interests shall be deemed as its agreement to the Corporate Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. (b) Series A-1 Units and Class C-1 Units. An election may be made prior to the Effective Date by or on behalf of a DIP Lender or a 1L Convertible Noteholder to receive Series A-1 Units and Class C-1 Common Units in lieu of Series A Units and Class C Common Units, which Series A-1 Units and Class C-1 Common Units will provide the same economic benefit to such Holder as such Holder’s Pro Rata share of Series A Units and Class C Common Units distributable under this Plan. (c) Series A Units Issuance. Further, following the Effective Date, the Series A Holders shall, in their discretion, after consultation with the Debtors, provide, or commit to provide, incremental liquidity needed to fund cash shortfalls of the Reorganized Debtors following the Effective Date. Any incremental liquidity amount and accompanying documentation, including

25 any commitment to purchase additional Series A Units or Series A-1 Units, shall be (a) filed as part of the Plan Supplement, and (b) subject to the preemptive rights set forth in Section 3.04 of the New Limited Liability Company Agreement. E. Exemption from Registration Requirements. 1. The New Equity Interests. All New Equity Interests issued under this Plan will be exempt from, among other things, the registration and prospectus delivery requirements under the Securities Act or any similar federal, state, or local Laws in reliance upon section 1145 of the Bankruptcy Code to the maximum extent permitted and applicable and, to the extent that reliance on such section is either not permitted or not applicable, including with respect to an Entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code relating to the definition of underwriter in section 2(a)(11) of the Securities Act, the exemption set forth in section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and/or Regulation S under the Securities Act (or another applicable exemption from the registration requirements of the Securities Act). All New Equity Interests issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted Securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom. Securities issued in reliance upon section 1145 of the Bankruptcy Code (to the fullest extent permitted and available) (a) are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable Law requiring registration prior to the offering, issuance, distribution, or sale of Securities, to the maximum extent possible, (b) are not “restricted Securities” as defined in Rule 144(a)(3) under the Securities Act, and (c) are freely tradeable and transferable by any Holder thereof that, at the time of transfer, (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, (iii) has not acquired such Securities from an “affiliate” within one year of such transfer, and (iv) is not an Entity that is an “underwriter” (as defined in section 2(a)(11) of the Securities Act). The offering, issuance, distribution, and sale of any Securities in accordance with section 1145 of the Bankruptcy Code shall be made without registration under the Securities Act or any similar federal, state, or local Law in reliance on section 1145(a) of the Bankruptcy Code. The issuance of the New Equity Interests or any other Securities shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any Securities in contravention of any applicable Law in any jurisdiction. No action has been taken, nor will be taken, in any jurisdiction that would permit a public offering of any of the New Equity Interests (other than Securities issued pursuant to section 1145 of the Bankruptcy Code) in any jurisdiction where such action for that purpose is required. Persons who acquire the New Equity Interests pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder will hold “restricted Securities.” Such persons include the participants under the Management Incentive Plan who receive New Equity Interests of New Appgate Holdings. Resales of such restricted Securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable Law. Holders of restricted Securities would, however, be permitted to resell New Equity Interests without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A under the Securities Act (if available) or any other exemption from registration under the Securities Act, or if such Securities are registered with the Securities and Exchange Commission. F. Corporate Existence. Except as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under this Plan or otherwise,

26 in each case, consistent with this Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to this Plan and require no further action or approval (other than any requisite filings, approvals, or consents required under applicable state, provincial, or federal Law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. After the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. G. Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in this Plan, the Plan Supplement, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor shall be treated as being liable on any Claim that is discharged pursuant to this Plan. H. Cancellation of Existing Agreements and Equity Interests. On the Effective Date, except to the extent otherwise provided in this Plan or other Definitive Documents, as applicable, all notes, instruments, certificates, and other documents evidencing Claims (other than those Reinstated Claims) or Equity Interests in Appgate, including credit agreements and note purchase agreements shall, be cancelled, and all present and future obligations and liabilities, actions, suits, accounts or demands, covenants, and indemnities (both actual and contingent), under or in connection with the 1L Convertible NIA, 2L Convertible NIA, and the 3L RCF Credit Agreement of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder, or in any way related thereto, shall be deemed satisfied in full, cancelled, discharged, and of no force or effect, and the Agents/Trustees shall be released from all duties and obligations thereunder. I. Corporate Action. Upon the Effective Date, all actions contemplated under this Plan shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of the Compensation and Benefits Programs; (2) selection of the directors, officers, or managers for the Reorganized Debtors in accordance with the New Limited Liability Company Agreement; (3) the issuance and distribution of the New Equity Interests; (4) implementation of the Restructuring Transactions; (5) all other actions contemplated under this Plan (whether to occur before, on, or after the Effective Date); (6) adoption of the Corporate Governance Documents; (7) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (8) adoption of the Management Incentive Plan by the New Board; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by this Plan (whether to occur before, on, or after the Effective Date). All matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or, as applicable, prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under this Plan (or necessary or desirable to effect the transactions contemplated under this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Equity Interests, the Corporate Governance Documents, any other Definitive Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.I shall be effective notwithstanding any requirements under non-bankruptcy Law.

27 J. Corporate Governance Documents. On or immediately prior to the Effective Date, the Corporate Governance Documents shall be adopted or amended in a manner consistent with the terms and conditions set forth in the New Limited Liability Company Agreement, as applicable, and as may be necessary to effectuate the transactions contemplated by this Plan. To the extent required under this Plan or applicable non-bankruptcy, each of the Reorganized Debtors will file its Corporate Governance Documents with the Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate Laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The Corporate Governance Documents will prohibit the issuance of non-voting Equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, each Reorganized Debtor may amend and restate its constituent and governing documents as permitted by the Laws of its jurisdiction of formation and the terms of such documents. On the Effective Date, New Appgate Holdings shall enter into and deliver the New Limited Liability Company Agreement to each Holder of New Equity Interests, which shall become effective and binding in accordance with their terms and conditions upon the parties thereto without further notice to or order of the Bankruptcy Court, act or action under applicable Law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Holders of New Equity Interests shall be deemed to have executed the New Limited Liability Company Agreement and be parties thereto, without the need to deliver signature pages thereto. K. New Limited Liability Company Agreement. From and after the Effective Date, all Holders of New Equity Interests shall be subject to the terms and conditions of the New Limited Liability Company Agreement. L. Directors and Officers of the Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors or other Governing Body of Appgate shall expire, and the members for the initial term of the New Board shall be appointed in accordance with the Corporate Governance Documents. The New Board shall consist of [five managers] as designated in accordance with the Restructuring Term Sheet and New Limited Liability Company Agreement, as applicable. The initial members of the New Board will be identified in the Plan Supplement, to the extent known at the time of filing. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the Corporate Governance Documents and other constituent documents of the Reorganized Debtors. M. Certain Securities Law Matters. Pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Equity Interests as contemplated herein shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. The shares of New Equity Interests to be issued under this Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, compliance with any applicable state or foreign Securities Laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any restrictions on the transferability of such New Equity Interests in the Corporate Governance Documents. The shares of New Equity Interests that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered “restricted Securities,” will bear customary

28 legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act. N. Section 1146 Exemption. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under this Plan or pursuant to (1) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, (2) the Restructuring Transactions, (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (4) the making, assignment, or recording of any lease or sublease, or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. O. Private Company. The Reorganized Debtors shall not have any class of Securities listed on a national securities exchange and shall make commercially reasonable efforts to take the steps necessary to be a private company without Exchange Act reporting obligations upon emergence or as soon as practicable thereafter in accordance with and to the extent permitted by the Exchange Act. P. Director and Officer Liability Insurance. Notwithstanding anything in this Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in this Plan, Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed. Q. Management Incentive Plan. As soon as reasonably practicable following the Effective Date, the New Board shall adopt the Management Incentive Plan, to be designed and adopted by the New Board following the Effective Date, to be used to incentivize and compensate employees, directors, consultants, and other service providers, which will include (1) the ability to grant incentive equity awards representing up to 15 percent of the Class C Units (all of which shall be Class C Profits Interests) on a fully diluted basis and (2) other terms and conditions customary for similar equity plans as determined by the New Board in its sole discretion (including, with respect to participants, allocation of awards and vesting); provided that any Management Incentive Plan shall provide that distributions to Class C Profits Interests Holders in respect of any authorized but unissued, unvested, or forfeited Class C Profits Interests shall be distributed in accordance with the distribution allocations provided in the New Limited Liability Company Agreement.

29 R. Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of this Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in this Plan, including in Article VIII hereof, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available retained Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all retained Causes of Action against any Entity, except as otherwise expressly provided in this Plan. The Reorganized Debtors may settle any such retained Cause of Action without further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute between the Reorganized Debtors and the Entity against whom the Reorganized Debtors are asserting the retained Cause of Action regarding the inclusion of any Cause of Action in the Schedule of retained Causes of Action that remain unresolved for 30 days, such objection shall be resolved by the Bankruptcy Court. Unless any retained Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all retained Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to this Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any retained Causes of Action that a Debtor may hold against any Entity shall vest in the corresponding Reorganized Debtor, except as otherwise expressly provided in this Plan. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such retained Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such retained Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption of Executory Contracts and Unexpired Leases. Each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease previously expired or terminated pursuant to its own terms. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments. Except as otherwise specifically set forth herein, assumptions of Executory Contracts and Unexpired Leases pursuant to this Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases

30 pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline. B. Indemnification Obligations. Subject to the treatment of Section 510(b) Claims under this Plan, and to the fullest extent permitted under applicable Law (including being subject to the limitations of the Delaware General Corporation Law, including the limitations contained therein on a corporation’s ability to indemnify officers and directors), all indemnification provisions in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties, as applicable, shall be Reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties than the indemnification provisions in place prior to the Effective Date; provided that nothing herein shall expand any of the Debtors’ indemnification obligations in place as of the Petition Date or constitute a finding or conclusion that any party that may seek indemnification is entitled to indemnification under the terms of such indemnification provisions or is intended to effectuate the survival of any indemnification obligations for any party other than the current and former members of any Governing Body, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Company Parties. For the avoidance of doubt, following the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”), and all members, managers, directors, and officers of the Company Parties who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions after the Effective Date. C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases. The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure costs that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy

31 Court on or before 30 days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Debtor or Reorganized Debtor, without the need for any objection by the Debtors or Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure costs shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the applicable Cure costs; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure costs despite the failure of the relevant counterparty to File such request for payment of such Cure costs. The Reorganized Debtors also may settle any Cure costs without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under this Plan must be Filed with the Bankruptcy Court on or before this Plan Objection Deadline. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Combined Hearing or such other setting as requested by the Debtors for which such objection is timely Filed. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption. If there is any dispute regarding any Cure costs, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of any Cure costs shall occur as soon as reasonably practicable after (1) entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment) or (2) as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors and the Reorganized Debtors, as applicable, reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any such unresolved dispute. If the Bankruptcy Court determines that the Allowed Cure cost with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the Schedule of Proposed Cure Amounts, the Debtors shall have the right to reject such Executory Contract or Unexpired Lease, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date subject to the applicable counterparty’s right to object to such rejection. Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise and payment of any applicable Cure pursuant to this Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article V.C, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court. To the extent applicable, rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases. In particular, notwithstanding any applicable non-bankruptcy Law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations with respect to goods previously purchased by the Debtors pursuant to rejected Executory Contracts or Unexpired Leases (if any). D. Insurance Policies. Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under this Plan. Unless otherwise provided in this Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, including all D&O Liability Insurance Policies, and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

32 E. Reservation of Rights. Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under this Plan. F. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code. G. Employee Compensation and Benefits. 1. Compensation and Benefits Programs. Except as otherwise set forth herein, on the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall assume all Employment Agreements, including the Employment Agreements with the Executive Officers, which shall thereafter be assigned to New Appgate Holdings. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. Subject to the provisions of this Plan, all Compensation and Benefits Programs shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except for: (a) all employee equity or equity-based incentive plans, and any provisions set forth in the Compensation and Benefits Programs that provide for rights to acquire Equity Interests in any of the Debtors, which shall not constitute or be deemed to constitute Executory Contracts and shall be deemed terminated on the Effective Date; (b) Compensation and Benefits Programs that have been rejected pursuant to an order of a Bankruptcy Court; and (c) Compensation and Benefits Programs that, as of the entry of the Confirmation Order, have been specifically waived by the beneficiaries of any employee benefit plan or contract. A counterparty to a Compensation and Benefits Program assumed pursuant to this Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s)); provided, however, that any assumption of Compensation and Benefits Programs pursuant to this Plan or any of the Restructuring Transactions shall not trigger or be deemed to trigger any change of control, immediate vesting, termination, or similar provisions therein. 2. Workers’ Compensation Programs. As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation Laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy Law.

33 H. Contracts and Leases Entered Into After the Petition Date. Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Timing and Calculation of Amounts to Be Distributed. Unless otherwise provided in this Plan, on the Effective Date (or, if a Claim or Equity Interest is not an Allowed Claim or Allowed Equity Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Allowed Equity Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Equity Interest, as applicable, shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Equity Interests, as applicable, in the applicable Class. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of any such Disputed Claims or Disputed Equity Interests shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in this Plan, Holders of Claims or Equity Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. B. Disbursing Agent. All distributions under this Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other Security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. C. Rights and Powers of Disbursing Agent. 1. Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent (including the Agents/Trustees) on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement Claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

34 D. Delivery of Distributions and Undeliverable or Unclaimed Distributions. 1. Record Date for Distribution. On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. If a Claim, other than one based on a Security that is traded on a recognized Securities exchange, is transferred twenty or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor. 2. Delivery of Distributions in General. Except as otherwise provided herein, the Disbursing Agent shall make distributions to Holders of Allowed Claims and Allowed Equity Interests, as applicable, as of the Distribution Record Date, or, if applicable, to such Holder’s designee, as appropriate: (a) at the address for each such Holder as indicated on the Debtors’ records as of the Distribution Record Date (or of a designee designated by the 1L Convertible Noteholders); (b) to the signatory set forth on any Proof of Claim or Proof of Equity Interest Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Equity Interest is Filed or if the Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Disbursing Agent, as appropriate, after the date of any related Proof of Claim or Proof of Equity Interest; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors. 3. Minimum Distributions. No fractional shares of New Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim or Allowed Equity Interest, as applicable, would otherwise result in the issuance of a number of shares of New Equity Interests that is not a whole number, the actual distribution of shares of New Equity Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Equity Interests to be distributed under this Plan shall be adjusted as necessary to account for the foregoing rounding. 4. Undeliverable Distributions and Unclaimed Property. In the event that any distribution to any Holder of an Allowed Claim is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time such distribution shall be made to such Holder on the next Distribution Date without interest. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to this Article VI.D.4, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Any distribution under this Plan that is an Unclaimed Distribution or remains undeliverable for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution or undeliverable distribution shall revest in the applicable Reorganized Debtor automatically (and without need for a further order by the Bankruptcy Court, notwithstanding any applicable federal, provincial, or estate escheat, abandoned, or unclaimed property Laws to the contrary) and, to the extent such Unclaimed Distribution is comprised of New Equity Interests, such New Equity Interests shall be cancelled. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be cancelled, released, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed

35 property Laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. The Disbursing Agent shall adjust the distributions of New Equity Interests to reflect any such cancellation. E. Surrender and Cancelled Instruments or Securities. On the Effective Date, or as soon as reasonably practicable thereafter, each Holder (and the applicable Agents for such Holder, including the Agents/Trustees) of a certificate or instrument evidencing a Claim or an Equity Interest that has been cancelled in accordance with Article IV.H hereof, shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and any non-Debtor Affiliates, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties (other than the non-Debtor Affiliates) in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which all continue in effect for the purposes of allowing Holders to receive distributions under this Plan, charging Liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in this Plan, the foregoing shall not apply to certificates or instruments evidencing Claims that are Unimpaired under this Plan. F. Manner of Payment. Except as otherwise provided in this Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated in this Plan or the Plan Supplement, all distributions of the New Equity Interests to the Holders of the applicable Allowed Claims or Allowed Equity Interests, in each case if any, under this Plan shall be made by the Disbursing Agent on behalf of the Debtors or Reorganized Debtors, as applicable. All distributions of Cash to the Holders of the applicable Allowed Claims or Allowed Equity Interests, in each case if any, under this Plan shall be made by the Disbursing Agent on behalf of the applicable Debtor or Reorganized Debtor. At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements. G. Compliance with Tax Requirements. In connection with this Plan, to the extent applicable, any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances. H. Allocations. Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest. I. No Postpetition Equity Interest on Claims. Unless otherwise specifically provided for in the DIP Orders, this Plan, or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest

36 accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim. J. Foreign Currency Exchange Rate. Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than United States dollars shall be automatically deemed converted to the equivalent United States dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal (National Edition), on the Petition Date. K. Setoffs and Recoupment. Except as expressly provided in this Plan or Plan Supplement, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all Claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all Claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Equity Interests in, the Debtors be entitled to recoup any such Claim or Equity Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.F hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment. L. Claims Paid or Payable by Third Parties. 1. Claims Paid by Third Parties. The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 5 Business Days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 5 Business Day grace period specified above until the amount is fully repaid. 2. Claims Payable by Third Parties. No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy or is found liable for satisfying in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

37 3. Applicability of Insurance Policies. Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article III of this Plan), nothing contained in this Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers, under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Disputed Claims Process. Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under this Plan and as otherwise required by this Plan, Holders of Claims need not File Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to this Plan) the Allowed amount of such Claims shall be subject to, the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim Filed in these Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, regardless of the time of filing, and including Proofs of Claim Filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in this Plan to the contrary, disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code and Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court. For the avoidance of doubt, there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim, as applicable, under this Plan, except to the extent a Claim arises on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.C. Notwithstanding the foregoing, Entities must File Cure objections as set forth in Article V.C of this Plan to the extent such Entity disputes the amount of the Cure paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. B. Allowance of Claims. After the Effective Date and subject to the terms of this Plan, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Equity Interest immediately prior to the Effective Date. The Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy Law. C. Claims Administration Responsibilities. Except as otherwise specifically provided in this Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Equity Interests; (2) to settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Equity Interest, including the Causes of Action retained pursuant to this Plan.

38 Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable non-bankruptcy Law. If the Debtors or Reorganized Debtors, as applicable, dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all Claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced. D. Estimation of Claims and Interests Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Equity Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Equity Interest, including during the litigation of any objection to any Claim or Equity Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in this Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Equity Interest, that estimated amount shall constitute a maximum limitation on such Claim or Equity Interest for all purposes under this Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Equity Interest. E. Adjustment to Claims or Equity Interests without Objection. Any duplicate Claim or Equity Interest or any Claim or Equity Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged (including Pursuant to the Plan) on the Claims Register by the Reorganized Debtors or the Solicitation Agent without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Equity Interest and without any further notice to or action, order, or approval of the Bankruptcy Court. F. Disallowance of Claims or Equity Interests. All Claims and Equity Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. G. No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, if any portion of a Claim or Equity Interest is a Disputed Claim or Disputed Equity Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest; provided that if only the Allowed amount of an otherwise valid Claim or Equity Interest is Disputed, such Claim or Equity Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount pending resolution of the dispute. H. Distributions After Allowance. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Allowed Equity

39 Interest in accordance with the provisions of this Plan. On or as soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Equity Interest the distribution (if any) to which such Holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim or Equity Interest. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Discharge of Claims and Termination of Equity Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Definitive Documents, this Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to this Plan or the Plan Supplement, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Equity Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Equity Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims or Equity Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Equity Interest based upon such debt, right, or Equity Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Equity Interest has accepted this Plan. Any default by the Debtors or their non-Debtor Affiliates with respect to any Claim or Equity Interest existing immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims (other than any Reinstated Claims) and Equity Interests (other than any Intercompany Equity Interests that are Reinstated) subject to the occurrence of the Effective Date. B. Release of Liens. Except as otherwise provided in this Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim or any related Claim that may be asserted against a non-Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates or any non-Debtor Affiliate shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder (and the applicable Agents of such Holder, including the Agents/Trustees) of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim or Claim against a non-Debtor Affiliate (and the applicable agents for such Holder, including the Agents/Trustees) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor or non- Debtor Affiliate (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

40 To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors or the Reorganized Debtors, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. C. [Releases by the Debtors. Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by and on behalf of the Debtors, their Estates, and if applicable, the Reorganized Debtors, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action whatsoever (including any Avoidance Actions and any derivative Claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates), whether liquidated or unliquidated, fixed, or contingent, matured, or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or herein-after arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that such Holders or their Estates, Affiliates, heirs, executory, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents, and any other Persons claiming under or through them would have would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Equity Interest in, the Debtors, the Reorganized Debtors, and their Estates, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors, the Reorganized Debtors, and their Estates, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, any related adversary proceedings, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Definitive Documents, the Series A Units, Series A-1 Units, the Series B Units, the Class C Units, the DIP Facility, or the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause the Effective Date; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims or Causes of Action released by the Debtor Release; (iii) in the best interests of the Debtors, the Estates, and all Holders of Claims and Equity Interests; (iv) fair, equitable, and reasonable; (v) given and made after reasonable investigation by the Debtors and after notice and opportunity for hearing; and (vi) a bar to any of the Debtors, the Reorganized Debtors, or the Estates asserting any Claim or Cause of Action released by the Debtor Release against any of the Released Parties.

41 D. Releases by the Releasing Parties. Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Causes of Action whatsoever (including any derivative Claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates), whether liquidated or unliquidated, fixed, or contingent, matured, or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or herein after arising, whether in Law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise, that such Holders or their Estates, Affiliates, heirs, executory, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents, and any other Persons claiming in under or through them would have would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Equity Interest in, the Debtors, the Reorganized Debtors, and their Estates, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any Security of the Debtors, the Reorganized Debtors, and their Estates, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, any related adversary proceedings, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Definitive Documents, the Series A Units, Series A-1 Units, the Series B Units, the Class C Units, the DIP Facility, or the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before, in respect of the foregoing clause the Effective Date; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (i) consensual; (ii) essential to the Confirmation; (iii) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the restructuring and implementing this Plan; (iv) a good faith settlement and compromise of the Claims or Causes of Action released by the Third-Party Release; (v) in the best interests of the Debtors and their Estates; (vi) fair, equitable, and reasonable; (vii) given and made after due notice and opportunity for hearing; and (viii) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.]3 3 The release and injunction provisions in the Plan remain subject to ongoing review by the Debtors’ special committee of disinterested directors.

42 E. Exculpation. To the fullest extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party will be released and exculpated from, any Claim or Cause of Action arising prior to the Effective Date in connection with or arising out of the administration of the Chapter 11 Cases, the negotiation and pursuit of the RSA, the Restructuring Transactions, the DIP Facility, the Series A Units, the Series A-1 Units, the Series B Units, the Class C Units, the Definitive Documents, the solicitation of votes for, or Confirmation of, this Plan, the funding of this Plan, the occurrence of the Effective Date, the administration of this Plan or the property to be distributed under this Plan, the issuance of Securities under or in connection with this Plan, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the post-Effective Date Debtors, if applicable, in connection with this Plan and the Restructuring Transactions, or the transactions in furtherance of any of the foregoing, other than Claims or Causes of Action in each case arising out of or related to any act or omission of an Exculpated Party that is a criminal act or constitutes actual fraud, willful misconduct, or gross negligence as determined by a Final Order, but in all respects such Persons will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan. The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of Securities pursuant to this Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan, including the issuance of Securities thereunder. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable Law or rules protecting such Exculpated Parties from liability; provided, however, that notwithstanding anything herein to the contrary, nothing in this Plan shall affect, limit, or release in any way any performance obligations of any party or Entity under this Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan. The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable Laws with regard to the solicitation of votes and distribution of consideration pursuant to this Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable Law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan. F. Injunction. Except as otherwise expressly provided in this Plan or the Confirmation Order or for obligations or distributions issued or required to be paid pursuant to this Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Equity Interests, Causes of Action, or liabilities that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action, suit, or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities; (3) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities or the Estates on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Equity Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Equity Interests, Causes of Action, or liabilities released or settled pursuant to this Plan.

43 Upon entry of the Confirmation Order, all Holders of Claims and Equity Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of this Plan. Each Holder of an Allowed Claim or Allowed Equity Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Equity Interest, as applicable, pursuant to this Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.F hereof. G. Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases. H. Document Retention. On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors. I. Reimbursement or Contribution. If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. ARTICLE IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN A. Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof: 1. the RSA shall not have been terminated as to all parties thereto and shall be in full force and effect; 2. the Bankruptcy Court shall have entered the DIP Orders and the Final DIP Order shall be in full force and effect; 3. the Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall have become a Final Order; 4. the Definitive Documents shall (i) be consistent with the RSA and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights as set forth in the RSA, (ii) have been executed or deemed executed and delivered by each party thereto, and any conditions precedent

44 related thereto shall have been satisfied or waived by the applicable party or parties, and (iii) shall have been adopted on terms consistent with the RSA and the Restructuring Term Sheet; 5. the New Equity Interests shall have been issued; 6. all Restructuring Expenses, to the extent timely invoiced, shall have been paid in full; and 7. the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate this Plan and each of the other transactions contemplated by this Plan. B. Waiver of Conditions. The conditions to the Effective Date set forth in this Article IX may be waived only if waived in writing (email shall suffice) by each of the Debtors, the DIP Lenders, the 1L Convertible Noteholders, the 2L Convertible Noteholders, and, to the extent adversely affecting their consent or other rights under the RSA, the 3L RCF Lender and the Consenting Equityholders, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate this Plan. C. Effect of Failure of Conditions. If Consummation does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release by the Debtors or any Holder of Claims or Equity Interests of any Claim or Equity Interest; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Equity Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Equity Interests, or any other Entity, respectively; provided that all provisions of the RSA that survive termination thereof shall remain in effect in accordance with the terms thereof. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments. Except as otherwise specifically provided in this Plan, the Debtors reserve the right to modify this Plan, with the consent of the DIP Lenders, the 1L Convertible Noteholders, the 2L Convertible Noteholders, and, to the extent required by the RSA, the 3L RCF Lender and the Consenting Equityholders, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in this Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, or, with the consent of the DIP Lenders, the 1L Convertible Noteholders, the 2L Convertible Noteholders, and, to the extent required by the RSA, the 3L RCF Lender and Consenting Equityholders, to alter, amend, or modify this Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of this Plan. B. Effect of Confirmation on Modifications. Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

45 C. Revocation or Withdrawal of Plan. The Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain of any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims or Equity Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan; 3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired; 4. ensure that distributions to Holders of Allowed Claims and Holders of Allowed Equity Interests are accomplished (as applicable) pursuant to the provisions of this Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 7. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with this Plan, the Confirmation Order, or the Disclosure Statement; 8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

46 9. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan; 10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of this Plan; 11. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, discharges, exculpations, and other provisions contained in this Plan, including under Article VIII hereof, whether arising prior to or after the Effective Date, and enter such orders as may be necessary or appropriate to implement such releases, injunctions, exculpations, and other provisions; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Equity Interest for amounts not timely repaid pursuant to Article VI.L hereof; 13. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 14. determine any other matters that may arise in connection with or relate to this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, the Plan Supplement, or the Disclosure Statement; 15. enter an order concluding or closing the Chapter 11 Cases; 16. adjudicate any and all disputes arising from or relating to distributions under this Plan or any transactions contemplated herein; 17. consider any modifications of this Plan, to Cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 18. determine requests for the payment of Claims and Equity Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 19. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan; 20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 21. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date; 22. enforce all orders previously entered by the Bankruptcy Court; and 23. hear any other matter not inconsistent with the Bankruptcy Code.

47 ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect. Subject to Article IX.A hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, Reorganized Debtors, and any and all Holders of Claims or Equity Interests (irrespective of whether such Holders of Claims or Equity Interests are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims or Equity Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim or Equity Interest has voted on this Plan. B. Additional Documents. On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of this Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan. C. Payment of Statutory Fees. All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. D. Reservation of Rights. Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date. E. Successors and Assigns. The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. F. Notices. All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or

48 made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows: 1. if to the Debtors, to: Appgate, Inc. Jeremy M. Dale, General Counsel E-mail address: [omitted] with copies to: Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attention: Christopher Marcus, P.C., Derek I. Hunter, Maddison Levine, and Brian Nakhaimousa E-mail address: cmarcus@kirkland.com derek.hunter@kirkland.com maddison.levine@kirkland.com brian.nakhaimousa@kirkland.com 2. if to a Consenting 1L Convertible Noteholder, to: Willkie Farr & Gallagher LLP 300 North LaSalle Drive Chicago, Illinois 60654-3406 Attention: Melainie Mansfield E-mail address: mmansfield@willkie.com - and – Willkie Farr & Gallagher LLP 600 Travis Street, Suite 2100 Houston, Texas 77002 Attention: Jennifer Hardy E-mail address: jhardy2@willkie.com - and – Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 Attention: Eric Halperin E-mail address: ehalperin@willkie.com 3. if to a Consenting 2L Convertible Noteholder, to: Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Suite 4400 Miami, Florida 33131 Attention: Jaret L. Davis E-mail Address: davisj@gtlaw.com

49 4. if to a Consenting 3L RCF Lender or to a Consenting Equityholder, to: Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Eyal Orgad, Andrew Sorkin E-mail address: eyal.orgad@lw.com, andrew.sorkin@lw.com After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests. G. Term of Injunctions or Stays. Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect from and after the Effective Date in accordance with their terms. H. Entire Agreement. Except as otherwise indicated, this Plan (including, for the avoidance of doubt, the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan. I. Exhibits. All exhibits and documents included in the Plan Supplement are an integral part of the Plan and are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://www.donlinrecano.com/appgate or the Bankruptcy Court’s website at https://www.deb.uscourts.gov/. To the extent any exhibit or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the Plan Supplement exhibit or document shall control. J. Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, any such alteration or interpretation shall be acceptable to the Debtors. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, Impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the Debtors’ or the Reorganized Debtors’ consent, as applicable; and (3) nonseverable and mutually dependent.

50 K. Votes Solicited in Good Faith. Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under this Plan and any previous plan, and, therefore, no such parties nor individuals or the Reorganized Debtors will have any liability for the violation of any applicable Law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan and any previous plan. L. Closing of Chapter 11 Cases. On and after the Effective Date, the Debtors or the Reorganized Debtors shall be permitted to classify all of the Chapter 11 Cases of the Debtors except for the Chapter 11 Case of Appgate, or any other Debtor identified in the Restructuring Transactions Memorandum as having its Chapter 11 Case remain open following the Effective Date, as closed, and all contested matters relating to any of the Debtors, including objections to Claims and any adversary proceedings, shall be administered and heard in the Chapter 11 Case of Debtor Appgate, or any other Debtor identified in the Restructuring Transactions Memorandum as having its Chapter 11 Case remain open following the Effective Date, irrespective of whether such Claim(s) were Filed or such adversary proceeding was commenced against a Debtor whose Chapter 11 Case was closed. Such Reorganized Debtor shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 or by Local Rule 3002-1, including the motion required by Local Rule 3002-1, and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. M. Waiver or Estoppel. Each Holder of a Claim or an Equity Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date. N. Creditor Default. An act or omission by a Holder of a Claim or Equity Interest in contravention of the provisions of this Plan shall be deemed an event of default under this Plan. Upon an event of default, the Reorganized Debtors may seek to hold the defaulting party in contempt of the Confirmation Order and shall be entitled to reasonable attorneys’ fees and costs of the Reorganized Debtors in remedying such default. Upon the finding of such a default by a Holder of a Claim or Equity Interest, the Bankruptcy Court may: (1) designate a party to appear, sign, and/or accept the documents required under this Plan on behalf of the defaulting party, in accordance with Bankruptcy Rule 7070; (2) enforce this Plan by order of specific performance; (3) award a judgment against such defaulting Holder of a Claim or Equity Interest in favor of the Reorganized Debtors in an amount, including interest, if applicable, to compensate the Reorganized Debtors for the damages caused by such default; and (4) make such other order as may be equitable that does not materially alter the terms of this Plan. [Remainder of page intentionally left blank.]

51 Dated: [●], 2024 APPGATE, INC. on behalf of itself and all other Debtors By: /s/ DRAFT___________________________ Name: Rene A. Rodriguez Title: Chief Financial Officer

1 EXHIBIT F Form of Transfer Agreement The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of [●], 2024 (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”),1 by and among Appgate, Inc. and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders, including the transferor to the Transferee of any Company Claims/Equity Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a [“Consenting Lender”] [“Consenting Equityholder”] under the terms of the Agreement. The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein. Date Executed: ______________________________________ Name: [●] Title: [●] Address: [●] E-mail address(es): [●] Aggregate Amounts Beneficially Owned or Managed on Account of: 1L Convertible Notes 2L Convertible Notes 3L RCF Loans Equity Interests 1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

1 EXHIBIT G Form of Joinder Agreement The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as [●], 2024, by and among Appgate, Inc. and its affiliates and subsidiaries bound thereto and the Consenting Stakeholders (as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”),1 and agrees to be bound by the terms and conditions thereof to the extent that the other Parties are thereby bound, and shall be deemed a [“Consenting Lender”] [“Consenting Equityholder”] under the terms of the Agreement. The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date this Joinder Agreement is executed and any further date specified in the Agreement. Date Executed: ______________________________________ Name: [●] Title: [●] Address: [●] E-mail address(es): [●] Aggregate Amounts Beneficially Owned or Managed on Account of: 1L Convertible Notes 2L Convertible Notes 3L RCF Loans Equity Interests 1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.